Execution Version

SHARE EXCHANGE AGREEMENT BY AND AMONG

JAMES MARITIME HOLDINGS, INC. AS PURCHASER

UNITED SECURITY SPECIALISTS, INC. AND

THE SHAREHOLDERS OF UNITED SECURITY SPECIALISTS, INC. AS SELLERS

June 10, 2022

TABLE OF CONTENTS

(continued)

TABLE OF CONTENTS

(continued)

Exhibit A	Form of Kyle Madej Employment Agreement
Exhibit B	Form of Monica Madej Employment Agreement

Company Disclosure Letter and Attached Schedules

SHARE EXCHANGE AGREEMENT

THIS SHARE EXCHANGE AGREEMENT (this “Agreement”), dated as of June 10, 2022, is made by and among James Maritime Holdings, Inc., a Nevada corporation (the “Purchaser”), United Security Specialists, Inc., a California corporation (the “Company”), and the persons executing this Agreement who own, in the aggregate, 100% of the outstanding capital stock of the Company (each a “Shareholder” and collectively, the “Shareholders”). The Shareholders, the Company and Purchaser are each referred to herein as a “Party” and collectively, as the “Parties.”

RECITALS:

WHEREAS, all of the Company’s outstanding capital stock is comprised of an aggregate of 100 shares of common stock, no par value per share (the “Company Stock”), which Company Stock is owned by the Shareholders whose names are set forth on the signature page to this Agreement in the amounts set forth therein;

WHEREAS, the Shareholders executing this Agreement have agreed to transfer all of their shares of Company Stock to Purchaser in exchange for shares of Purchaser’s common stock,

$0.001 par value per share (the “Purchaser Stock”), with each Shareholder executing this Agreement receiving that number of shares of Purchaser Stock as set forth on the signature page hereto;

WHEREAS, an aggregate of 1,000,000 shares (“Shares”) of Purchaser Stock will be exchanged with such Shareholders, and all Shares of Purchaser Stock issued by Purchaser at the Closing (as defined below) will be subject to adjustment as set forth in Section 1.03;

WHEREAS, the exchange of Company Stock for Purchaser Stock is intended to constitute a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the “Code”); and

WHEREAS, the board of directors of Purchaser and the board of directors of the Company have determined that it is desirable to effect this plan of reorganization and share exchange.

NOW THEREFORE, in consideration of the mutual promises, covenants, and representations contained herein, the parties hereto agree as follows:

ARTICLE I

EXCHANGE OF SHARES; EARNOUT; SHARE ADJUSTMENT

Section 1.01 Exchange by Shareholders. At the Closing, each Shareholder shall sell, transfer, convey, assign and deliver to Purchaser such Shareholder’s portion of the Company’s outstanding Company Stock free and clear of all Encumbrances in exchange for such Shareholder’s portion of the shares of Purchaser Stock as set forth on the signature page hereto.

Section 1.02 Closing. Subject to the terms and conditions of this Agreement, the closing of the transactions (the “Transactions”) contemplated by this Agreement (the “Closing”) shall take place remotely via an exchange of documents and signatures on the fifth (5th) Business Day following the satisfaction or waiver of each of the conditions set forth in Article VI (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions at the Closing) unless another place, time and/or date as are agreed to in writing by the Parties (the day on which the Closing takes place, the “Closing Date”). The Closing shall be deemed to have occurred and to be effective as of 12:01 a.m. Pacific Time on the Closing Date.

Section 1.03 Earnout. In addition to the issuance of the Shares at Closing, Purchaser  shall issue to the Shareholders, as additional consideration for the Transactions contemplated by this Agreement, additional shares of Purchaser Stock (collectively, the “Earnout Shares”) following the Closing as follows:

(a)in the event the Company’s net revenues and earnings before interest, taxes and amortization (“EBITA”), calculated as a dollar amount and as a percentage of the Company’s net revenues (the “EBITA Percentage”), equals or exceeds $20,000,000 and 15%, respectively, during any consecutive twelve (12) month period commencing on the Closing Date and ending on December 31, 2025 (the “Measurement Period”), Purchaser shall issue or cause to be issued to the Shareholders an aggregate of 500,000 shares of Purchaser Stock;

(b)in the event the Company’s net revenues and EBITA Percentage equals or exceeds $30,000,000 and 15%, respectively, during the Measurement Period, Purchaser shall issue or cause to be issued to the Shareholders an aggregate of 500,000 shares of Purchaser Stock;

(c)in the event the Company’s net revenues and EBITA Percentage equals or exceeds $40,000,000 and 15%, respectively, during the Measurement Period, Purchaser shall issue or cause to be issued to the Shareholders an aggregate of 500,000 shares of Purchaser Stock; and

(d)in the event the Company’s net revenues and EBITA Percentage equals or exceeds $50,000,000 and 15%, respectively, during the Measurement Period, Purchaser shall issue or cause to be issued to the Shareholders an aggregate of 500,000 shares of Purchaser Stock.

For the avoidance of doubt, in the event the Company meets all criteria set forth in Sections 1.03(a), (b), (c) and (d) during the Measurement Period, the Shareholders shall receive an aggregate of 2,000,000 Earnout Shares.

Any issuances of Earnout Shares shall be (A) made within thirty (30) days after the achievement of each such earnout milestone, and (B) equitably adjusted for stock splits, reverse stock splits, stock dividends, reorganizations, recapitalizations, reclassifications, combination, exchange of shares or other like change or transaction with respect to Purchaser Stock occurring after the Closing. Each Shareholder shall receive that portion of the Earnout Shares equal to the portion of the Shares received by such Shareholder calculated as of the Closing Date.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS

Each Shareholder, severally and not jointly, hereby represents and warrants to Purchaser as follows:

Section 2.01 Good Title. The Shareholder is the record and beneficial owner, and has good title to his or her portion of the Company Stock, with the right and authority to sell and deliver such Company Stock to Purchaser. Upon delivery of any certificate or certificates duly assigned, representing the same as herein contemplated and/or upon registering of Purchaser as the new owner of the Company Stock in the share register of the Company, Purchaser will receive good title to his or her Company Stock, free and clear of all Encumbrances.

Section 2.02 Power and Authority. The Shareholder has the legal power and authority to execute and deliver this Agreement and to perform his or her obligations hereunder. The execution, delivery and performance of this Agreement by the Shareholder and the consummation by the Shareholder of the Transactions have been duly and validly authorized and no further consent or authorization of the Shareholder is required. This Agreement has been duly executed and delivered by the Shareholder. This Agreement constitutes a valid and binding obligation of the Shareholder enforceable against the Shareholder in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, moratorium, liquidation, conservatorship, receivership or similar Laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by equitable principles or remedies of general application.

Section 2.03 No Conflicts. The execution and delivery of this Agreement by the Shareholder and the performance by the Shareholder of his or her obligations hereunder in accordance with the terms hereof: (i) will not require the consent of any third party or any Governmental Authority under any Laws; (ii) will not violate any Laws applicable to such Shareholder and (iii) will not violate or breach any contractual obligation to which such Shareholder is a party.

Section 2.04 No Finder’s Fee. The Shareholder has not created any obligation for any finder’s, investment banker’s or broker’s fee in connection with the Transactions.

Section 2.05 Investment Intent. The Shareholder is aware of Purchaser’s business affairs and financial condition and has acquired sufficient information about Purchaser to reach an informed and knowledgeable decision to acquire the Purchaser Stock in connection with the Transactions. The Shareholder is acquiring the Purchaser Stock for investment for the Shareholder’s own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).

Section 2.06 Investment Experience and Opportunity for Review and Advice. The Shareholder has such knowledge and experience in financial and business matters so that the Shareholder is capable of evaluating the merits and risks of its ownership interest in Purchaser. The Shareholder acknowledges receipt and review of this Agreement and has had ample opportunity to seek legal or other professional advice regarding the subject of the Transactions. The Shareholder has either exercised its right to seek legal or other professional advice regarding the Transactions contemplated herein, or has knowingly waived its rights with respect to same, and chosen to proceed with the Transactions knowingly and voluntarily.

Section 2.07Non-Registration; Restricted Securities.

(a)The Shareholder acknowledges and understands that the Purchaser Stock to be issued to the Shareholder under this Agreement has not been registered under the Securities Act, will constitute “restricted securities” under the Securities Act and have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the Shareholder’s investment intent as expressed herein. In this connection, the Shareholder understands that, in the view of the Securities and Exchange Commission (the “SEC”), the statutory basis for such exemption may be unavailable if the Shareholder’s representation was predicated solely upon a present intention to hold the Purchaser Stock for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Purchaser Stock, or for a period of one (1) year or any other fixed period in the future. The Shareholder further understands that the Purchaser Stock must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. The Shareholder further acknowledges and understands that Purchaser is under no obligation to register the Purchaser Stock. The Shareholder understands that the certificate evidencing the Purchaser Stock shall be imprinted with any legend required under applicable state securities Laws as set forth in Section 2.08.

(b)The Shareholder is familiar with the provisions of Rule 144 promulgated under the Securities Act, or has sought advice regarding its provisions and authority, which, in substance, permits limited public resale of “restricted securities” acquired, directly or indirectly from the issuer thereof, in a non-public offering subject to the satisfaction of certain conditions.

(c)The Shareholder further understands that in the event all of the applicable requirements of Rule 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption shall be required; and that, notwithstanding the fact that Rule 144 is not exclusive, the Staff of the SEC has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 shall have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk. The Shareholder understands that no assurances can be given that any such other registration exemption shall be available in such event.

Section 2.08 Legends. It is understood that the certificates representing Purchaser Stock to be issued under this Agreement will bear one or all of the following legends or any legend substantially similar to the following:

(a)“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE OR OTHER SECURITIES LAWS. NEITHER THE SECURITIES REPRESENTED HEREBY NOR ANY INTEREST OR PARTICIPATION THEREOF MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION, UNLESS THE TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE ACT. HEDGING TRANSACTIONS INVOLVING SUCH SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE ACT.”

(b)Any legend required by the “blue sky” Laws of any state to the extent such Laws are applicable to the securities represented by the certificate so legended.

Section 2.09 Dissenters’ Rights. The Shareholder acknowledges that he or she has been advised by the Company that the Transactions contemplated by this Agreement are subject to Section 1300 et seq. of the California Corporations Code. In that regard, the Shareholder has approved in writing the Transactions contemplated by this Agreement and in doing so the Shareholder has forfeited his, her or its appraisal of such shares of Company Stock in accordance with the provisions of Section 1301 of the California Corporations Code.

ARTICLE III

REPRESENTATIONS AND WARRANTIES REGARDING THE COMPANY

The Company and Shareholders, jointly and severally, hereby represent and warrant to Purchaser, subject to such exceptions as are disclosed in the Disclosure Letter and attached Disclosure Schedules supplied by the Company to Purchaser, dated as of the date hereof (the “Company Disclosure Letter”), as follows:

Section 3.01 Organization, Standing and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of California and has the requisite corporate power to own, lease and operate its properties and assets and to conduct its business as it is now being conducted. The Company does not own securities of any kind in any other entity. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except for any jurisdiction(s) (alone or in the aggregate) in which the failure to be so qualified will not have a Company Material Adverse Effect.

Section 3.02Subsidiaries. The Company has no Subsidiaries.

Section 3.03 Capital Structure. Currently, there are 100 shares of Company Stock issued and outstanding. All outstanding shares of the capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the applicable corporation law or any contract to which the Company is a party or otherwise bound. There are not any bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of Company Stock may vote (“Voting Company Debt”). As of the date of this Agreement, there are not any options, warrants, rights, convertible or exchangeable securities, “phantom” stock rights, stock appreciation rights, stock-based performance units, commitments, Contracts, arrangements or undertakings of any kind to which the Company is a party or by which any of them is bound (i) obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity interests in, or any security convertible or exercisable for or exchangeable into any capital stock of or other equity interest in, the Company or any Voting Company Debt, (ii) obligating the Company to issue, grant, extend or enter into any such option, warrant, call, right, security, commitment, contract, arrangement or undertaking or (iii) that give any person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights occurring to holders of the capital stock of the Company. As of the date of this Agreement, there are not any outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of capital stock of the Company.

Section 3.04 Authority; Execution and Delivery; Enforceability. The Company has the requisite corporate power and authority to enter into and perform this Agreement. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the Transactions contemplated thereby have been duly and validly authorized by all necessary corporate action, and no further consent or authorization of the Company or its board of directors or the Shareholders is required. This Agreement has been duly executed and delivered by the Company. This Agreement constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, moratorium, liquidation, conservatorship, receivership or similar Laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by equitable principles or remedies of general application.

Section 3.05No Conflicts; Consents.

(a)The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the Transactions contemplated hereby and thereby do not and will not (i) violate any provision of the Articles of Incorporation or Bylaws of the Company, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company is a party or by which the Company or any of its respective properties or assets are bound, (iii) create or impose an Encumbrance of any nature on any property or asset of the Company under any agreement or any commitment to which the Company is a party or by which the Company is bound or by which any of their respective properties or assets are bound, or (iv) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree (including federal and state securities Laws and regulations) applicable to the Company or by which any property or asset of the Company is bound or affected. The business of the Company is not being conducted in violation of any Laws of any Governmental Authority. The Company is not required under federal, state, foreign or local Law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement.

(b)Except for required filings with the SEC and applicable “blue sky” or state securities commissions, no material consent, approval, license, permit, order or authorization of, or registration, declaration or filing with, or permit from, any Governmental Authority is required to be obtained or made by or with respect to the Company in connection with the execution, delivery and performance of this Agreement or the consummation of the Transactions contemplated by this Agreement.

Section 3.06Company Unaudited Financial Statements; No Undisclosed Liabilities.

(a)True and complete copies of the unaudited balance sheets of the Company  as at December 31, 2021 and 2020 (each, a “Balance Sheet”), and the related unaudited statements of income, retained earnings and shareholders’ equity of the Company for the fiscal years ended December 31, 2021 and 2020 (collectively referred to as the “Company Unaudited Financial Statements”) are set forth on Schedule 3.06(a) of the Company Disclosure Letter. The Company Unaudited Financial

Statements (i) are correct and complete in all material respects and have been prepared in accordance with the books and records of the Company, (ii) have been prepared on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and (iii) fairly present, in all material respects, the financial position, results of operations and cash flows of the Company as at the respective dates thereof and for the respective periods indicated therein, except as otherwise noted therein.

(b)Except as and to the extent adequately accrued or reserved against in the Company Unaudited Financial Statements or as disclosed on Schedule 3.06(b) of the Company Disclosure Letter, the Company and its consolidated Subsidiaries do not have any liability or obligation of any nature, whether accrued, absolute, contingent or otherwise, whether known or unknown, except for liabilities and obligations, incurred in the ordinary course of business consistent with past practice since the date of the most recent Balance Sheet included in the Company Unaudited Financial Statements, that are not, individually or in the aggregate, material to the Company.

(c)To the Knowledge of the Company, the books of account and financial records of the Company are true and correct in all material respects.

Section 3.07 Absence of Certain Changes or Events. Except as disclosed on Schedule 3.07 of the Company Disclosure Letter, since the date of the most recent Company Balance Sheet included in the Company Unaudited Financial Statements, and other than in the ordinary course of business consistent with past practice, there has not been, with respect to the Company, any:

(a)event, occurrence or development that has had, or could reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect;

(b)amendment of the charter, by-laws or other organizational documents of the Company;

(c)split, combination or reclassification of any shares of its capital stock;

(d)issuance, sale or other disposition of any of its capital stock, or grant of any options, warrants or other rights to purchase or obtain (including upon conversion, exchange or exercise) any of its capital stock;

(e)declaration or payment of any dividends or distributions on or in respect of any of its capital stock or redemption, purchase or acquisition of its capital stock;

(f)material change in any method of accounting or accounting practice of the Company, except as required by GAAP or as disclosed in the notes to the Company Unaudited Financial Statements;

(g)material change in the Company’s cash management practices and its policies, practices and procedures with respect to collection of accounts receivable, establishment of reserves for uncollectible accounts, accrual of accounts receivable, inventory control, prepayment of expenses, payment of trade accounts payable, accrual of other expenses, deferral of revenue and acceptance of customer deposits;

(h)entry into any Contract that would constitute a Material Contract;

(i)incurrence, assumption or guarantee of any indebtedness for borrowed money except unsecured current obligations and liabilities incurred in the ordinary course of business consistent with past practice;

(j)transfer, assignment, sale or other disposition of any of the assets shown or reflected in the Balance Sheet or cancellation of any debts or entitlements;

(k)transfer or assignment of or grant of any license or sublicense under or with respect to any Company Intellectual Property or Company IP Agreements except non-exclusive licenses or sublicenses granted in the ordinary course of business consistent with past practice;

(l)material damage, destruction or loss (whether or not covered by insurance) to its property;

(m)any capital investment in, or any loan to, any other Person;

(n)acceleration, termination, material modification to or cancellation of any material Contract (including, but not limited to, any Material Contract) to which the Company is a party or by which it is bound;

(o)any material capital expenditures;

(p)imposition of any Encumbrance upon any of the Company properties, capital stock or assets, tangible or intangible;

(q)(i) grant of any bonuses, whether monetary or otherwise , or increase in any wages, salary, severance, pension or other compensation or benefits in respect of its current or former employees, officers, directors, independent contractors or consultants, other than as provided for in any written agreements or required by applicable Law, (ii) change in the terms of employment for any employee or any termination of any employees for which the aggregate costs and expenses exceed $25,000, or (iii) action to accelerate the vesting or payment of any compensation or benefit for any current or former employee, officer, director, independent contractor or consultant;

(r)hiring or promoting any person as or to (as the case may be) an officer or hiring or promoting any employee below officer except to fill a vacancy in the ordinary course of business;

(s)adoption, modification or termination of any: (i) employment, severance, retention or other agreement with any current or former employee, officer, director, independent contractor or consultant, (ii) Company Benefit Plan or (iii) collective bargaining or other agreement with a union, in each case whether written or oral;

(t)any loan to (or forgiveness of any loan to), or entry into any other transaction with, any of its stockholders or current or former directors, officers and employees;

(u)entry into a new line of business or abandonment or discontinuance of existing lines of business;

(v)adoption of any plan of merger, consolidation, reorganization, liquidation or dissolution or filing of a petition in bankruptcy under any provisions of federal or state bankruptcy Law or consent to the filing of any bankruptcy petition against it under any similar Law;

(w)purchase, lease or other acquisition of the right to own, use or lease any property or assets for an amount in excess of $25,000, individually (in the case of a lease, per annum) or $50,000 in the aggregate (in the case of a lease, for the entire term of the lease, not including any option term), except for purchases of inventory or supplies in the ordinary course of business consistent with past practice;

(x)acquisition by merger or consolidation with, or by purchase of a substantial portion of the assets or stock of, or by any other manner, any business or any Person or any division thereof;

(y)action by the Company to make, change or rescind any Tax election, amend any Tax Return or take any position on any Tax Return, take any action, omit to take any action or enter into any other transaction that would have the effect of increasing the Tax liability or reducing any Tax asset of Purchaser in respect of any post-Closing Tax period; or

(z)any Contract to do any of the foregoing, or any action or omission that would result in any of the foregoing.

Section 3.08 Compliance with Law; Permits. To the Knowledge of the Company, (i) the Company is and has been in compliance in all material respects with all Laws applicable to it, (ii) the Company is in possession of all permits, licenses, franchises, approvals, certificates, consents, waivers, concessions, exemptions, orders, registrations, notices or other authorizations of any Governmental Authority necessary for the Company to own, lease and operate its properties and to carry on its business in all material respects as currently conducted (collectively, the “Permits”), and (iii) the Company has been in compliance in all material respects with all such Permits. To the Knowledge of the Company, there is no basis for the revocation or withdrawal of any Permit. The Company will continue to have the use and benefit of all Permits following the consummation of the Transactions contemplated hereby. No Permit is held in the name of any employee, officer, director, stockholder, agent or otherwise on behalf of the Company.

Section 3.09 Litigation. Except as disclosed on Schedule 3.09 of the Company  Disclosure Letter, there is no Action pending or, to the Knowledge of the Company, threatened against the Company, any material property or asset of the Company, or any of the officers or directors of the Company regarding their actions as such, nor is there any basis for any such Action. There is no Action pending or, to the Knowledge of the Company, threatened seeking to prevent, hinder, modify, delay or challenge the Transactions contemplated by this Agreement. There is no outstanding order, writ, judgment, injunction, decree, determination or award of, or pending or, to the Knowledge of the Company, threatened investigation by, any Governmental Authority relating to the Company, any of its properties or assets, any of its officers or directors, or the Transactions contemplated by this Agreement. There is no Action by the Company pending, or which the Company has commenced preparations to initiate, against any other Person.

Section 3.10 Company Employee Benefit Plans. The Company has made available to Purchaser all material documents related to each pension, benefit, retirement, compensation, employment, consulting, profit-sharing, deferred compensation, incentive, bonus, performance award, phantom equity, stock, stock-based, change in control, retention, severance, salary continuation, accrued leave, sick leave, vacation, paid time off, health, medical, welfare, disability, life insurance, accidental death and dismemberment, fringe benefit, and other similar agreement, plan, contract, policy, program, practice, or arrangement, under which the Company or any ERISA Affiliate has or may have any liability (each, a “Company Benefit Plan”). To the Knowledge of Company, each Company Benefit Plan has been established, administered, and maintained in accordance with its material terms and in material compliance with all applicable Laws. Each Company Benefit Plan and related trust that is intended to be qualified or exempt from taxation under Section 401(a) or Section 501(a) of the Code is the subject of a favorable determination letter from the Internal Revenue Service (“IRS”) or is a pre-approved plan that is entitled to rely on an opinion letter issued by the IRS to the pre-approved plan sponsor regarding qualification of the form of the prototype plan, and there are no facts or circumstances that would reasonably be expected to affect the qualified status of the Company Benefit Plan or result in material liability to the Company. Neither the Company nor any ERISA Affiliate has or may have any liability related to any defined benefit pension plan or any other plan that is or was subject to Title IV of ERISA, Section 302 of ERISA, or Section 412 of the Code. Neither the Company nor any ERISA Affiliate has any commitment, intention, or understanding to terminate any Company Benefit Plan, to create, any new employee benefit plan, or to materially modify any Company Benefit Plan except as may be required by applicable Law. Other than continuation coverage required under ERISA Sections 601 to 608 or other applicable Law, no Company Benefit Plan provides post-termination medical or retiree medical benefits. To the Knowledge of the Company, nothing has occurred that could reasonably result in a material increase in the benefits under or the expense of maintaining any Company Benefit Plan from the level of benefits or expense incurred for the most recently completed fiscal year. Except as set forth on Schedule 3.10 of the Company Disclosure Letter, the Transactions contemplated by this Agreement will not result in any current or former director, officer, employee, independent contractor, or consultant of the Company or any ERISA Affiliate becoming entitled to any compensation or employee benefits.

Section 3.11 Labor and Employment Matters. The Company is not a party to any  contract or collective bargaining agreement with any labor organization. Except as set forth on Schedule 3.11 of the Company Disclosure Letter, no organization or representation question, labor dispute or unfair labor practice or complaint is pending or has been threatened in the past five years. To the Knowledge of the Company, no current employee or officer of the Company intends, or is expected, to terminate his employment relationship with such entity following the consummation of the Transactions contemplated hereby. All employees working in the United States hired by the Company on or after its date of incorporation are authorized for employment by the Company in the United States in accordance with the Immigration and Naturalization Act, as amended, and the regulations promulgated thereunder.

Section 3.12 Title to, Sufficiency and Condition of Assets. The Company has good and valid title to or a valid leasehold interest in all of its assets, including all of the assets reflected on the most recent Company Balance Sheet included in the Company Unaudited Financial Statements or acquired in the ordinary course of business since the date of the most recent Company Balance Sheet included in the Company Unaudited Financial Statements, except those sold or otherwise disposed of for fair value since the date of the most recent Company Balance Sheet included in the Company Unaudited Financial Statements in the ordinary course of business consistent with past practice. The assets owned or leased by the Company constitute all of the assets necessary for the Company to carry on its business as currently conducted. None of the assets owned or leased by the Company is subject to any Encumbrance. All tangible assets owned or leased by the Company have been maintained in all material respects in accordance with generally accepted industry practice, are in all material respects in good operating condition and repair, ordinary wear and tear excepted, and are adequate for the uses to which they are being put.

Section 3.13    Real Property.   The Company does not own any real property.   Schedule 3.13 of the Company Disclosure Letter sets forth a true and complete list of all Leased Real Property. The Company has good and marketable leasehold title to all Leased Real Property, in each case, free and clear of all Encumbrances except Permitted Encumbrances. All leases of Leased Real Property and all amendments and modifications thereto are in full force and effect, and there exists no default under any such lease by the Company or, to the Knowledge of the Company, any other party thereto, nor any event which, with notice or lapse of time or both, would constitute a default thereunder by the Company or, to the Knowledge of the Company, any other party thereto. All leases of Leased Real Property shall remain valid and binding in accordance with their terms following the Closing Date. There are no contractual or legal restrictions that preclude or restrict the ability to use any Leased Real Property by the Company for the current use of such real property. The Leased Real Property is adequately maintained and is in good operating condition and repair for the requirements of the business of the Company as currently conducted.

Section 3.14 Intellectual Property.

(a)Schedule 3.14(a) of the Company Disclosure Letter sets forth a true and complete list of all registered and material unregistered Marks, Patents, registered Copyrights and Software, owned (in whole or in part) by or exclusively licensed to the Company, identifying for each (other than domain names), if applicable, whether it is owned by or exclusively licensed to the Company, the owner(s), jurisdiction, expiration date, registration number and/or application number, and, with respect to each domain name, the registrar, registrant and expiration date.

(b)No registered Mark identified on Schedule 3.14(a) of the Company Disclosure Letter has been or is now involved in any opposition or cancellation proceeding and, to the Knowledge of the Company, no such proceeding is or has been threatened with respect to any of such Marks. No Patent identified on Schedule 3.14(a) of the Company Disclosure Letter has been or is now involved in any interference, reissue or reexamination proceeding and, to the Knowledge of the Company, no such proceeding is or has been threatened with respect thereto any of such Patents.

(c)The Company exclusively owns and possesses, free and clear of any and all Encumbrances (other than Permitted Encumbrances), all right title and interest in and to the Intellectual Property identified on Schedule 3.14(a) of the Company Disclosure Letter, other than Intellectual Property that is licensed to the Company by a third party licensor pursuant to a written license agreement that remains in effect. The Company owns, or has a valid license to use, all Intellectual Property necessary for the Company and to carry on its business as currently conducted, other than commercially available Intellectual Property that can be obtained on commercially reasonable terms. The Company has not received any notice or claim challenging the Company’s ownership of any of the Intellectual Property owned (in whole or in part) by the Company, nor to the Knowledge of the Company is there a reasonable basis for any claim that the Company does not so own any of such Intellectual Property.

(d)The Company has taken all reasonable steps in accordance with standard industry practices to protect its rights in its Intellectual Property and at all times has maintained the confidentiality of all material information that constitutes or constituted a Trade Secret of the Company. All current and former employees, consultants and contractors of the Company that have or had access to, or developed, any of the Company’s Intellectual Property have executed and delivered proprietary information, confidentiality and assignment agreements substantially in the Company’s standard forms. The Company has not disclosed any material confidential or proprietary information to any Person other than pursuant to a written confidentiality agreement.

(e)To the Knowledge of the Company, all registered Marks, issued Patents and registered Copyrights identified on Schedule 3.14(a) of the Company Disclosure Letter (“Company Registered IP”) are valid, subsisting and enforceable, and the Company has not received any notice or claim challenging the validity or enforceability of any Company Registered IP or alleging any misuse of such Company Registered IP. The Company has not taken any action or failed to take any action that could reasonably be expected to result in the abandonment, cancellation, forfeiture, relinquishment, invalidation or unenforceability of any of the Company Registered IP (including the failure to pay any filing, examination, issuance, post registration and maintenance fees, annuities and the like and the failure to disclose any known material prior art in connection with the prosecution of patent applications).

(f)The development, sale, distribution or other commercial exploitation of products, and the provision of any services, by or on behalf of the Company, and all of the other activities or operations of the Company, have not infringed upon, misappropriated, violated, diluted or constituted the unauthorized use of, and do not infringe upon, misappropriate, violate, dilute or constitute the unauthorized use of, any Intellectual Property of any third party, and the Company has not received any notice or claim asserting or suggesting that any such infringement, misappropriation, violation, dilution or unauthorized use is or may be occurring or has or may have occurred, nor to the Knowledge of the Company, is there a reasonable basis therefor. No Intellectual Property owned by or, to the Knowledge of the Company, licensed to the Company is subject to any outstanding order, judgment, decree, stipulation or agreement restricting the use or licensing thereof by the Company. To the Knowledge of the Company, no third party is misappropriating, infringing, diluting or violating any Intellectual Property owned by or exclusively licensed to the Company in a material manner.

(g)The Company has not transferred ownership of, or granted any exclusive license with respect to, any material Intellectual Property. Concurrently with the execution and delivery of this Agreement, Purchaser shall succeed to all of the material Intellectual Property rights necessary for the conduct of the Company’s business as it is currently conducted. No loss or expiration of any of the material Intellectual Property used by the Company in the conduct of its business is threatened, pending within six (6) months following the date of this Agreement or reasonably foreseeable.

(h)The execution, delivery and performance by the Company of this Agreement, and the consummation of the Transactions contemplated hereby, will not give rise to any right of any third party to terminate or re-price any of the Company’s rights or obligations under any agreement under which any right or license of or under Intellectual Property is granted to or by the Company.

(i)Except as disclosed on Schedule 3.14(i) of the Company Disclosure Letter, all directors, officers, management employees and technical and professional employees of the Company are under written obligation to the Company to maintain in confidence all confidential or proprietary information acquired by them in the course of their employment and to assign to the Company all inventions made by them within the scope of their employment during such employment.

(j)The Company has not granted, directly or indirectly, any current or contingent rights, licenses or interests in, or otherwise provided to a third party, any source code of any Software owned by the Company, other than to consultants and contractors performing work on behalf of the Company who are bound by confidentiality obligations with respect to such source code. The Company has not disclosed or delivered to any escrow agent or any other Person any of the source code of any Software owned by the Company, and no other Person has the right, contingent or otherwise, to obtain access to or use any such source code. The Company has in its possession, or has all necessary rights to obtain, the source code and all related technical and other information required to enable their appropriately skilled employees or those of a third party to maintain and support the Company’s proprietary Software.

(k)The Intellectual Property of the Company does not contain any viruses, malicious code, Trojan horse, worm, time bomb, self-help code, back door or other Software code or routine that: (i) damages, destroys, or alters any Software or hardware; (ii) reveals, damages, destroys, or alters any data; (iii) disables any computer program automatically; or (iv) permits unauthorized access to, or viewing, manipulation, modification or other changes to, any Software or hardware.

(l)The Systems used by the Company are (i) sufficient for the existing needs of the Company and (ii) in good working condition to effectively perform all computing, information technology and data processing operations necessary for the operation of the business of the Company as currently conducted. The Company has commercially reasonable and appropriate security, back-ups and disaster recovery arrangements and hardware and computer Software support and maintenance arrangements in place to minimize the risk of a material error, breakdown, failure or security breach occurring, and to ensure if such an event does occur, that it does not cause a material disruption to its business. The Software used to operate the business of the Company is configured to minimize the effects of viruses and other malicious or disabling code, and to the Knowledge of the Company, such Software does not contain any viruses or other malicious or disabling code. The Company has not suffered any error, breakdown, failure or security breach that has caused any material loss of data, material disruption or material damage to the Company’s operations, or that was reportable to any governmental authority or any affected individual.

Section 3.15Taxes.

(a)The Company has made available to Purchaser true and correct copies of all of its income Tax Returns for all taxable periods commencing on or after January 1, 2019. The Company has timely filed all income Tax Returns and all other material Tax Returns required to be filed, and all such Tax Returns are true, correct and complete in all material respects. All income Taxes and other material Taxes due and payable by the Company have been fully and timely paid. No claim has been made by any Governmental Authority in any jurisdiction where the Company does not file Tax Returns that the Company is, or may be, subject to Tax by that jurisdiction that has not been finally settled or otherwise resolved. The Company has not granted any extension or waiver of the limitation period for the assessment or collection of any Tax that remains in effect. To the Knowledge of Company, no Tax Return filed by the Company is under examination by any Governmental Authority or is the subject of any Action, and no written notice of assessment, proposed assessment or unpaid tax deficiency has been received by or asserted against the Company by any Governmental Authority.

(b)The Company has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor, shareholder, independent contractor or other third party. The Company has complied in all material respects with all information reporting and backup withholding provisions of applicable law.

(c)To the Knowledge of the Company, there are no liens for Taxes (other than statutory liens for Taxes not yet due and payable) upon any of the Company’s assets. The Company is not a party to or is bound by any Tax sharing, allocation or indemnification agreement or arrangement (other than customary commercial agreements entered into in the ordinary course of business and not primarily related to Taxes that contain agreements or arrangements relating to the apportionment, sharing, assignment or allocation of Taxes (such as financing agreements with Tax gross-up obligations or leases with Tax escalation provisions)).

(d)The Company is not, nor has been, a party to any “reportable transaction,” as defined in Code Section 6707A(c)(1) and Treasury Regulation Section 1.6011-4. The Company has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code Section 6662. The Company is not and has not been a “United States real property holding company” within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Code Section 897(c)(1)(A)(ii). The Company has not engaged in a trade or business, had a permanent establishment (within the meaning of an applicable Tax treaty or convention between the United States and such foreign country), or otherwise been subject to taxation in any country other than the country of its formation.

(f)The Company will not be required to include any item of income in, or exclude any item of deduction from, taxable income or otherwise incur Taxes for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (i) change in, or use of an improper, method of accounting for a taxable period ending on or prior to the Closing Date; (ii) installment sale or open transaction occurring on or prior to the Closing Date; (iii) prepaid amount received or deferred revenue accrued on or prior to the Closing Date; (iv) election under Code Section 108(i); (v) election under Code Section 965(h) (or any similar provision of any Law) or otherwise pursuant to Code Section 965; (vi) “subpart F income” within the meaning of Code Section 952 or “global intangible low-taxed income” within the meaning of Code Section 951A, in each case, in a taxable period that begins or ends in the calendar year in which the Closing Date occurs and is attributable to a taxable period ending on or prior to the Closing Date; or (vii) “closing agreement” as described in Code Section 7121 (or any similar provision of state, local or foreign Law) executed on or prior to the Closing Date.

(g)The Company has not taken or agreed to take (or failed to take or agree to take) any action or knows of any facts or circumstances that would reasonably be expected to prevent the share exchange from qualifying as a reorganization under Code Section 368(a).

(h)No written claim has been made by any Governmental Body in a jurisdiction where the Company does not file Tax Returns that the Company is or may be subject to taxation, or required to file any Tax Return, in that jurisdiction.

(i)The Company has not constituted a “distributing corporation” or a “controlled corporation” in a distribution of stock intended to qualify under Code Section 355(a) within the two-year period prior to the date of this Agreement.

(j)The Company (i) has not been a member of an affiliated, consolidated, combined or unitary group, or (ii) has any Liability for Taxes of any Person under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Regulation), as a transferee or successor, or by Contract.

(k)The Company has not entered into any written agreement or arrangement with any Governmental Authority with respect to Taxes affecting any Tax period for which the applicable statute of limitations, after giving effect to extensions or waivers, has not expired. The Company has not deferred payment of the employer portion of FICA and Medicare Tax pursuant to Section 2302 of the CARES Act (or the Payroll Tax Executive Order) or claimed the employee retention credit pursuant to Section 2301 of the CARES Act.

(l)The Company does not have any liability for the Taxes of any other Person under Treasury Regulations Section 1.1502-6 (or any similar provision of state or local Law), pursuant to applicable Law, as a transferee or successor, by Contract or otherwise.

(m)The Company has never held any equity or debt security in another Person.

(n)Neither the Company nor any Seller is a “foreign person” within the meaning of Code Section 1445.

(o)The Company is not subject to Tax in any jurisdiction outside the United States by virtue of (i) having a permanent establishment or other place of business or (ii) having a source of income in that jurisdiction.

(p)The Company has not made any payments, is not obligated to make any payments, and is not a party to any agreement that under certain circumstances could obligate it to make payments that would result in a nondeductible expense under Code Section 280G.

(q)The Company uses the accrual method of accounting for income Tax purposes.

(r)The Company has since its formation been, and currently is, properly classified as an S corporation for U.S. federal income Tax purposes under Code Section 1361.

Section 3.16Environmental Matters.

(a)To the Knowledge of Company, the Company is, and at all times has been, in material compliance with all applicable Environmental Laws. Neither the Company nor any of its executive officers has received, nor is there any basis for, any notice, request for information, communication or complaint from a Governmental Authority or other Person alleging that the Company has any liability under any Environmental Law or is not in compliance with any Environmental Law.

(b)There is no pending or, to the Knowledge of the Company, threatened investigation by any Governmental Authority, nor any pending or, to the Knowledge of the Company, threatened Action with respect to the Company relating to Hazardous Substances or otherwise under any Environmental Law. To the Knowledge of Company, the Company is not actually, contingently, potentially or allegedly liable for any Release of, threatened Release of or contamination by Hazardous Substances or otherwise under any Environmental Law.

Section 3.17Material Contracts.

(a)Except as set forth in Schedule 3.17(a) of the Company Disclosure Letter, the Company is not a party to or is bound by any Contract of the following nature (such Contracts as are required to be set forth on Schedule 3.17(a) of the Company Disclosure Letter being “Material

Contracts”):

(i)any broker, distributor, dealer, agency, continuing sales or purchase, sales promotion, market research, marketing, consulting or advertising Contract;

(ii)any Contract relating to the design, development or testing of the Company’s products, other than any Contract pursuant to which the Company licenses off- the-shelf, commercially available software;

(iii)any Contract relating to the incurrence of any Indebtedness or pursuant to which an Encumbrance has been imposed on any assets of the Company (other than a Permitted Encumbrance);

(iv)any Contract pursuant to which the Company has made any loan, capital contribution or other investment in, or assumed any liability or obligation of, any Person other than a Subsidiary of the Company;

(v)any Contract with any Governmental Authority (each, a “Government Contract”);

(vi)any Contract with any Related Party of any Shareholder or the Company;

(vii)any Contract with any Major Customer or Major Supplier;

(viii)any Contract relating to the settlement of any Action;

(ix)any employment or consulting Contract in which the Company is obligated to pay more than $10,000 per year;

(x)any Contract that (A) limits, or purports to limit, the ability of the Company to compete in any line of business or with any Person or in any geographic area or during any period of time, (B) restricts the right of the Company to sell to or purchase from any Person or to hire any Person, (C) grants the other party or any third person “most favored nation” status or any type of special discount rights, (D) requires the Company to market or co-market any products or services of a third party, (E) requires the Company to make a minimum payment for goods or services from third party suppliers irrespective of usage, including any “take-or-pay” Contract or keepwell arrangement, or (F) provides for fixed pricing for the Company’s products or services for a period of longer than one year from the Closing Date;

(xi)any Contract that requires a consent to or otherwise contains a provision relating to a “change of control,” or that could prohibit or delay the consummation of the Transactions contemplated by this Agreement;

(xii)any Contract pursuant to which the Company is the lessee or lessor of, or holds, uses, or makes available for use to any Person, (A) any real property or (B) any tangible personal property and, in the case of clause (B), that involves an aggregate future or potential liability or receivable, as the case may be, in excess of $10,000;

(xiii)any Contract for the sale or purchase of any real property, or for the sale or purchase of any tangible personal property in an amount in excess of $10,000;

(xiv)any Contract providing for indemnification to or from any Person with respect to liabilities relating to any current or former business of the Company, or any predecessor Person, other than any Contract pursuant to which the Company licenses off- the-shelf, commercially available software;

(xv)any Contract relating in whole or in part to any Intellectual Property, other than any Contract pursuant to which the Company licenses off-the-shelf, commercially available software;

(xvi)any joint venture or partnership, merger, asset or stock purchase or divestiture Contract relating to the Company;

(xvii)any Contract with any labor union;

(xviii)any Contract for the purchase of any debt security or Equity Participation or other ownership interest of any Person, or for the issuance of any debt security or Equity Participation or other ownership interest, or the conversion of any obligation, instrument or security into debt securities or Equity Participations or other ownership interests of, the Company, in each case other than Contracts between the Company;

(xix)any Contract (A) relating to the voting, registration, sale or transfer of any Equity Participations of the Company, (B) providing any Person with any preemptive right, right of participation, right of maintenance or similar right with respect to any Equity Participations of the Company, or (C) providing the Company with any right of first refusal with respect to, or right to repurchase or redeem, any Equity Participations;

(xx)any Contract containing any capital expenditure obligations after the date of this Agreement in excess of $10,000, individually; and

(xxi)any other Contract other than employment and consulting Contracts, whether or not made in the ordinary course of business that (A) involves a future or potential liability or receivable, as the case may be, in excess of $10,000 on an annual basis or in excess of $25,000 over the current Contract term, (B) has a term greater than one year and cannot be cancelled by the Company without penalty or further payment and without more than 30 days’ notice or (C) is material to the business, operations, assets, financial condition, results of operations or prospects of the Company.

(b)Each Material Contract is valid, binding and enforceable against the Company and, to the Knowledge of the Company, the other parties thereto, in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law).

(c)The Company has not materially violated or breached, or committed any material default under, any Material Contract, and, to the Knowledge of the Company, no other party to a Material Contract has materially violated or breached, or committed any material default under, any

Material Contract.

(d)No event has occurred and, to the Knowledge of the Company, no circumstance or condition exists that (with or without notice or lapse of time) will, or would reasonably be expected to do any of the following: (i) result in a violation or breach of any of the provisions of any Material Contract; (ii) give any party to a Material Contract the right to accelerate the maturity or performance of any Material Contract; or (iii) give any party to a Material Contract the right to cancel, terminate or materially modify any Material Contract. Each Material Contract will continue in full force and effect on identical terms upon consummation of the Transactions contemplated hereby.

(e)The Company has not waived any of its rights under any Material Contract. The Company has made available to Purchaser true and complete copies of all Material Contracts.

Section 3.18  Affiliate Interests and Transactions.  Except as set forth on Schedule 3.18  of the Company Disclosure Letter, there is no Contract, arrangement or understanding between a Related Party of any Shareholder, on the one hand, and the Company or any of its Affiliates, on the other hand, nor are there any advances or other amounts due and owing to or from the Company by or to any Related Party of any Shareholder. No Related Party of any Shareholder or the Company: (a) owns or has owned, directly or indirectly, any equity or other financial or voting interest in any competitor, supplier, licensor, lessor, distributor, independent contractor or customer of the Company; (b) owns or has owned, directly or indirectly, or has or has had any interest in any property (real or personal, tangible or intangible) that the Company uses or has used in or pertaining to the business of the Company; or (c) has or has had any business dealings or a financial interest in any transaction with the Company or involving any assets or property of the Company, other than business dealings or transactions conducted in the ordinary course of business at prevailing market prices and on prevailing market terms.

Section 3.19 Insurance. The Company has made available to Purchaser all material documents related to all casualty, directors and officers liability, general liability, product liability and all other types of insurance policies maintained with respect to the Company. All such policies are in full force and effect and no application therefor included a material misstatement or omission. All premiums with respect thereto have been paid to the extent due. The Company has not received notice of, nor to the Knowledge of the Company is there threatened, any cancellation, termination, reduction of coverage or material premium increases with respect to any such policy. No claim currently is pending under any such policy involving an amount in excess of $10,000. The types and amounts of coverage provided under the Company’s insurance policies are sufficient for compliance with all Laws and Company Material Contracts. To the Knowledge of Company

(i)the activities and operations of the Company have been conducted in a manner so as to conform in all material respects to all applicable provisions of such insurance policies, and (ii) the consummation of the Transactions contemplated by this Agreement will not cause a cancellation or reduction in the coverage of such policies.

Section 3.20Privacy and Security.

(a)The Company uses commercially reasonable efforts to comply (and monitor the compliance of applicable third parties) with all applicable U.S., state, foreign and multinational Laws relating to privacy or data security, and reputable industry practice, standards, self-governing rules and policies and their own published, posted and internal agreements and policies (which are in conformance with reputable industry practice) (all of the foregoing collectively, “Privacy Laws”) with respect to: (i) personally identifiable information (including name, address, telephone number, electronic mail address, social security number, bank account number or credit card number), sensitive personal information and any special categories of personal information regulated thereunder or covered thereby (“Personal Information”) (including such Personal Information of visitors who use the Company’s website, suppliers, clients and distributors), whether any of same is accessed or used by the Company, any of its Subsidiaries, or any of their respective business partners; (ii) non-personally identifiable information, whether any of same is accessed or used by the Company or any of its business partners; (iii) spyware and adware; (iv) the procurement or placement of advertising from or with reputable Persons and websites; (v) the use of Internet searches associated with or using particular words or terms; and (vi) the sending of solicited or unsolicited electronic mail messages.

(b)The Company posts all policies with respect to the matters set forth in Section 3.20(a) on its website in conformance with Privacy Laws.

(c)To the Knowledge of the Company, the Persons with which the Company has contractual relationships have not breached any agreements or any Privacy Laws pertaining to Personal Information and to non-personally identifiable information (including Privacy Laws regarding spyware and adware).

(d)The Company takes commercially reasonable steps to protect the operation, confidentiality, integrity and security of its Software, Systems and websites and all information and transactions stored or contained therein or transmitted thereby against any unauthorized or improper use, access, transmittal, interruption, modification or corruption, and there have been no breaches of same.

Section 3.21Customers and Suppliers.

(a)Schedule 3.21(a) of the Company Disclosure Letter sets forth a true and complete list of (i) the names of the top ten (10) customers, clients, purchasers and/or licensors (each, a “Major Customer”) of the Company and (ii) the amount for which each such client has been invoiced by the Company during the year ended December 31, 2021. The Company has not received any notice or has any reason to believe that any Major Customer (A) has ceased or substantially reduced, or will cease or substantially reduce, use of products or services of the Company or (B) has sought, or is seeking, to reduce the price it will pay for the services of the Company.

(b)Schedule 3.21(b) of the Company Disclosure Letter sets forth a true and complete list of (i) the top ten (10) suppliers and/or service providers (each, a “Major Supplier”) of the Company and (ii) the amount for which each such supplier and/or service provider has invoiced the Company during the year ended December 31, 2021. The Company has not received any notice or has any reason to believe that there has been any material adverse change in the price of such supplies or services provided by any Major Supplier, or that any Major Supplier will not sell supplies or services to the Company at any time after the Closing Date on terms and conditions substantially the same as those used in its current sales to the Company, subject to general and customary price increases. No Major Supplier has otherwise threatened to take any action described in the preceding sentence as a result of the consummation of the Transactions contemplated by this Agreement.

Section 3.22 No Undisclosed Liabilities. The Company does not have any liabilities, obligations, claims or losses (whether liquidated or unliquidated, secured or unsecured, absolute, accrued, contingent or otherwise) other than those set forth on the balance sheet as of December 31,

2021 included in the Company Unaudited Financial Statements or incurred in the ordinary course of the Company’s business since December 31, 2021.

Section 3.23  Indebtedness.  Schedule 3.23 of the Company Disclosure Letter sets forth  as of the date hereof all outstanding secured and unsecured Indebtedness of the Company, or for which the Company has commitments. Except as disclosed on Schedule 3.23 of the Company Disclosure Letter, the Company is not in default with respect to any Indebtedness.

Section 3.24PPP Loan.

(a)The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement, are not in contravention with the PPP Loan Documents. All applications, documents and other information, including the PPP Loan Documents, submitted to the Company Lender, the SBA or any other Governmental Authority with respect to the application (including eligibility, necessity and loan amount), receipt, use or forgiveness (including eligibility and amount) of the PPP Loan or otherwise related to the PPP Loan were correct and complete in all material respects at the time such applications, documents or other information were submitted. Except for the PPP Loan, the Company has not applied for or accepted (i) any other loan pursuant to the PPP, (ii) any funds pursuant to the Economic Injury Disaster Loan program administered by the SBA, or (iii) any loan or funds pursuant to any applicable Law enacted by any Governmental Authority in response to COVID- 19.

(b)The Company has complied in all material respects with all Laws applicable to the PPP Loan and with the terms and provisions of the PPP Loan Documents, including the application (including eligibility, necessity and loan amount) for, receipt of, use of and application for forgiveness (including eligibility and amount) of the PPP Loan.

(c)The Company has fully used the proceeds of the PPP Loan and such proceeds were used solely for purposes expressly permitted under the PPP (i.e., payroll costs and non-payroll costs as defined in the PPP), any Law promulgated thereunder, and any other applicable Law, and has not used any of the proceeds of the PPP Loan for any purpose prohibited under the PPP, any Law promulgated thereunder, or any other applicable Law, including the CARES Act. The Company has not comingled any of the proceeds of the PPP Loan with any other funds of the Company. The PPP Loan has been forgiven in its entirety by the Company PPP Lender and the SBA, and the Company has, and shall have, no further liability with respect to the PPP Loan.

Section 3.25 Brokers. No broker, finder or investment banker is entitled to any  brokerage, finder’s or other fee or commission in connection with the Transactions contemplated hereby based upon arrangements made by or on behalf of the Company.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser hereby represents and warrants to the Company and the Shareholders as follows:

Section 4.01 Organization, Good Standing and Power. Purchaser is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Nevada and has the requisite corporate power to own, lease and operate its properties and assets and to conduct its business as it is now being conducted. Purchaser is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except for any jurisdiction(s) (alone or in the aggregate) in which the failure to be so qualified will not have a Purchaser Material Adverse Effect.

Section 4.02 Subsidiaries. Prior to giving effect to the Transactions, Purchaser has no Subsidiaries other than Gladiator Holdings, Inc.

Section 4.03 Capitalization. The authorized capital stock of Purchaser consists of (i) 90,000,000 shares of Purchaser Stock, of which 7,504,129 shares are issued and outstanding as of the date hereof, and (ii) 10,000,000 shares of preferred stock, of which 2,000,000 are designated as Series A Preferred Stock (“Series A Preferred Stock”), and 1,000,000 shares are designated as Series B Preferred Stock (“Series B Preferred Stock”). As of the date hereof there are 400,000 shares of Series A Preferred Stock issued and outstanding and no shares of Series B Preferred Stock issued and outstanding. All of the outstanding shares of Purchaser Stock and Series A Preferred Stock have been duly and validly authorized, and, to the extent applicable, are validly issued, fully paid and non-assessable. No shares of Purchaser Stock or Series A Preferred Stock are entitled to preemptive rights or registration rights and there are no outstanding options, warrants, scrip, rights to subscribe to, call or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of Purchaser. There are no contracts, commitments, understandings, or arrangements by which Purchaser is or may become bound to issue additional shares of the capital stock of Purchaser or options, securities or rights convertible into shares of capital stock of Purchaser. Purchaser is not a party to or bound by any agreement or understanding granting registration or anti-dilution rights to any person with respect to any of its equity or debt securities. Purchaser is not a party to, and it has no knowledge of, any agreement or understanding restricting the voting or transfer of any shares of the capital stock of Purchaser. The offer and sale of all capital stock, convertible securities, rights, warrants, or options of Purchaser issued prior to the Closing complied with all applicable federal and state securities Laws, and to the best knowledge of Purchaser, no holder of such securities has a right of rescission or has made or threatened to make a claim for rescission or damages with respect thereto which could have a Purchaser Material Adverse Effect. Purchaser has furnished or made available to the Shareholder and the Company true and correct copies of Purchaser’s Articles of Incorporation as in effect on the date hereof (the “Purchaser Charter”), and Purchaser’s Bylaws as in effect on the date hereof (the “Purchaser Bylaws”).

Section 4.04 Authority; Enforceability. Purchaser has the requisite corporate power and authority to enter into and perform this Agreement and to issue and sell the Shares and Earnout Shares in accordance with the terms hereof. The execution, delivery and performance of this Agreement by Purchaser and the consummation by Purchaser of the Transactions have been duly and validly authorized by all necessary corporate action, and no further consent or authorization of Purchaser or its board of directors or shareholders is required. This Agreement has been duly executed and delivered by Purchaser. This Agreement constitutes a valid and binding obligation of Purchaser enforceable against Purchaser in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, moratorium, liquidation, conservatorship, receivership or similar Laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by equitable principles or remedies of general application.

Section 4.05 No Conflicts. The execution, delivery and performance of this Agreement by

Purchaser and the consummation by Purchaser of the Transactions do not and will not (i) violate any provision of Purchaser Charter or Purchaser Bylaws, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which Purchaser is a party or by which Purchaser’s properties or assets are bound, (iii) create or impose a lien, mortgage, security interest, charge or Encumbrance of any nature on any property or asset of Purchaser under any agreement or any commitment to which Purchaser is a party or by which Purchaser is bound or by which any of Purchaser’s respective properties or assets are bound, or (iv) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree (including federal and state securities Laws and regulations) applicable to Purchaser or by which any property or asset of Purchaser is bound or affected, except, in the case of (i) above and in all cases other than violations pursuant to clause (iv) (with respect to federal and state securities Laws) above, for such conflicts, defaults, terminations, amendments, acceleration, cancellations and violations as would not, individually or in the aggregate, have a Purchaser Material Adverse Effect. The business of Purchaser is not being conducted in violation of any Laws of any Governmental Authority, except for possible violations, which singularly or in the aggregate, do not and will not have a Purchaser Material Adverse Effect. Purchaser is not required under federal, state, foreign or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or issue and sell the Shares and Earnout Shares, in accordance with the terms hereof or thereof (other than any filings which may be required to be made by Purchaser with the SEC or state securities administrators subsequent to the Closing, or any registration statement which may be filed pursuant hereto or thereto).

Section 4.06 Financial Statements.  As of their respective dates, the financial statements of Purchaser delivered by Purchaser to the Company at or prior to the Closing (the “Purchaser Financial Statements”) have been prepared in accordance with GAAP applied on a consistent basis during the periods involved and fairly present in all material respects the financial position of Purchaser as of the dates thereof and the results of operations and cash flows for the periods then ended. Purchaser has no liabilities, obligations, claims or losses (whether liquidated or unliquidated, secured or unsecured, absolute, accrued, contingent or otherwise) other than those set forth on the balance sheet included in the Purchaser Financial Statements or incurred in the ordinary course of Purchaser’s business since March 31, 2021, and which, individually or in the aggregate, do not or would not have a Purchaser Material Adverse Effect.

Section 4.07 Issuance of Securities. The Shares and Earnout Shares to be issued at the Closing and pursuant to Section 1.03, respectively, have been duly authorized by all necessary corporate action and, when paid for or issued in accordance with the terms hereof, the Shares and Earnout Shares shall be validly issued and outstanding, fully paid and nonassessable and free and clear of all liens, encumbrances and rights of first refusal of any kind and the holders shall be entitled to all rights accorded to a holder of Purchaser Stock.

Section 4.08 Absence of Certain Developments. Since December 31, 2021, Purchaser  has not:

(a)issued any stock, bonds or other corporate securities or any rights, options or warrants with respect thereto;

(b)borrowed any amount or incurred or become subject to any liabilities (absolute or contingent) except current liabilities incurred in the ordinary course of business which are comparable in nature and amount to the current liabilities incurred in the ordinary course of business during the comparable portion of its prior fiscal year, as adjusted to reflect the current nature and volume of Purchaser’s business;

(c)discharged or satisfied any material Encumbrance or paid a material amount of any obligation or liability (absolute or contingent), other than current liabilities paid in the ordinary course of business;

(d)declared or made any payment or distribution of cash or other property to stockholders with respect to its stock, or purchased or redeemed, or made any agreements so to purchase or redeem, any shares of its capital stock;

(e)sold, assigned or transferred any other tangible assets, or canceled any debts or claims, except in the ordinary course of business;

(f)sold, assigned or transferred any patent rights, trademarks, trade names, copyrights, trade secrets or other intangible assets or intellectual property rights, which sale, assignment or transfer has had a Purchaser Material Adverse Effect, or disclosed any proprietary confidential information to any person except in the ordinary course of business or to the Company, the Shareholders or its or their representatives, respectively;

(g)suffered any substantial losses or waived any rights of material value, whether or not in the ordinary course of business, or suffered the loss of any material amount of prospective business;

(h)made any changes in employee compensation except in the ordinary course of business and consistent with past practices;

(i)made capital expenditures or commitments therefor that aggregate in excess of $25,000;

(j)entered into any other transaction other than in the ordinary course of business, or entered into any other material transaction, whether or not in the ordinary course of business;

(k)made charitable contributions or pledges in excess of $25,000;

(l)suffered any material damage, destruction or casualty loss, whether or not covered by insurance;

(m)experienced any material problems with labor or management in connection with the terms and conditions of their employment; or

(n)entered into an agreement, written or otherwise, to take any of the foregoing actions.

Section 4.09 Labor and Employment. Purchaser is not a party to any contract or collective bargaining agreement with any labor organization. No organization or representation question, labor dispute or unfair labor practice or complaint is pending or has been threatened in the past five years. To the knowledge of Purchaser, no current employee or officer of Purchaser or any Subsidiary of Purchaser intends, or is expected, to terminate his employment relationship with such entity following the consummation of the transactions contemplated hereby.

Section 4.10 Litigation. There is no Action pending or, to the knowledge of Purchaser, threatened against Purchaser, any material property or asset of Purchaser, or any of the officers or directors of Purchaser in regards to their actions as such, nor is there any basis for any such Action. There is no Action pending or, to the knowledge of Purchaser, threatened seeking to prevent, hinder, modify, delay or challenge the transactions contemplated by this Agreement. There is no outstanding order, writ, judgment, injunction, decree, determination or award of, or pending or, to the knowledge of Purchaser, threatened investigation by, any Governmental Authority relating to Purchaser, any of its properties or assets, any of its officers or directors, or the transactions contemplated by this Agreement. There is no Action by Purchaser pending, or which Purchaser has commenced preparations to initiate, against any other Person.

Section 4.11 Compliance with Law. The business of Purchaser has been and is presently being conducted in accordance with all applicable federal, state and local governmental Laws, rules, regulations and ordinances or such that, individually or in the aggregate, the noncompliance therewith would not have a Purchaser Material Adverse Effect. Purchaser has all franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals necessary for the conduct of its business as now being conducted by it unless the failure to possess such franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals, individually or in the aggregate, could not reasonably be expected to have a Purchaser Material Adverse Effect.

Section 4.12 Contracts. Except for this Agreement, Purchaser is not a party  to any written or oral contract, instrument, agreement, commitment, obligation, plan or arrangement, a copy of which would be required to be filed with the SEC if Purchaser were registering securities under the Securities Act (collectively, “Purchaser Material Agreements”). Purchaser has in all material respects performed all the obligations required to be performed by Purchaser to date under Purchaser Material Agreements, has received no notice of default and, to the best of Purchaser’s knowledge, is not in default under any Purchaser Material Agreement now in effect, the result of which could cause a Purchaser Material Adverse Effect. No written or oral contract, instrument, agreement (other than the as provided to any preferred stock now or hereinafter created by a certificate of designation), commitment, obligation (other than any obligation imposed by state law), plan or arrangement of Purchaser limits or shall limit the payment of dividends on Purchaser Stock.

Section 4.13Title to Assets. Purchaser has good and marketable title to all of its real and personal property, if any, free and clear of any mortgages, pledges, charges, liens, security interests or other encumbrances of any nature whatsoever, except for such that, individually or in the aggregate, do not have a Purchaser Material Adverse Effect.

Section 4.14 No Purchaser Material Adverse Change. Since December 31, 2021, no  event has occurred which has or could reasonably be expected to have a Purchaser Material Adverse Effect.

Section 4.15 No Undisclosed Events or Circumstances. No event or circumstance has occurred or exists with respect to Purchaser or its business, properties, prospects, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by Purchaser but which has not been so publicly announced or disclosed.

Section 4.16 Governmental Approvals. Except for the filing of any notice prior or subsequent to the Closing that may be required under applicable state and/or federal securities Laws (which if required, shall be filed on a timely basis), no authorization, consent, approval, license, exemption of, filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is or will be necessary for, or in connection with, the Transactions, or, except as set forth in this Agreement, for the performance by Purchaser of its obligations under this Agreement.

Section 4.17 Certain Fees. Purchaser has not employed any broker or finder or incurred any liability for any brokerage or investment banking fees, commissions, finders’ structuring fees, financial advisory fees or other similar fees in connection with the Transactions or this Agreement.

Section 4.18 Securities Act Compliance.  Assuming the accuracy and completeness of  the representations, warranties and covenants of each Shareholder contained herein, Purchaser has complied and will comply with all applicable federal and state securities Laws in connection with the offer, issuance and sale of the Shares and Earnout Shares hereunder and no registration under the Securities Act is required for the offer and sale of the Shares and Earnout Shares by Purchaser to the Shareholders under this Agreement. Neither Purchaser nor anyone acting on its behalf, directly or indirectly, has or will sell, offer to sell or solicit offers to buy any of the Shares and Earnout Shares, or similar securities to, or solicit offers with respect thereto from, or enter into any preliminary conversations or negotiations relating thereto with, any person, or has taken or will take any action so as to require registration of the issuance and sale of any of the Shares and Earnout Shares under the registration provisions of the Securities Act and applicable state securities Laws. Neither Purchaser nor any of its Affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of any of the Shares and Earnout Shares.

ARTICLE V DELIVERIES

Section 5.01Deliveries of the Shareholders.

(a)Concurrently herewith, each Shareholder is delivering to Purchaser this Agreement executed by such Shareholder.

(b)At or prior to the Closing, each Shareholder shall deliver to Purchaser (subject to the provisions of Section 6.01), duly executed stock powers for transfer by the Shareholder of its Company Stock to Purchaser.

(c)At the Closing, Kyle Madej shall deliver to Purchaser and the Company the Kyle Madej Employment Agreement, duly executed by Kyle Madej.

(d)At the Closing, Monica Madej shall deliver to Purchaser and the Company the Monica Madej Employment Agreement, duly executed by Monica Madej

Section 5.02Deliveries of Purchaser.

(a)Concurrently herewith, Purchaser is delivering to each Shareholder and to the Company, a copy of this Agreement executed by Purchaser.

(b)At the Closing, Purchaser shall deliver:

(i)(subject to the provisions of Section 6.02) to each Shareholder, certificates representing the new shares of Purchaser Stock issued to each Shareholder in accordance with Section 1.01 and the signature pages hereto; and

Section 5.03Deliveries of the Company.

(a)Concurrently herewith, the Company is delivering to Purchaser:

(i)this Agreement executed by the Company along with the Company Disclosure Letter; and

(ii)a certificate of good standing of the Company issued by the Secretary of State of the State of California.

(b)At the Closing, the Company shall deliver to Purchaser:

(i)all books and records of the Company; and

(ii)the Company Audited Financial Statements;

(iii)to Kyle Madej, the Kyle Madej Employment Agreement, duly executed by the Company; and

(iv)to Monica Madej, the Monica Madej Employment Agreement, duly executed by Company.

ARTICLE VI CONDITIONS TO CLOSING

Section 6.01 Shareholders’ and Company Conditions Precedent. The obligations of the Shareholders and the Company to enter into and complete the Closing is subject, at the option of the Shareholder and the Company, to the fulfillment on or prior to the Closing Date of the following conditions.

(a)Representations and Covenants. The representations and warranties of Purchaser contained in this Agreement shall be true in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date. Purchaser shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by Purchaser on or prior to the Closing Date. Purchaser shall have delivered to the Company, if requested, a certificate, dated the Closing Date, to the foregoing effect.

(b)Litigation. No action, suit or proceeding shall have been instituted before any court or governmental or regulatory body or instituted or threatened by any governmental or regulatory body to restrain, modify or prevent the carrying out of the Transactions or to seek damages or a discovery order in connection with such Transactions, or which has or may have, in the reasonable opinion of the Company, a materially adverse effect on the assets, properties, business, operations or condition (financial or otherwise) of Purchaser.

(c)Madej Employment Agreements. The Company shall have delivered to Kyle Madej the Kyle Madej Employment Agreement and shall have delivered to Monica Madej, the Monica Madej Employment Agreement, each duly executed by the Company.

(d)No Purchaser Material Adverse Effect. There shall not have been any occurrence, event, incident, action, failure to act, or transaction since December 31, 2021 which has had or is reasonably likely to cause a Purchaser Material Adverse Effect.

(e)Deliveries. The deliveries specified in Section 5.02 shall have been made by Purchaser.

Section 6.02 Purchaser Conditions Precedent. The obligations of Purchaser to enter into and complete the Closing is subject, at the option of Purchaser, to the fulfillment on or prior to the Closing Date of the following conditions, any one or more of which may be waived by Purchaser in writing.

(a)Representations and Covenants. The representations and warranties of the Shareholders and the Company contained in this Agreement shall be true in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date. The Shareholders and the Company shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by the Shareholders and the Company on or prior to the Closing Date. The Company shall have delivered to Purchaser, if requested, a certificate, dated the Closing Date, to the foregoing effect.

(b)Litigation. No action, suit or proceeding shall have been instituted before any court or governmental or regulatory body or instituted or threatened by any governmental or regulatory body to restrain, modify or prevent the carrying out of the Transactions or to seek damages or a discovery order in connection with such Transactions, or which has or may have, in the reasonable opinion of Purchaser, a materially adverse effect on the assets, properties, business, operations or condition (financial or otherwise) of Purchaser.

(c)No Company Material Adverse Effect. There shall not have been any occurrence, event, incident, action, failure to act, or transaction since December 31, 2021 which has had or is reasonably likely to cause a Company Material Adverse Effect.

(d)Company Audited Financial Statements. Purchaser shall have received financial statements of the Company for the two-year period ending December 31, 2021, which financial statements shall be prepared in accordance with GAAP and shall include balance sheets, statements of shareholders’ equity and statement of cash flows, together with associated notes, and shall have been audited by an independent registered public accounting firm in accordance with the standards of the Public Company Accounting Oversight Board (United States) (collectively, the “Company Audited Financial Statements”). In addition, Purchaser shall have received unaudited financial statements of the Company, prepared in accordance with GAAP, together with related notes, for the three months ended March 31, 2022 and March 31, 2021.

(e)Madej Employment Agreements. Kyle Madej shall have delivered to Purchaser and the Company the Kyle Madej Employment Agreement, duly executed by Kyle Madej. Monica Madej shall have delivered to Purchaser and the Company the Monica Madej Employment Agreement, duly executed by Monica Madej.

(f)Deliveries. The deliveries specified in Section 5.01 and Section 5.03 shall have been made by the Shareholders and the Company, respectively.

Section 6.03 No Suspensions of Trading in Purchaser Stock; Listing. Trading in Purchaser Stock shall not have been suspended by the SEC or any trading market (except for any suspensions of trading of not more than one trading day solely to permit dissemination of material information regarding Purchaser) at any time since the date of execution of this Agreement, and Purchaser Stock shall have been at all times since such date listed for trading on a trading market or eligible for quotation on the OTC Marketplace.

ARTICLE VII COVENANTS

Section 7.01 Conduct of Business Prior to the Closing. From the date hereof until the Closing, except as otherwise provided in this Agreement or consented to in writing by Purchaser (which consent shall not be unreasonably withheld, conditioned or delayed), Sellers shall, and shall cause the Company to, (x) conduct the business of the Company in the ordinary course of business consistent with past practice; and (y) use reasonable best efforts to maintain and preserve intact the current organization, business and franchise of the Company and to preserve the rights, franchises, goodwill and relationships of its employees, customers, lenders, suppliers, regulators and others having business relationships with the Company. Without limiting the foregoing, from the date hereof until the Closing Date, Seller shall:

(a)cause the Company to preserve and maintain all of its Permits;

(b)cause the Company to pay its debts, Taxes and other obligations when due;

(c)cause the Company to maintain the properties and assets owned, operated or used by the Company in the same condition as they were on the date of this Agreement, subject to reasonable wear and tear;

(d)cause the Company to continue in full force and effect without modification all insurance policies, except as required by applicable Law;

(e)cause the Company to defend and protect its properties and assets from infringement or usurpation;

(f)cause the Company to perform all of its obligations under all Material Contracts relating to or affecting its properties, assets or business;

(g)cause the Company to maintain its books and records in accordance with past practice; Laws; and

(h)cause the Company to comply in all material respects with all applicable

(i)cause the Company not to take or permit any action that would cause any of the changes, events or conditions described in Section 3.07 to occur.

Section 7.02 Access to Information. From the date hereof until the Closing, Sellers shall, and shall cause the Company to, (a) afford Purchaser and its representatives full and free access to and the right to inspect all of the real property, properties, assets, premises, books and records, Contracts and other documents and data related to the Company; (b) furnish Purchaser and its representatives with such financial, operating and other data and information related to the Company as Purchaser or any of its representatives may reasonably request; and (c) instruct the representatives of Sellers and the Company to cooperate with Purchaser in its investigation of the Company. Any investigation pursuant to this Section 7.02 shall be conducted in such manner as not to interfere unreasonably with the conduct of the business of Sellers or the Company. No investigation by Purchaser or other information received by Purchaser shall operate as a waiver or otherwise affect any representation, warranty or agreement given or made by Sellers in this Agreement.

Section 7.03No Solicitation of Other Bids.

(a)Sellers shall not, and shall not authorize or permit any of its Affiliates (including the Company) or any of its or their representatives to, directly or indirectly, (i) encourage, solicit, initiate, facilitate or continue inquiries regarding an Acquisition Proposal; (ii) enter into discussions or negotiations with, or provide any information to, any Person concerning a possible Acquisition Proposal; or (iii) enter into any agreements or other instruments (whether or not binding) regarding an Acquisition Proposal. Seller shall immediately cease and cause to be terminated, and shall cause its Affiliates (including the Company) and all of its and their representatives to immediately cease and cause to be terminated, all existing discussions or negotiations with any Persons conducted heretofore with respect to, or that could lead to, an Acquisition Proposal.

(b)In addition to the other obligations under this Section 7.03, Sellers shall promptly (and in any event within three (3) Business Days after receipt thereof by Sellers or their representatives) advise Purchaser orally and in writing of any Acquisition Proposal, any request for information with respect to any Acquisition Proposal, or any inquiry with respect to or which could reasonably be expected to result in an Acquisition Proposal, the material terms and conditions of such request, Acquisition Proposal or inquiry, and the identity of the Person making the same.

(c)Sellers agree that the rights and remedies for noncompliance with this Section 7.03 shall include having such provision specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any such breach or threatened breach shall cause irreparable injury to Purchaser and that money damages would not provide an adequate remedy to Purchaser.

Section 7.04Notice of Certain Events.

(a)From the date hereof until the Closing, the Company and Sellers shall promptly notify Purchaser in writing of:

(i)any fact, circumstance, event or action the existence, occurrence or taking of which (A) has had, or could reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (B) has resulted in, or could reasonably be expected to result in, any representation or warranty made by Seller hereunder not being true and correct or (C) has resulted in, or could reasonably be expected to result in, the failure of any of the conditions set forth in Article VI to be satisfied;

(ii)any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

(iii)any notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement; and

(iv)any Actions commenced or, to the Knowledge of the Company, threatened against, relating to or involving or otherwise affecting Sellers or the Company that, if pending on the date of this Agreement, would have been required to have been disclosed to Purchaser or that relates to the consummation of the Transactions.

(b)Purchaser’s receipt of information pursuant to this Section 7.04 shall not operate as a waiver or otherwise affect any representation, warranty or agreement given or made by Sellers or the Company in this Agreement and shall not be deemed to amend or supplement the Company Disclosure Letter.

Section 7.05 Noncompetition. For a period of three (3) years after the Closing Date (the “Restricted Period”), Kyle Madej will not, and will cause his affiliates to not, directly or indirectly, in any manner (whether on his or her own account, or as an owner, operator, manager, consultant, officer, director, employee, investor, agent or otherwise), anywhere in the United States, directly or indirectly (i) engage in any business that competes with the business of the Company, or (ii) own any interest in, manage, control, provide financing to, participate in (whether as an owner, operator, manager, consultant, officer, director, employee, investor, agent, representative or otherwise), or consult with or render services for any person that is engaged in any activity that competes directly or indirectly with the business of the Company; provided, however, that ownership of less than one percent (1%) of the outstanding stock of any publicly traded corporation shall not be deemed to engage solely by reason thereof in its business.

Section 7.06 Public Announcements. Purchaser and the Company will consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statements with respect to the Agreement and the Transactions and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable Law, court process or by obligations pursuant to any listing agreement with any national securities exchange.

Section 7.07 Fees and Expenses. All fees and expenses incurred in connection with this Agreement shall be paid by the party incurring such fees or expenses, whether or not this Agreement is consummated.

Section 7.08 Continued Efforts. Each Party hereto shall use commercially reasonable efforts to (a) take all action reasonably necessary to consummate the Transactions, and (b) take such steps and do such acts as may be necessary to keep all of its representations and warranties true and correct as of the Closing Date with the same effect as if the same had been made, and this Agreement had been dated, as of the Closing Date.

ARTICLE VIII TERMINATION

Section 8.01 Termination. This Agreement may be terminated and the transactions contemplated by this Agreement abandoned at any time prior to the Closing:

(a)by the mutual written consent of Sellers, the Company and Purchaser;

(b)by either Sellers and the Company, on the one hand, or Purchaser, on the other hand, if the Closing shall not have occurred by July 15, 2022 (the “End Date”), unless any Party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur on or prior to such date; provided, however, that the End Date (A) shall be extended for a period of thirty (30) days in the event the condition set forth in Section 6.02(d) has not been met by the End Date, and (B) may be extended by the mutual written consent of Sellers, the Company and Purchaser.

(c)by either Sellers and the Company, on one hand, or Purchaser, on the other hand, in the event that any Law or Governmental Order of any Governmental Authority in the United States permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement shall have become final and non-appealable; provided, however, that the right to terminate this Agreement under this Section 8.01(c) shall not be available to any Party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in such Law or Governmental Order in the United States permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement;

(d)by Sellers and the Company (but only so long as none of the Sellers nor the Company is in material breach of its obligations under this Agreement) if there has been a breach of any representation, warranty, covenant or agreement of Purchaser contained in this Agreement which cannot be or is not cured prior to the End Date;

(e)by Purchaser (but only so long as Purchaser is not in material breach of its obligations under this Agreement) if there has been a breach of any representation, warranty, covenant or agreement of Sellers and the Company contained in this Agreement cannot be or is not cured prior to the End Date; or

(f)by Sellers and the Company in the event (i) all of the conditions set forth in Section 6.01 have been and continue to be satisfied (other than conditions with respect to actions the Parties shall take at the Closing itself or which, by their nature, cannot be satisfied until the Closing, but in each case are capable of being satisfied at or prior to the Closing), (ii) Sellers and the Company have notified Purchaser in writing that each is ready, willing and able to consummate the transactions contemplated by this Agreement, (iii) Purchaser has failed to complete the Closing when required pursuant to Section 1.02, and (iv) Purchaser fails to complete the Closing within three (3) Business Days after the date of receipt of the notice contemplated by clause (ii) and Sellers and the Company stood ready, willing and able to consummate the transactions contemplated by this Agreement through the end of such three (3) Business Day period.

Section 8.02 Effect of Termination. If this Agreement is terminated and the transactions contemplated by this Agreement are abandoned as described in Section 8.01, this Agreement shall become null and void and of no further force and effect, except (a) as set forth in the Article VIII and Article IX hereof, and (b) nothing herein shall relieve any Party hereto from liability for any breach of any provision hereof.

Section 8.03 Notice of Termination. In the event of termination by Seller or Purchaser pursuant to Section 8.01, written notice of such termination and the basis thereof shall be given by the terminating Party to the other Party to this Agreement.

ARTICLE IX MISCELLANEOUS

Section 9.01 Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given upon receipt by the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to a Shareholder, to the address set forth under Shareholders’ Notice Information below the Shareholders’ signatures hereto, with a copy to the Company.

If to the Company:

United Security Specialists, Inc. 275 Saratoga Avenue, Suite 200 Santa Clara, CA 99091 Attention: Kyle Madej, CEO Telephone: 408-520-1975 Email: kyle@usselite.com with a copy to:

Arata, Swingle, Van Egmond & Heitlinger A Professional Law Corporation

1207 I Street

Modesto, California 95354 Attention: Michelle I. Morelli Telephone: (209) 522-2211 Email: mmorelli@arata-law.com

If to Purchaser, to:

James Maritime Holdings, Inc. 9160 South 300 West, #101

Sandy, Utah 84070

Attention: Kip Eardley, President Telephone: (801) 706-9429 Email: keardley@gmail.com with a copy to:

Troutman Pepper Hamilton Sanders LLP 5 Park Plaza, 14th Floor

Irvine, CA 92614 Attention: Larry A. Cerutti Telephone: (949) 622-2710

Email: larry.cerutti@troutman.com

Section 9.02 Amendments; Waivers; No Additional Consideration. No provision of this Agreement may be waived or amended except in a written instrument signed by the Company, Purchaser and each Shareholder. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

Section 9.03 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Shareholders, Purchaser and the Company will be entitled to specific performance under this Agreement. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

Section 9.04 Limitation of Liability. Notwithstanding anything herein to the contrary, each of Purchaser and the Company acknowledge and agree that the liability of a Shareholder arising directly or indirectly, under any transaction document of any and every nature whatsoever shall be satisfied solely out of the assets of such Shareholder, and that no trustee, officer, other investment vehicle or any other Affiliate of such Shareholder or any investor, shareholder or holder of shares of beneficial interest of such Shareholder shall be personally liable for any liabilities of such Shareholder.

Section 9.05 Interpretation. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”.

Section 9.06 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that

Transactions contemplated hereby are fulfilled to the extent possible.

Section 9.07 Counterparts; Facsimile Execution. This Agreement may be executed in  one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties. Facsimile execution and delivery of this Agreement is legal, valid and binding for all purposes.

Section 9.08 Entire Agreement; Third Party Beneficiaries. This Agreement, taken together with the Company Disclosure Letter, (a) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the Transactions and (b) are not intended to confer upon any person other than the parties any rights or remedies.

Section 9.09 Governing Law. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of California, regardless of the Laws that might otherwise govern under applicable principles of conflicts of Laws thereof.

Section 9.10 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties. Any purported assignment without such consent shall be void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

ARTICLE X DEFINITIONS

Section 10.01 Certain Defined Terms. For purposes of this Agreement, the following terms have the following meanings:

“Acquisition Proposal” means any inquiry, proposal or offer from any Person (other than Purchaser or any of its Affiliates) concerning (i) a merger, consolidation, liquidation, recapitalization, share exchange or other business combination transaction involving the Company; (ii) the issuance or acquisition of shares of capital stock or other equity securities of the Company; or (iii) the sale, lease, exchange or other disposition of any significant portion of the Company’s properties or assets.

“Action” means any claim, action, suit, inquiry, proceeding, audit or investigation by or before any Governmental Authority, or any other arbitration, mediation or similar proceeding.

“Affiliate” of a Person means any other Person which, directly or indirectly, controls, is controlled by, or is under common control with, such Person. The term “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by Contract or otherwise.

“Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by Law to be closed in the State of California.

“Company Material Adverse Effect” means any event, change, circumstance, effect or other matter that has a material adverse effect on (a) the business, financial condition or results of operations of the Company, taken as a whole, or (b) the ability of the Company to consummate timely the transactions contemplated by this Agreement; provided, however, that none of the following, either alone or in combination, will constitute, or be considered in determining whether there has been, a Company Material Adverse Effect: any event, change, circumstance, effect or other matter resulting from or related to (i) any outbreak or escalation of war or major hostilities or any act of terrorism, (ii) changes in Laws, GAAP or enforcement or interpretation thereof, (iii) changes that generally affect the industries and markets in which the Company operates, (iv) changes in financial markets, general economic conditions (including prevailing interest rates, exchange rates, commodity prices and fuel costs) or political conditions, (v) any failure, in and of itself, of the Company to meet any published or internally prepared projections, budgets, plans or forecasts of revenues, earnings or other financial performance measures or operating statistics (it being understood that the facts and circumstances underlying any such failure that are not otherwise excluded from the definition of a “Company Material Adverse Effect” may be considered in determining whether there has been a Company Material Adverse Effect), (vi) any action taken or failed to be taken pursuant to or in accordance with this Agreement or at the request of, or consented to by, Purchaser, or (vii) the execution or delivery of this Agreement, the consummation of the transactions contemplated by this Agreement or the public announcement or other publicity with respect to any of the foregoing.

“Company PPP Lender” means Bank of America, National Association.

“Contract” means any contract, agreement, indenture, note, bond, mortgage, loan, instrument, lease, license, commitment or other arrangement, understanding, undertaking, commitment or obligation, whether written or oral.

“Encumbrance” means any charge, claim, limitation, condition, equitable interest, mortgage, lien, option, pledge, security interest, easement, encroachment, right of first refusal, adverse claim or restriction of any kind, including any restriction on or transfer or other assignment, as security or otherwise, of or relating to use, quiet enjoyment, voting, transfer, receipt of income or exercise of any other attribute of ownership.

“Environmental Laws” means any Laws of any Governmental Authority relating to (i) Releases or threatened Releases of Hazardous Substances or materials containing Hazardous Substances; (ii) the manufacture, handling, transport, use, treatment, storage or disposal of Hazardous Substances or materials containing Hazardous Substances; or (iii) pollution or protection of the environment, health, safety or natural resources.

“Equity Participations” means any (i) share, quota, security, participation right and any other present or future right entitling the holder, absolutely or contingently (through the exercise of any subscription, conversion, exchange, option or similar right), to participate in the revenues, dividends or equity appreciation of another Person, including capital stock, membership interests, units, performance units, options, restricted stock, warrants, company appreciation rights, interests in “phantom” stock plans, restricted or contingent stock or profits interests, voting securities, stock appreciation rights or equivalents, stock loan purchase plans, convertible bonds, debentures or other convertible Indebtedness, or stock bonus plans and (ii) commitments to issue any of the foregoing.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended. “ERISA Affiliates” means all employers, trades or businesses (whether or not incorporated) that would be treated together with Purchaser or any of its Affiliates, as a “single employer” within the meaning of Section 414 of the Code.

“Governmental Authority” means any United States or non-United States federal, national, supranational, state, provincial, local or similar government, governmental, regulatory or administrative authority, branch, agency or commission or any court, tribunal, or arbitral or judicial body (including any grand jury).

“Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

“Hazardous Substances” means (i) those substances defined in or regulated under the Hazardous Materials Transportation Act, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”), the Clean Water Act, the Safe Drinking Water Act, the Atomic Energy Act, the Toxic Substances Control Act, the Federal Insecticide, Fungicide, and Rodenticide Act and the Clean Air Act, and their state counterparts, as each may be amended from time to time, and all regulations thereunder; (ii) petroleum and petroleum products, including crude oil and any fractions thereof; (iii) natural gas, synthetic gas, and any mixtures thereof; (iv) lead, polychlorinated biphenyls, asbestos and radon; (v) any other pollutant or contaminant; and (vi) any substance, material or waste regulated by any Governmental Authority pursuant to any Environmental Law.

“Immediate Family” means, with respect to any specified Person, such Person’s spouse, parents, children, grandparents, grandchildren and siblings, including adoptive relationships and relationships through marriage, or any other relative of such Person that shares such Person’s home.

“Indebtedness” means, without duplication (but before taking account the consummation of the transactions contemplated hereby), (i) the unpaid principal amount and accrued interest, premiums, penalties and other fees, expenses (if any), and other payment obligations and amounts due (including such amounts that would become due as a result of the consummation of the transactions contemplated by this Agreement) that would be required to be paid by a borrower to a lender pursuant to a customary payoff letter, in each case, in respect of (A) all indebtedness for borrowed money of the Company, (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments, and (C) all obligations with respect to interest-rate hedging, swaps or similar financial arrangements (valued at the termination value thereof and net of all payments owed to the Company or its Affiliates thereunder); (ii) all obligations under capitalized leases with respect to which the Company is liable; (iii) any amounts for the deferred purchase price of goods and services, including any earn out liabilities associated with past acquisitions, all amounts of deferred rent and all amounts of deferred revenue; (iv) all liabilities with respect to any current or former employee, officer or director of the Company that arise before or on the Closing Date, including (A) all liabilities with respect to any Company Benefit Plan, (B) all accrued salary, deferred compensation, commissions and vacation obligations, (C) all workers’ compensation claims, (D) any liability in respect of accrued but unpaid bonuses; and (E) any employment Taxes payable by the Company with respect to the foregoing; (v) unpaid management fees; (vi) all deposits and monies received in advance by the Company; (vii) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by the Company; and (viii) all obligations of the type referred to in clauses (i) through (vii) of other Persons for the payment of which the Company is responsible or liable, as obligor, guarantor, surety or otherwise, including any guarantee of such obligations.

“Independent Auditor” means Moss Adams LLP or, if such firm is unable or unwilling to act, such other independent certified public accounting firm as shall be agreed upon by Purchaser and Sellers, acting reasonably.

“Intellectual Property” means all intellectual property rights arising from or associated with the following, whether protected, created or arising under the Laws of the United States or any other jurisdiction: (i) registered trade names, trademarks and service marks (registered and unregistered), brand names, logos, corporate names and other source identifiers, domain names and other Internet addresses or identifiers, trade dress and similar rights, and applications (including intent to use applications and similar reservations of marks and all goodwill associated therewith) to register any of the foregoing (collectively, “Marks”); (ii) patents, utility models, and invention registrations of any type, and equivalents thereof, including divisionals, continuations, continuations in part, re-examinations, renewals, extensions, divisions and reissues thereof, and applications for any of the foregoing (collectively, “Patents”); (iii) copyrights (registered and unregistered), copyrightable works, and applications for registration (collectively, “Copyrights”); (iv) trade secrets and other proprietary information, including know-how, inventions, data collections, development tools, diagrams, formulae, methods, processes and processing instructions, technical data, databases, specifications, research and development information, technology, product roadmaps, customer lists and any other information, in each case whether or not embodied in any tangible form (but including all tangible embodiments of the foregoing) and to the extent any of the foregoing derives economic value (actual or potential) from not being generally known to other persons who can obtain economic value from its disclosure or use, excluding any Copyrights or Patents that may cover or protect any of the foregoing (collectively, “Trade Secrets”); (v) Software; and (vi) moral rights, publicity rights, data base rights and any other proprietary or intellectual property rights of any kind or nature that do not comprise or are not protected by Marks, Patents, Copyrights or Trade Secrets.

“Knowledge of Company” means the actual knowledge (after reasonable inquiry) of Kyle Madej.

“Kyle Madej Employment Agreement” means that certain Employment Agreement, dated the Closing Date, by and between the Company and Kyle Madej in the form set forth in Exhibit A attached hereto.

“Law” means any statute, law, ordinance, regulation, rule, code, executive order, injunction, judgment, decree or order of any Governmental Authority.

“Leased Real Property” means all real property leased, subleased or licensed to the Company or which the Company otherwise has a right or option to use or occupy, together with all structures, facilities, fixtures, systems, improvements and items of property previously or hereafter located thereon, or attached or appurtenant thereto, and all easements, rights and appurtenances relating to the foregoing.

“Monica Madej Employment Agreement” means that certain Employment Agreement, dated the Closing Date, by and between the Company and Monica Madej in the form set forth in Exhibit B attached hereto.

“Permitted Encumbrances” means (i) liens for Taxes not yet past due and for which adequate reserves have been established, (ii) mechanics’, workmen’s, repairmen’s, warehousemen’s and carriers’ liens arising in the ordinary course of business of the Company or Purchaser, as applicable, consistent with past practice and (iii) any such matters of record, Encumbrances and other imperfections of title that do not, individually or in the aggregate, materially impair the continued ownership, use and operation of the assets to which they relate in the business of the Company or Purchaser, as applicable, as currently conducted.

“Person” means an individual, corporation, partnership, limited liability company, limited liability partnership, syndicate, person, trust, association, organization or other entity, including any Governmental Authority, and including any successor, by merger or otherwise, of any of the foregoing.

“PPP” means the Paycheck Protection Program under Division A, Title I, of the CARES Act, as amended (including pursuant to the Paycheck Protection Program and Healthcare Enhancement Act, Pub. L. 116-139, Apr. 24, 2020 and the Paycheck Protection Program Flexibility Act of 2020, Pub. L. 116-142, Jun. 5, 2020), together with the related rules, regulations and guidance promulgated by the SBA in respect thereof.

“PPP Loan” means the SBA Note (SBA Loan # 56550337701), dated May 1, 2020 (the “PPP Note”), issued by the Company in favor of the PPP Lender under the PPP, which loan was in the principal amount of $540,676.

“PPP Loan Documents” shall mean, collectively, the PPP Note, and all of the other agreements, instruments, certificates and documents executed and delivered in connection with or related to the PPP Loan.

“Purchaser Material Adverse Effect” means any event, change, circumstance, effect or other matter that has a material adverse effect on (a) the business, financial condition or results of operations of Purchaser, taken as a whole, or (b) the ability of Purchaser to consummate timely the transactions contemplated by this Agreement; provided, however, that none of the following, either alone or in combination, will constitute, or be considered in determining whether there has been, a Purchaser Material Adverse Effect: any event, change, circumstance, effect or other matter resulting from or related to (i) any outbreak or escalation of war or major hostilities or any act of terrorism, (ii) changes in Laws, GAAP or enforcement or interpretation thereof, (iii) changes that generally affect the industries and markets in which Purchaser operates, (iv) changes in financial markets, general economic conditions (including prevailing interest rates, exchange rates, commodity prices and fuel costs) or political conditions, (v) any failure, in and of itself, of Purchaser to meet any published or internally prepared projections, budgets, plans or forecasts of revenues, earnings or other financial performance measures or operating statistics (it being understood that the facts and circumstances underlying any such failure that are not otherwise excluded from the definition of a “Purchaser Material Adverse Effect” may be considered in determining whether there has been a Purchaser Material Adverse Effect), (vi) any action taken or failed to be taken pursuant to or in accordance with this Agreement or at the request of, or consented to by, the Company or Sellers, or (vii) the execution or delivery of this Agreement, the consummation of the transactions contemplated by this Agreement or the public announcement or other publicity with respect to any of the foregoing.

“Related Party,” with respect to any specified Person, means: (i) any Affiliate of such specified Person or any director, executive officer, general partner or managing member of such Affiliate, or (ii) any other Person who holds, individually or together with any Affiliate of such other Person and any member(s) of such Person’s Immediate Family, more than 5% of the outstanding voting equity or ownership interests of such specified Person.

“Release” has the meaning set forth in Section 101(22) of CERCLA (42 U.S.C. § 9601(22)), but not subject to the exceptions in Subsections (A) and (D) of 42 U.S.C. § 9601(22). “SBA” means the U.S. Small Business Administration.

“Software” means any and all computer programs, software (in object and source code), firmware, middleware, applications, APIs, web widgets, code and related algorithms, models and methodologies, files, documentation and all other tangible embodiments thereof.

“Subsidiary” shall mean, with respect to any corporation or other entity, any corporation or other entity of which at least a majority of the securities or other ownership interest having ordinary voting power (absolutely or contingently) for the election of directors or other persons performing similar functions are at the time owned directly or indirectly by such corporation or other entity and/or any of its other Subsidiaries.

“Systems” means servers, hardware systems, databases, circuits, networks and other computer and telecommunications assets and equipment.

“Tax Return” means any return, declaration, report, or information return or other similar statement or form relating to Taxes, filed or required to be filed with any Governmental Authority, including any schedule or attachment thereto, and including any amendment thereof.

“Taxes” means all federal, state, local, foreign and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, registration, license, lease, service, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other similar taxes, fees, assessments or charges in the nature of a tax, together with any interest and any penalties, additions to tax or additional amounts with respect thereto imposed by a Governmental Authority.

[SIGNATURES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Share Exchange Agreement as of the date first above written.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Share Exchange Agreement as of the date first above written.

Signature Page to Share Exchange Agreement

Signature Page to
Share Exchange Agreement

Exhibit A

Form of Kyle Madej Employment Agreement

(attached hereto)

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (this “Agreement”) is entered into as of [●], 2022 (the “Effective Date”), by and between Kyle Madej (the “Executive”) and United Security Specialists, Inc., a California corporation (the “Company”).

RECITALS:

WHEREAS, the Company desires to employ Executive to provide personal services to the Company, and wishes to provide Executive with certain compensation and benefits in return for his services; and

WHEREAS, Executive wishes to be employed by the Company and to provide personal services to the Company in return for certain compensation and benefits.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, it is hereby agreed by and between the parties hereto as follows:

1.Definitions. As used in this Agreement, unless the context requires a different meaning, the following terms shall have the meanings set forth herein:

(a)“Board” means the Board of Directors of the Company.

(b)“Cause” means any of the following, provided that the requirements regarding advance notice and an opportunity to cure set forth below are satisfied, if applicable:

(i) an unauthorized use or disclosure of the Company’s confidential information or trade secrets by Executive that results in material harm to the Company or any material breach by Executive of any applicable invention assignment or confidentiality agreement between the Company and Executive, (ii) a material breach by Executive of any agreement between Executive and the Company that results in material harm to the Company, (iii) Executive’s refusal to comply with the Company’s written policies or rules, (iv) Executive’s conviction of, or plea of “guilty” or “no contest” to, a felony (other than a driving offense related solely to driving in excess of the speed limit) under the laws of the United States or any state thereof or any crime involving moral turpitude, (v) Executive’s repeated refusal to comply with a lawful material directive of the Board, (vi) Executive’s fraud, gross negligence or willful misconduct in the performance of Executive’s duties that has had or could be reasonably expected to have a material adverse effect on the Company or the Company’s reputation, business or financial condition, (vii) Executive’s misappropriation or embezzlement of funds or property of the Company, or (viii) Executive’s breach of any fiduciary duties owed to the Company; provided, however, that Cause shall not arise under this Section 1(b) unless (A) Executive has been notified by the Company of the alleged act(s) that constitute “Cause” and has been given a period of thirty (30) days to resolve such allegations (if resolution is possible), and (B) Executive subsequently is given notice and an opportunity to be heard before the Board. Executive shall not be deemed to have been  terminated for Cause with respect to clauses (i), (ii), (iii), (v) or (vi) above and only such clauses unless and until there shall have been delivered to Executive a Notice of Termination and copy of a resolution duly adopted by the majority vote of those members of the Board (after reasonable notice to Executive and an opportunity for Executive to cure any such failure), finding that, in the good faith opinion of the Board, Executive was guilty of the conduct set forth in clauses (i), (ii), (iii), (v) or (vi) above.

(c)“COBRA” means the Consolidated Omnibus Budget Reconciliation Act of

1985, as amended.

(d)“COBRA Coverage” means continuation coverage under the Company’s medical, dental and/or vision benefit plans following a termination of employment pursuant to COBRA.

(e)“Code” means the Internal Revenue Code of 1986, as amended.

(f)“Covered Termination” means (i) an Involuntary Termination Without Cause, or (ii) a voluntary termination of employment by Executive for Good Reason, provided that in either case, the termination of employment constitutes a Separation from Service.

(g)“Date of Termination” means (i) if Executive’s employment is terminated automatically due to Executive’s death, the date of Executive’s death; and (ii) if Executive’s employment is terminated for any reason other than death, the date specified in the Notice of Termination.

(h)“Disability” means (i) that Executive has incurred a physical or mental disability entitling Executive to long-term disability benefits under the Company’s long-term disability plan, if any, or (ii) in the absence of a Company long-term disability plan, Executive’s inability, as determined by the independent members of the Board (or any designated committee of the Board comprised solely of independent directors), to perform the essential functions of his regular duties and responsibilities, with or without reasonable accommodation, due to a medically determinable physical or mental illness which has lasted (or can reasonably be expected to last) for a period of six (6) consecutive months.

(i)“Good Reason” means Executive’s resignation due to any of the following events, which occurs without Executive’s written consent, provided that the requirements regarding advance notice and an opportunity to cure set forth below are satisfied: (i) a material diminution of Executive’s annual base salary or target bonus by more than ten percent (10%); provided, however, that a reduction of annual base salary or target bonus of no more than fifteen percent (15%) that applies to all other similarly situated employees of the Company will not constitute “Good Reason;” (ii) a material diminution of Executive’s title, authority, duties or responsibilities; or (iii) a breach by the Company of any material agreement between the Company and Executive (each of (i), (ii) and (iii), a “Good Reason Condition”). In order for Executive to resign for Good Reason, Executive must provide written notice to the Company of the existence of the Good Reason Condition within ninety (90) days of the existence of such Good Reason Condition. Upon receipt of such notice of the Good Reason Condition as detailed in a Notice of Termination, the Company will be provided with a period of thirty (30) days during which it may remedy the Good Reason Condition and not be required to provide for the payments and benefits described herein as a result of such proposed resignation due to the Good Reason Condition as specified in the Notice of Termination (the “Company Cure Period”). If the Good Reason Condition is not remedied within the period specified in the preceding sentence, Executive must resign within ninety (90) days of the earlier of the expiration of the Company Cure Period or written notice from the Company that it will not undertake to cure the condition for the resignation to qualify as a resignation for Good Reason (and Executive’s compliance with this notice provision shall not be deemed to violate the provisions of Section 2(a)).

(j)“Involuntary Termination Without Cause” means termination of Executive’s employment by the Company other than for Cause and other than on Executive’s death or Disability.

(k)“Notice of Termination” means a notice from Executive or the Company to the other party regarding the intent to terminate Executive’s employment. To the extent applicable, the

Notice of Termination shall indicate the specific termination provision in this Agreement (if any) relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive’s employment under the provision so indicated.

(l)“Release” means a release by Executive of all claims arising out of Executive’s employment with the Company or the termination thereof, in the form attached hereto as Exhibit A.

(m)“Separation from Service” means Executive’s termination of employment or service which constitutes a “separation from service” within the meaning of Treasury Regulation Section 1.409A-1(h).

2.Notice.

(a)Notice of Termination. Any termination of Executive’s employment by the Company or by Executive (other than termination due to Executive’s death, which shall terminate Executive’s employment automatically) shall be communicated by a written Notice of Termination to the other party hereto in accordance with Section 2(b) and shall set forth the Date of Termination, which shall not be earlier than the date on which the Notice of Termination is provided. In the event of a voluntary termination of employment by Executive (whether with or without Good Reason), the Date of Termination shall be no less than fourteen (14) days following the date on which the Notice of Termination is submitted; provided, however, that the Company may elect to waive all or any part of such 14-day notice period.

(b)Manner of Notice. For purposes of this Agreement, a Notice of Termination, as well as other notices and communications provided for in this Agreement, shall be in writing and shall be deemed to have been duly given when delivered in person, or by overnight courier (e.g., FEDEX) or mailed by United States certified or registered mail, return receipt requested, postage prepaid, addressed to the Company at its principal office or to Executive at the address in the Company’s payroll records, provided that all notices to the Company shall be directed to the attention of the Board, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

3.Duties and Scope of Employment.

(a)Positions and Duties. Subject to the terms and conditions of this Agreement, the Company hereby agrees to employ Executive, and Executive agrees to serve, as the Company’s Chief Executive Officer, President and Chief Financial Officer. Executive will report to the Company’s Board. Executive shall have all the responsibilities and powers normally associated with such positions. Executive will render such business and professional services in the performance of his duties, consistent with Executive’s positions within the Company, as will reasonably be assigned to him by the Board. Executive will also perform other such duties and services commensurate with Executive’s position for other operations of affiliates of the Company, as may be reasonably designated from time to time by the Board. Executive  will serve the Company faithfully and perform his duties to the best of his business ability, applying his best levels of skill, judgement, professionalism, knowledge, and diligence commensurate with his experience and level of position.

(b)Exclusive Services. Except during vacation periods and reasonable  periods of absence due to sickness, personal injury or disability, Executive shall devote substantially all of his full working time throughout the Employment Term (as defined in Section 3(c)) to the services required of him hereunder. Executive shall render his services exclusively  to the Company during the Employment Term (other than as provided below) and shall use his best business efforts, judgment and energy to improve and advance the business and interests of the Company in a manner consistent with the duties of his position. Notwithstanding the foregoing, Executive may engage in civic and not-for-profit activities, and serve on the  boards of directors or serve as a consultant to non-competitive private or public companies; provided, however, that in each case that such activities do not materially interfere with  the performance  of Executive’s duties to the Company.

(c)Term of Employment. The period of Executive’s employment pursuant to this Agreement is referred to herein as the Employment Term (“Employment Term”), which Employment Term shall commence as of the Effective Date and shall end on the date Executive resigns or is otherwise terminated pursuant to the provisions of this Agreement.

4.Confidential and Proprietary Information. Concurrently with the execution of this Agreement by the parties hereto, the Company and Executive shall enter into a Confidential Information and Invention Assignment Agreement with respect to the Company’s confidential and proprietary information, substantially in the form attached hereto as Exhibit B.

5.Compensation.

(a)Base Salary. During the Employment Term, the Company will pay Executive an annual base salary of $192,000 as compensation for services provided hereunder (the “Base Salary”). The Base Salary will be paid in accordance with the Company’s normal payroll practices and be subject to any required withholding. The Board will review annually Executive’s performance and determine an amount of increase, if any, of Executive’s Base Salary.

(b)Annual Bonus. Executive will be eligible for an annual discretionary bonus (the “Annual Bonus”). Whether any Annual Bonus will be awarded, and the amount of the Annual Bonus awarded to Executive, shall be determined by the Board its sole discretion based upon its consideration of both the Company’s performance and Executive’s performance. Since the Annual Bonus is intended both to reward past Company and Executive’s performance and to provide an incentive for Executive to remain with the Company, Executive must remain an active employee through the last day of a performance period in order to earn any such bonus. Any Annual Bonus awarded by the Board shall be paid within forty-five (45) days after the end of the calendar year.

(c)Benefit Plans. During the Employment Term, Executive and/or Executive’s family, as the case may be, shall be eligible for participation in and shall receive all benefits under benefit plans, practices, policies and programs provided by the Company (including, without limitation, medical, prescription, dental, disability, employee life, group life, accidental death and travel accident insurance plans and programs) in accordance with, and subject to, the terms of such plans and programs.

6.Vacation. Executive will be entitled to fifteen (15) days of paid vacation each  year or such greater number of days as provided for by the Company’s vacation policy as such policy may be in effect from time to time with the timing and duration of specific vacations mutually and reasonably agreed to by the parties hereto. In addition, Executive will be entitled  to paid sick leave, in accordance with the Company’s standard policies for executive officers as such policies may exist from time to time and as required by applicable law, as well as to certain paid holidays in accordance with any holiday schedule as may be adopted by the Company.

7.Expenses. During the Employment Term, Executive shall be entitled to receive prompt reimbursement for all reasonable and necessary business expenses incurred by Executive in the fulfillment of his duties hereunder; including reasonable travel and lodging expenses, upon presentation by Executive of an itemized account of such expenditures, including receipts as appropriate.

8.Compensation upon Certain Terminations.

(a)Termination for Any Reason. Upon Executive’s termination of employment with the Company for any reason, Executive shall be paid (i) all accrued but unpaid Base Salary, (ii) reimbursement for reasonable and necessary expenses incurred by Executive on behalf of the Company during the period ending on the date of termination, (iii) pay for accrued, unused vacation time to the extent payable pursuant to the Company’s vacation pay policy, and

(iv) any accrued but unpaid bonus prior to the date of termination. All such amounts will be paid in the ordinary course in accordance with the terms set forth in this Agreement.

(b)Covered Termination. If Executive’s employment with the Company is terminated due to a Covered Termination, and Executive no later than twenty-one (21) days (forty-five (45) days in case of a group termination) executes and delivers to the Company, and does not revoke within the seven (7) days after execution, a Release as described in Section 8(c) and continues to remain in material compliance with the obligations set forth in Section 11 (provided that if the Company finds that Executive is not in material compliance with Section 11, then Executive shall have thirty (30) days to remedy such noncompliance upon receiving written notice thereof from the Company), then Executive shall be entitled to the following severance benefits, subject to Section 9:

(i)Severance Payment. A termination payment equal to one hundred percent (100)% of Executive’s annual Base Salary will be paid to Executive on the first payroll date following sixty (60) days after termination of employment;

(ii)Bonus. Payment of an amount equal to Executive’s actual earned full-year bonus for the year in which the termination of Executive’s employment occurs, prorated based on the number of days Executive was employed for the year, payable at the time Executive’s annual bonus for the year  otherwise would be paid had Executive continued employment; and

(iii)Continued Benefits. For the period beginning on the Date of Termination and extending through the earlier of either (A) twelve (12) months from the Date of Termination, or (B) the first day of Executive’s active date of coverage in a group health plan maintained by a subsequent employer, if Executive timely elects COBRA, the Company shall reimburse Executive, on a monthly basis, for the same percentage of the cost of COBRA Coverage Executive incurs that the Company pays towards such coverage for active employees; all such reimbursements will be treated as fully taxable reimbursements to the extent necessary to avoid any adverse effect on the tax status of the Company’s plans under which such COBRA Coverage is provided.

(c)Release/Continued Compliance. As a condition to Executive’s receipt of any benefits described in this Section 8 (other than in Section 8(a)), Executive shall be required to (i) execute a Release (substantially in the form attached hereto as Exhibit A) within thirty (30) days following the Date of Termination and not revoke such Release within any period permitted under applicable law, and (ii) remain in material compliance with the obligations set forth in Section 11

(provided that if the Company finds that Executive is not in material compliance, then Executive shall have thirty (30) days to remedy such noncompliance upon receiving written notice thereof from the Company).

9.Section 409A. Notwithstanding any other provision of this Agreement, it is intended that any payment or benefit  which  is  provided pursuant  to  or in  connection  with this Agreement which is considered to be deferred compensation subject to Code Section 409A shall be provided and paid in a manner, and at such time, including without limitation payment and provision of benefits only in connection with the occurrence of a  permissible payment  event contained in Code Section 409A (e.g., separation from service from the Company and its affiliates as defined for purposes of Code Section 409A), and in such form, as complies with the applicable requirements of Code Section 409A to avoid the unfavorable tax consequences provided therein for non-compliance. Notwithstanding any provision to the contrary in this Agreement, if Executive is deemed by the Company at the time of his Separation from Service to be a “specified employee” for purposes of Code Section 409A(a)(2)(B)(i), to the extent delayed commencement of any portion of the benefits to which Executive is entitled under this Agreement is required in order a failure to comply with Code Section 409A, such portion of Executive’s benefits shall not be provided to Executive prior to the earlier of (a) the expiration of the six-month period measured from the date of Executive’s Separation from Service or (b) the date of Executive’s death. Upon the first business day following the expiration of the applicable Code Section 409A(a)(2)(B)(i) period, all payments deferred pursuant to this Section 9 shall be paid in a lump sum to Executive, and any remaining payments due under the Agreement shall be paid as otherwise provided herein. For purposes of Code Section 409A (including, without limitation, for purposes of Treasury Regulation Section 1.409A-2(b)(2)(iii)), Executive’s right to receive any installment payments payable hereunder shall be treated as a right to receive a series of separate payments and, accordingly, each such installment payment shall at all times be considered a separate and distinct payment. Notwithstanding anything herein to the contrary, all taxable reimbursements and in-kind benefits provided by the Company under this Agreement shall be made or provided in accordance with the requirements of Code Section 409A, including, where applicable, the requirement that (i) any reimbursement shall be for expenses incurred by Executive during the period of time specified in the Agreement; (ii) any in-kind benefits must be provided by the Company during the period of time specified in the Agreement; (iii) the amount of expenses eligible for reimbursement, or in-kind benefits provided, during a calendar year may not affect the expenses eligible for reimbursement, or in-kind benefits to be provided, in any other calendar year; and (iv) the right to reimbursement or in-kind benefits is not subject to liquidation or exchange for another benefit. Notwithstanding the foregoing, in no event will the Company or any of its officers, directors or employees be liable to Executive or any other person if any payment or benefit which is provided pursuant  to  or  in  connection  with  this  Agreement which is considered to be deferred compensation subject to  Code  Section 409A  fails to be exempt from or comply with Code Section 409A.

10.Successors; Binding Agreement.

(a)The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Unless expressly provided otherwise, “Company” as used herein shall mean the Company as defined in this Agreement and any successor to its business and/or assets as aforesaid.

(b)This Agreement shall inure to the benefit of and be enforceable by Executive and Executive’s personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If Executive should die while any amount would still be payable to Executive hereunder had Executive continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to Executive’s devisee, legatee or other designee or, if there is no such designee, to Executive’s estate. Executive may not assign or transfer this Agreement or any rights or obligations hereunder.

11.Non-Competition. Executive agrees that, while Executive is employed with the Company, Executive will not, either directly or indirectly, have an interest in any business (whether as manager, operator, licensor, licensee, partner, 5% or greater equity holder,  employee, consultant, director, advisor or otherwise) competitive with the Company or any of its business activities.

12.Miscellaneous.

(a)Modification or Amendment. No provision of this Agreement may be modified or amended unless such modification or amendment is agreed to in a writing that specifically states the intent of both parties hereto to supplement the terms herein and is signed by Executive and an authorized officer of the Company as may be specifically designated by the Board or a committee thereof.

(b)Waiver. No waiver by either party hereto at any time of any breach by the other party hereto of or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

(c)Governing Law. The validity, interpretation, construction  and performance of this Agreement shall be governed by the laws of the State of California without regard to its conflicts of law principles.

(d)Statutory References. All references to sections of the Code shall be deemed also to refer to any successor provisions to such sections.

(e)Tax Withholding. Any payments provided for hereunder shall be paid net of any applicable withholding required under federal, state or local law.

(f)Section Headings. The section headings contained in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

(g)Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

(h)Mutual Drafting. This Agreement shall be deemed to be the joint work product of the parties hereto and any rule of construction that a document shall be interpreted or construed against a drafter of such document shall not be applicable.

(i)Arbitration. To ensure the timely and economical resolution of disputes that may arise in connection with Executive’s employment with the Company, Executive and the Company agree that any and all disputes, claims, or causes of action arising from or relating to the enforcement, breach, performance, negotiation, execution, or interpretation of this Agreement, Executive’s employment, or the termination of Executive’s employment, shall be resolved to the fullest extent permitted by law by final, binding and confidential arbitration, by a single arbitrator, in Santa Clara County, California, conducted by JAMS under the then- applicable JAMS rules for employment disputes. By agreeing to this arbitration procedure, both Executive and the Company waive the right to resolve any such dispute through a trial by jury or judge or administrative proceeding. The arbitrator shall: (a) have the authority to compel adequate discovery for the resolution of the dispute and to award such relief as would otherwise be permitted by law; and (b) issue a written arbitration decision, to include the arbitrator’s essential findings and conclusions and a statement of the award. The arbitrator shall be authorized to award any or all remedies that Executive or the Company would be entitled to seek in a court of law. The Company shall pay all arbitration fees in excess of the amount of court fees that would be required if the dispute were decided in a court of law. Nothing in this Agreement is intended to prevent either Executive or the Company from obtaining injunctive relief in court to prevent irreparable harm pending the conclusion of any such arbitration.

(j)Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

13.At-Will Employment. Nothing contained in this Agreement shall (a) confer upon Executive any right to continue in the employ of the Company, (b) constitute any contract or agreement of employment, or (c) interfere in any way with the at-will nature of Executive’s employment with the Company.

[signature page follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

EXECUTIVE

Kyle Madej

UNITED SECURITY SPECIALISTS, INC.

Monica Madej, Vice President

United Security Specialists, Inc. — Employment Agreement – Kyle Madej

EXHIBIT A

FORM OF RELEASE OF CLAIMS BY EMPLOYEE

FOR AND IN CONSIDERATION OF the severance pay and benefits to be provided to me under the Employment Agreement (“Employment Agreement”) between me and United Security Specialists, Inc. (the “Company”) dated  , 2022, which are conditioned on my signing this Release of Claims, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, I, on my own behalf and on behalf of my heirs, executors, administrators, beneficiaries, representatives and assigns, and all others connected with or claiming through me, hereby release and forever discharge the Company and its current and past parents, subsidiaries and other affiliates and all of their respective past, present and future officers, directors, trustees, shareholders, employees, agents, employee benefit plans, general and limited partners, members, managers, investors, joint venturers, representatives, successors and assigns, and all others connected with any of them, both individually and in their official capacities (collectively, the “Released Parties”), from any and all causes of action, rights and claims of any type or description, known or unknown, which I have had in the past, now have, or might now have, through the date of my signing of this Release of Claims, in any way related to, connected with or arising out of my employment or its termination or the Employment Agreement or pursuant to any federal, state or local law, regulation or other requirement (including without limitation Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, as amended by the Older Workers Benefit Protection Act, the Employee Retirement Income Security Act, the Americans with Disabilities Act, and/or the fair employment practices statute of the state or states in which I was previously employed by the Company or otherwise had a relationship with the Company or any of its subsidiaries or other affiliates, each as amended from time to time) (collectively, the “Released Claims”). This Release of Claims shall not apply to (a) any claim that arises after I sign this Release of Claims, (b) any rights to indemnification that I may have under the Company’s Certificate of Incorporation or Bylaws, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify me or hold me harmless, (c) any claim that may not be waived pursuant to applicable law, (d) my rights to severance pay and benefits under the Employment Agreement, (e) my rights following the date hereof with respect to any equity interests I hold in the Company or any of its affiliates or (f) my rights to any vested benefits to which I am entitled under the terms of any of the Company’s benefit plans, programs, or  policies, or that of the Company’s affiliates.

By signing this Release, I expressly waive and relinquish all rights and benefits afforded by Section 1542 of the Civil Code of the State of California, and do so understanding and acknowledging the significance of such specific waiver of Section 1542, which Section states as follows:

A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.

Thus, notwithstanding the provisions of Section 1542, and for the purpose of implementing a full and complete release and discharge of the Released Parties, I expressly acknowledge that this Release is intended to include in its effect, without limitation, all Released Claims which I do not know or suspect to exist in my favor at the time of execution hereof, and that this Release contemplates the extinguishment of such Released Claim or Released Claims.

To the fullest extent permitted by law, at no time subsequent to the execution of this Agreement will I pursue, or cause or knowingly permit the prosecution, in any state, federal or foreign court, or

B-1

before any local, state, federal or foreign administrative agency, or any other tribunal, of any charge, claim or action of any kind, nature and character whatsoever, known or unknown, which I may now have, have ever had, or may in the future have against the Released Parties, which is based in whole or in part on any matter released by this Release.

I understand that nothing in this Release limits my ability to file a charge or complaint with the Equal Employment Opportunity Commission, the National Labor Relations Board, the Occupational Safety and Health Administration, the Securities and Exchange Commission or any other federal, state or local government agency or commission (“Government Agencies”). I further understand that this Release does not limit my ability to communicate with any Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information, without notice to the Company. This Release does not limit my right to receive an award for information provided to any Government Agencies.

By signing this Release of Claims, I acknowledge my understanding that I hereby knowingly and voluntarily enter into this Release of Claims with the purpose of waiving and releasing any claims under the Age Discrimination in Employment Act of 1967 and the Older Workers Benefit Protection Act (OWBPA). I understand and acknowledge that I may consider the terms of this Release of Claims for up to twenty-one (21) days (or forty-five (45) days in case of a group termination) from the date I receive it and that I may not sign this Release of Claims until after the date my employment with the Company terminates. I also acknowledge that I am hereby advised by the Company to seek the advice of an attorney prior to signing this Release of Claims; that I have had sufficient time to consider this Release of Claims and to consult with an attorney, if I wished to do so, or to consult with any other person of my choosing before signing; and that I am signing this Release of Claims voluntarily and with a full understanding of its terms.

I further acknowledge that, in signing this Release of Claims, I have not relied on any promises or representations, express or implied, that are not set forth expressly in the Release of Claims. Any changes made to this agreement, whether material or immaterial, will not restart  the running of the twenty-one (21) day (or forty-five (45) day in case of a group termination) period. I understand that I may revoke this Release of Claims at any time within seven (7) days of the date of my signing by written notice to the Chairman of the Company’s Board of Directors and that this Release of Claims will take effect only upon the expiration of such seven-day revocation period and only if I have not timely revoked it.

B-1

Intending to be legally bound, I have signed this Release of Claims as of the date written below.

Signature:

Name:

Date Signed:

B-1

EXHIBIT B

EMPLOYEE CONFIDENTIAL INFORMATION AND INVENTIONS ASSIGNMENT AGREEMENT

(attached hereto)

B-1

Exhibit B

Form of Monica Madej Employment Agreement

(attached hereto)

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (this “Agreement”) is entered into as of [●], 2022 (the “Effective Date”), by and between Monica Madej (the “Executive”) and United Security Specialists, Inc., a California corporation (the “Company”).

RECITALS:

WHEREAS, the Company desires to employ Executive to provide personal services to the Company, and wishes to provide Executive with certain compensation and benefits in return for her services; and

WHEREAS, Executive wishes to be employed by the Company and to provide personal services to the Company in return for certain compensation and benefits.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, it is hereby agreed by and between the parties hereto as follows:

1.Definitions. As used in this Agreement, unless the context requires a different meaning, the following terms shall have the meanings set forth herein:

(a)“Board” means the Board of Directors of the Company.

(b)“Cause” means any of the following, provided that the requirements regarding advance notice and an opportunity to cure set forth below are satisfied, if applicable:

(i) an unauthorized use or disclosure of the Company’s confidential information or trade secrets by Executive that results in material harm to the Company or any material breach by Executive of any applicable invention assignment or confidentiality agreement between the Company and Executive, (ii) a material breach by Executive of any agreement between Executive and the Company that results in material harm to the Company, (iii) Executive’s refusal to comply with the Company’s written policies or rules, (iv) Executive’s conviction of, or plea of “guilty” or “no contest” to, a felony (other than a driving offense related solely to driving in excess of the speed limit) under the laws of the United States or any state thereof or any crime involving moral turpitude, (v) Executive’s repeated refusal to comply with a lawful material directive of the Board, (vi) Executive’s fraud, gross negligence or willful misconduct in the performance of Executive’s duties that has had or could be reasonably expected to have a material adverse effect on the Company or the Company’s reputation, business or financial condition, (vii) Executive’s misappropriation or embezzlement of funds or property of the Company, or (viii) Executive’s breach of any fiduciary duties owed to the Company; provided, however, that Cause shall not arise under this Section 1(b) unless (A) Executive has been notified by the Company of the alleged act(s) that constitute “Cause” and has been given a period of thirty (30) days to resolve such allegations (if resolution is possible), and (B) Executive subsequently is given notice and an opportunity to be heard before the Board. Executive shall not be deemed to have been  terminated for Cause with respect to clauses (i), (ii), (iii), (v) or (vi) above and only such clauses unless and until there shall have been delivered to Executive a Notice of Termination and copy of a resolution duly adopted by the majority vote of those members of the Board (after reasonable notice to Executive and an opportunity for Executive to cure any such failure), finding that, in the good faith opinion of the Board, Executive was guilty of the conduct set forth in clauses (i), (ii), (iii), (v) or (vi) above.

(c)“COBRA” means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

(d)“COBRA Coverage” means continuation coverage under the Company’s medical, dental and/or vision benefit plans following a termination of employment pursuant to COBRA.

(e)“Code” means the Internal Revenue Code of 1986, as amended.

(f)“Covered Termination” means (i) an Involuntary Termination Without Cause, or (ii) a voluntary termination of employment by Executive for Good Reason, provided that in either case, the termination of employment constitutes a Separation from Service.

(g)“Date of Termination” means (i) if Executive’s employment is terminated automatically due to Executive’s death, the date of Executive’s death; and (ii) if Executive’s employment is terminated for any reason other than death, the date specified in the Notice of Termination.

(h)“Disability” means (i) that Executive has incurred a physical or mental disability entitling Executive to long-term disability benefits under the Company’s long-term disability plan, if any, or (ii) in the absence of a Company long-term disability plan, Executive’s inability, as determined by the independent members of the Board (or any designated committee of the Board comprised solely of independent directors), to perform the essential functions of her regular duties and responsibilities, with or without reasonable accommodation, due to a medically determinable physical or mental illness which has lasted (or can reasonably be expected to last) for a period of six (6) consecutive months.

(i)“Good Reason” means Executive’s resignation due to any of the following events, which occurs without Executive’s written consent, provided that the requirements regarding advance notice and an opportunity to cure set forth below are satisfied:

(i) a material diminution of Executive’s annual base salary or target bonus by more than ten percent (10%); provided, however, that a reduction of annual base salary or target bonus of no more than fifteen percent (15%) that applies to all other similarly situated employees of the Company will not constitute “Good Reason;” (ii) a material diminution of Executive’s title, authority, duties or responsibilities; or (iii) a breach by the Company of any material agreement between the Company and Executive (each of (i), (ii) and (iii), a “Good Reason Condition”). In order for Executive to resign for Good Reason, Executive must provide written notice to the Company of the existence of the Good Reason Condition within ninety (90) days of the existence of such Good Reason Condition. Upon receipt of such notice of the Good Reason Condition as detailed in a Notice of Termination, the Company will be provided with a period of thirty (30) days during which it may remedy the Good Reason Condition and not be required to provide for the payments and benefits described herein as a result of such proposed resignation due to the Good Reason Condition as specified in the Notice of Termination (the “Company Cure Period”). If the Good Reason Condition is not remedied within the period specified in the preceding sentence, Executive must resign within ninety (90) days of the earlier of the expiration of the Company Cure Period or written notice from the Company that it will not undertake to cure the condition for the resignation to qualify as a resignation for Good Reason (and Executive’s compliance with this notice provision shall not be deemed to violate the provisions of Section 2(a)).

(j)“Involuntary Termination Without Cause” means termination of Executive’s employment by the Company other than for Cause and other than on Executive’s death or Disability.

(k)“Notice of Termination” means a notice from Executive or the Company to the other party regarding the intent to terminate Executive’s employment. To the extent applicable, the Notice of Termination shall indicate the specific termination provision in this Agreement (if any) relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive’s employment under the provision so indicated.

(l)“Release” means a release by Executive of all claims arising out of Executive’s employment with the Company or the termination thereof, in the form attached hereto as Exhibit A.

(m)“Separation from Service” means Executive’s termination of employment or service which constitutes a “separation from service” within the meaning of Treasury Regulation Section 1.409A-1(h).

2.Notice.

(a)Notice of Termination. Any termination of Executive’s employment by the Company or by Executive (other than termination due to Executive’s death, which shall terminate Executive’s employment automatically) shall be communicated by a written Notice of Termination to the other party hereto in accordance with Section 2(b) and shall set forth the Date of Termination, which shall not be earlier than the date on which the Notice of Termination is provided. In the event of a voluntary termination of employment by Executive (whether with or without Good Reason), the Date of Termination shall be no less than fourteen (14) days following the date on which the Notice of Termination is submitted; provided, however, that the Company may elect to waive all or any part of such 14-day notice period.

(b)Manner of Notice. For purposes of this Agreement, a Notice of Termination, as well as other notices and communications provided for in this Agreement, shall be in writing and shall be deemed to have been duly given when delivered in person, or by overnight courier (e.g., FEDEX) or mailed by United States certified or registered mail, return receipt requested, postage prepaid, addressed to the Company at its principal office or to Executive at the address in the Company’s payroll records, provided that all notices to the Company shall be directed to the attention of the Board, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

3.Duties and Scope of Employment.

(a)Positions and Duties. Subject to the terms and conditions of this Agreement, the Company hereby agrees to employ Executive, and Executive agrees to serve, as the Company’s Vice President and Director of Administration. Executive will report to the Company’s Chief Executive Officer. Executive shall have all the responsibilities and powers normally associated with such positions. Executive will render such business and professional services in the performance of her duties, consistent with Executive’s positions within the Company, as will reasonably be assigned to him by the Board. Executive will also perform other such duties and services commensurate with Executive’s position for other operations of affiliates of the Company, as may be reasonably designated from time to time by the Board. Executive will serve the Company faithfully and perform her duties to the best of her business ability, applying her best levels of skill, judgement, professionalism, knowledge, and diligence commensurate with her experience and level of position.

(b)Exclusive Services. Except during vacation periods and reasonable  periods of absence due to sickness, personal injury or disability, Executive shall devote substantially all of her full working time throughout the Employment Term (as defined in Section 3(c)) to the services required of him hereunder. Executive shall render her services exclusively to the Company during the Employment Term (other than as provided below) and shall use her best business efforts, judgment and energy to improve and advance the business and interests of the Company in a manner consistent with the duties of her position. Notwithstanding the foregoing, Executive may engage in civic and not-for-profit activities, and serve on the boards of directors or serve as a consultant to non-competitive private or public companies; provided, however, that in each case that such activities do not materially interfere with the performance of Executive’s duties to the Company.

(c)Term of Employment. The period of Executive’s employment pursuant to this Agreement is referred to herein as the Employment Term (“Employment Term”), which Employment Term shall commence as of the Effective Date and shall end on the date Executive resigns or is otherwise terminated pursuant to the provisions of this Agreement.

4.Confidential and Proprietary Information. Concurrently with the execution of this Agreement by the parties hereto, the Company and Executive shall enter into a Confidential Information and Invention Assignment Agreement with respect to the Company’s confidential and proprietary information, substantially in the form attached hereto as Exhibit B.

5.Compensation.

(a)Base Salary. During the Employment Term, the Company will pay Executive an annual base salary of $140,000 as compensation for services provided hereunder (the “Base Salary”). The Base Salary will be paid in accordance with the Company’s normal payroll practices and be subject to any required withholding. The Board will review annually Executive’s performance and determine an amount of increase, if any, of Executive’s Base Salary.

(b)Annual Bonus. Executive will be eligible for an annual discretionary bonus (the “Annual Bonus”). Whether any Annual Bonus will be awarded, and the amount of the Annual Bonus awarded to Executive, shall be determined by the Board its sole discretion based upon its consideration of both the Company’s performance and Executive’s performance. Since the Annual Bonus is intended both to reward past Company and Executive’s performance and to provide an incentive for Executive to remain with the Company, Executive must remain an active employee through the last day of a performance period in order to earn any such bonus. Any Annual Bonus awarded by the Board shall be paid within forty-five (45) days after the end of the calendar year.

(c)Benefit Plans. During the Employment Term, Executive and/or Executive’s family, as the case may be, shall be eligible for participation in and shall receive all benefits under benefit plans, practices, policies and programs provided by the Company (including, without limitation, medical, prescription, dental, disability, employee life, group life, accidental death and travel accident insurance plans and programs) in accordance with, and subject to, the terms of such plans and programs.

6.Vacation. Executive will be entitled to fifteen (15) days of paid vacation each  year or such greater number of days as provided for by the Company’s vacation policy as such policy may be in effect from time to time with the timing and duration of specific vacations mutually and reasonably agreed to by the parties hereto. In addition, Executive will be entitled  to paid sick leave, in accordance with the Company’s standard policies for executive officers as such policies may exist from time to time and as required by applicable law, as well as to certain paid holidays in accordance with any holiday schedule as may be adopted by the Company.

7.Expenses. During the Employment Term, Executive shall be entitled to receive prompt reimbursement for all reasonable and necessary business expenses incurred by Executive in the fulfillment of her duties hereunder; including reasonable travel and lodging expenses, upon presentation by Executive of an itemized account of such expenditures, including receipts as appropriate.

8.Compensation upon Certain Terminations.

(a)Termination for Any Reason. Upon Executive’s termination of employment with the Company for any reason, Executive shall be paid (i) all accrued but unpaid Base Salary, (ii) reimbursement for reasonable and necessary expenses incurred by Executive on behalf of the Company during the period ending on the date of termination, (iii) pay for accrued, unused vacation time to the extent payable pursuant to the Company’s vacation pay policy, and (iv) any accrued but unpaid bonus prior to the date of termination. All such amounts will be paid in the ordinary course in accordance with the terms set forth in this Agreement.

(b)Covered Termination. If Executive’s employment with the Company is terminated due to a Covered Termination, and Executive no later than twenty-one (21) days (forty-five (45) days in case of a group termination) executes and delivers to the Company, and does not revoke within the seven (7) days after execution, a Release as described in Section 8(c) and continues to remain in material compliance with the obligations set forth in Section 11 (provided that if the Company finds that Executive is not in material compliance with Section 11, then Executive shall have thirty (30) days to remedy such noncompliance upon receiving written notice thereof from the Company), then Executive shall be entitled to the following severance benefits, subject to Section 9:

(i)Severance Payment. A termination payment equal to one hundred percent (100)% of Executive’s annual Base Salary will be paid to Executive on the first payroll date following sixty (60) days after termination of employment;

(ii)Bonus. Payment of an amount equal to Executive’s actual earned full-year bonus for the year in which the termination of Executive’s employment occurs, prorated based on the number of days Executive was employed for the year, payable at the time Executive’s annual bonus for the year  otherwise  would  be  paid  had  Executive continued employment; and

(iii)Continued Benefits. For the period beginning on the Date of Termination and extending through the earlier of either (A) twelve (12) months from the Date of Termination, or (B) the first day of Executive’s active date of coverage in a group health plan maintained by a subsequent employer, if Executive timely elects COBRA, the Company shall reimburse Executive, on a monthly basis, for the same percentage of the cost of COBRA Coverage Executive incurs that the Company pays towards such coverage for active employees; all such reimbursements will be treated as fully taxable reimbursements to the extent necessary to avoid any adverse effect on the tax status of the Company’s plans under which such COBRA

Coverage is provided.

(c)Release/Continued Compliance. As a condition to Executive’s receipt of any benefits described in this Section 8 (other than in Section 8(a)), Executive shall be required to (i) execute a Release (substantially in the form attached hereto as Exhibit A) within thirty (30) days following the Date of Termination and not revoke such Release within any period permitted under applicable law, and (ii) remain in material compliance with the obligations set forth in Section 11 (provided that if the Company finds that Executive is not in material compliance, then Executive shall have thirty (30) days to remedy such noncompliance upon receiving written notice thereof from the Company).

9.Section 409A. Notwithstanding any other provision of this Agreement, it is intended that any payment or benefit  which  is  provided pursuant  to  or in  connection  with this Agreement which is considered to be deferred compensation subject to Code Section 409A shall be provided and paid in a manner, and at such time, including without limitation payment and provision of benefits only in connection with the occurrence of a  permissible payment  event contained in Code Section 409A (e.g., separation from service from the Company and its affiliates as defined for purposes of Code Section 409A), and in such form, as complies with the applicable requirements of Code Section 409A to avoid the unfavorable tax consequences provided therein for non-compliance. Notwithstanding any provision to the contrary in this Agreement, if Executive is deemed by the Company at the time of her Separation from Service  to be a “specified employee” for purposes of Code Section 409A(a)(2)(B)(i), to the extent delayed commencement of any portion of the benefits to which Executive is entitled under this Agreement is required in order a failure to comply with Code Section 409A, such portion of Executive’s benefits shall not be provided to Executive prior to the earlier of (a) the expiration of the six-month period measured from the date of Executive’s Separation from Service or (b) the date of Executive’s death. Upon the first business day following the expiration of the applicable Code Section 409A(a)(2)(B)(i) period, all payments deferred pursuant to this Section 9 shall be paid in a lump sum to Executive, and any remaining payments due under the Agreement shall be paid as otherwise provided herein. For purposes of Code Section 409A (including, without limitation, for purposes of Treasury Regulation Section 1.409A-2(b)(2)(iii)), Executive’s right to receive any installment payments payable hereunder shall be treated as a right to receive a series of separate payments and, accordingly, each such installment payment shall at all times be considered a separate and distinct payment. Notwithstanding anything herein to the contrary, all taxable reimbursements and in-kind benefits provided by the Company under this Agreement shall be made or provided in accordance with the requirements of Code Section 409A, including, where applicable, the requirement that (i) any reimbursement shall be for expenses incurred by Executive during the period of time specified in the Agreement; (ii) any in-kind benefits must be provided by the Company during the period of time specified in the Agreement; (iii) the amount of expenses eligible for reimbursement, or in-kind benefits provided, during a calendar year may not affect the expenses eligible for reimbursement, or in-kind benefits to be provided, in any other calendar year; and (iv) the right to reimbursement or in-kind benefits is not subject to liquidation or exchange for another benefit. Notwithstanding the foregoing, in no event will the Company or any of its officers, directors or employees be liable to Executive or any other person if any payment or benefit which is provided pursuant  to  or  in  connection  with  this  Agreement which is considered to be deferred compensation subject to  Code  Section 409A  fails to be exempt from or comply with Code Section 409A.

10.Successors; Binding Agreement.

(a)The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Unless expressly provided otherwise, “Company” as used herein shall mean the Company as defined in this Agreement and any successor to its business and/or assets as aforesaid.

(b)This Agreement shall inure to the benefit of and be enforceable by Executive and Executive’s personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If Executive should die while any amount would still be payable to Executive hereunder had Executive continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to Executive’s devisee, legatee or other designee or, if there is no such designee, to Executive’s estate. Executive may not assign or transfer this Agreement or any rights or obligations hereunder.

11.Non-Competition. Executive agrees that, while Executive is employed with the Company, Executive will not, either directly or indirectly, have an interest in any business (whether as manager, operator, licensor, licensee, partner, 5% or greater equity holder,  employee, consultant, director, advisor or otherwise) competitive with the Company or any of its business activities.

12.Miscellaneous.

(a)Modification or Amendment. No provision of this Agreement may be modified or amended unless such modification or amendment is agreed to in a writing that specifically states the intent of both parties hereto to supplement the terms herein and is signed by Executive and an authorized officer of the Company as may be specifically designated by the Board or a committee thereof.

(b)Waiver. No waiver by either party hereto at any time of any breach by the other party hereto of or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

(c)Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of California without regard to its conflicts of law principles.

(d)Statutory References. All references to sections of the Code shall be deemed also to refer to any successor provisions to such sections.

(e)Tax Withholding. Any payments provided for hereunder shall be paid net of any applicable withholding required under federal, state or local law.

(f)Section Headings. The section headings contained in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

(g)Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

(h)Mutual Drafting. This Agreement shall be deemed to be the joint work product of the parties hereto and any rule of construction that a document shall be interpreted or construed against a drafter of such document shall not be applicable.

(i)Arbitration. To ensure the timely and economical resolution of disputes that may arise in connection with Executive’s employment with the Company, Executive and the Company agree that any and all disputes, claims, or causes of action arising from or relating to the enforcement, breach, performance, negotiation, execution, or interpretation of this Agreement, Executive’s employment, or the termination of Executive’s employment, shall be resolved to the fullest extent permitted by law by final, binding and confidential arbitration, by a single arbitrator, in Santa Clara County, California, conducted by JAMS under the then- applicable JAMS rules for employment disputes. By agreeing to this arbitration procedure, both Executive and the Company waive the right to resolve any such dispute through a trial by jury or judge or administrative proceeding. The arbitrator shall: (a) have  the authority to compel adequate discovery for the resolution of the dispute and to award such relief as would otherwise be permitted by law; and (b) issue a written arbitration decision, to include the arbitrator’s essential findings and conclusions and a statement of the award. The arbitrator shall be authorized to award any or all remedies that Executive or the Company would be entitled to seek in a court of law. The Company shall pay all arbitration fees in excess of the amount of court fees that would be required if the dispute were decided in a court of law. Nothing in this Agreement is intended to prevent either Executive or the Company from obtaining injunctive relief in court to prevent irreparable harm pending the conclusion of any such arbitration.

(j)Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

13.At-Will Employment. Nothing contained in this Agreement shall (a) confer upon Executive any right to continue in the employ of the Company, (b) constitute any contract or agreement of employment, or (c) interfere in any way with the at-will nature of Executive’s employment with the Company.

[signature page follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

EXECUTIVE

Monica Madej

UNITED SECURITY SPECIALISTS, INC.

Kyle Madej, President and CEO

United Security Specialists, Inc. — Employment Agreement – Monica Madej

EXHIBIT A

FORM OF RELEASE OF CLAIMS BY EMPLOYEE

FOR AND IN CONSIDERATION OF the severance pay and benefits to be provided to me under the Employment Agreement (“Employment Agreement”) between me and United Security Specialists, Inc. (the “Company”) dated  , 2022, which are conditioned on my signing this Release of Claims, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, I, on my own behalf and on behalf of my heirs, executors, administrators, beneficiaries, representatives and assigns, and all others connected with or claiming through me, hereby release and forever discharge the Company and its current and past parents, subsidiaries and other affiliates and all of their respective past, present and future officers, directors, trustees, shareholders, employees, agents, employee benefit plans, general and limited partners, members, managers, investors, joint venturers, representatives, successors and assigns, and all others connected with any of them, both individually and in their official capacities (collectively, the “Released Parties”), from any and all causes of action, rights and claims of any type or description, known or unknown, which I have had in the past, now have, or might now have, through the date of my signing of this Release of Claims, in any way related to, connected with or arising out of my employment or its termination or the Employment Agreement or pursuant to any federal, state or local law, regulation or other requirement (including without limitation Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, as amended by the Older Workers Benefit Protection Act, the Employee Retirement Income Security Act, the Americans with Disabilities Act, and/or the fair employment practices statute of the state or states in which I was previously employed by the Company or otherwise had a relationship with the Company or any of its subsidiaries or other affiliates, each as amended from time to time) (collectively, the “Released Claims”). This Release of Claims shall not apply to (a) any claim that arises after I sign this Release of Claims, (b) any rights to indemnification that I may have under the Company’s Certificate of Incorporation or Bylaws, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify me or hold me harmless, (c) any claim that may not be waived pursuant to applicable law, (d) my rights to severance pay and benefits under the Employment Agreement, (e) my rights following the date hereof with respect to any equity interests I hold in the Company or any of its affiliates or (f) my rights to any vested benefits to which I am entitled under the terms of any of the Company’s benefit plans, programs, or  policies, or that of the Company’s affiliates.

By signing this Release, I expressly waive and relinquish all rights and benefits afforded by Section 1542 of the Civil Code of the State of California, and do so understanding and acknowledging the significance of such specific waiver of Section 1542, which Section states as follows:

A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.

A-1

Thus, notwithstanding the provisions of Section 1542, and for the purpose of implementing a full and complete release and discharge of the Released Parties, I expressly acknowledge that this Release is intended to include in its effect, without limitation, all Released Claims which I do not know or suspect to exist in my favor at the time of execution hereof, and that this Release contemplates the extinguishment of such Released Claim or Released Claims.

To the fullest extent permitted by law, at no time subsequent to the execution of this Agreement will I pursue, or cause or knowingly permit the prosecution, in any state, federal or foreign court, or before any local, state, federal or foreign administrative agency, or any other tribunal, of any charge, claim or action of any kind, nature and character whatsoever, known or unknown, which I may now have, have ever had, or may in the future have against the Released Parties, which is based in whole or in part on any matter released by this Release.

I understand that nothing in this Release limits my ability to file a charge or complaint with the Equal Employment Opportunity Commission, the National Labor Relations Board, the Occupational Safety and Health Administration, the Securities and Exchange Commission or any other federal, state or local government agency or commission (“Government Agencies”). I further understand that this Release does not limit my ability to communicate with any Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information, without notice to the Company. This Release does not limit my right to receive an award for information provided to any Government Agencies.

By signing this Release of Claims, I acknowledge my understanding that I hereby knowingly and voluntarily enter into this Release of Claims with the purpose of waiving and releasing any claims under the Age Discrimination in Employment Act of 1967 and the Older Workers Benefit Protection Act (OWBPA). I understand and acknowledge that I may consider the terms of this Release of Claims for up to twenty-one (21) days (or forty-five (45) days in case of a group termination) from the date I receive it and that I may not sign this Release of Claims until after the date my employment with the Company terminates. I also acknowledge that I am hereby advised by the Company to seek the advice of an attorney prior to signing this Release of Claims; that I have had sufficient time to consider this Release of Claims and to consult with an attorney, if I wished to do so, or to consult with any other person of my choosing before signing; and that I am signing this Release of Claims voluntarily and with a full understanding of its terms.

I further acknowledge that, in signing this Release of Claims, I have not relied on any promises or representations, express or implied, that are not set forth expressly in the Release of Claims. Any changes made to this agreement, whether material or immaterial, will not restart  the running of the twenty-one (21) day (or forty-five (45) day in case of a group termination) period. I understand that I may revoke this Release of Claims at any time within seven (7) days of the date of my signing by written notice to the Chairman of the Company’s Board of Directors and that this Release of Claims will take effect only upon the expiration of such seven-day revocation period and only if I have not timely revoked it.

A-3

Intending to be legally bound, I have signed this Release of Claims as of the date written below.

Signature:

Name:

Date Signed:

A-3

EXHIBIT B

EMPLOYEE CONFIDENTIAL INFORMATION AND INVENTIONS ASSIGNMENT AGREEMENT

(attached hereto)

B-1

Final Form

DISCLOSURE LETTER

This is the Disclosure Letter, as referenced in the Share Exchange Agreement of even date (the "Agreement"), entered into between by and among James Maritime Holdings, Inc., a Nevada Corporation, with its principal place of business located at 9160 South 300 West, #101, Sandy, Utah 84070 ("JMTM" or "Purchaser") on the one hand; and United Security Specialists, Inc., a California Corporation with its principal place of business located at 275 Saratoga Avenue, #200, Santa Clara, CA 95050 ("USS" or "Seller"), on the other hand.

All capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement, to which this Disclosure Letter is attached.

This Disclosure Letter is being delivered to the Purchaser by the Seller as disclosed against the representations, warranties and agreements of the Seller provided in Article 3 of the Agreement. Subject to the provisions of the Agreement, such representations and warranties are qualified by the information, statements, facts and circumstances contained or disclosed in this Disclosure Letter.

The representations, warranties and agreements of the Seller in Article 3 of the Agreement are expressly made subject to the exceptions and  qualifications set forth herein. The Schedules are qualified in their entirety by reference to specific provisions of the Agreement, and are not intended to constitute, and shall not be construed as constituting, separate representations or warranties of Seller. The disclosures in this Disclosure Letter shall qualify the representations, warranties and agreements in the Agreement only to the extent that they are expressly affecting any particular representation or warranty and shall not be construed as an implied disclosure, in any manner, of any indirect consequence arising out of the events, unless specifically disclosed, and shall not dilute any other warranty to this extent. The inclusion of an item in this Disclosure Letter shall not be deemed an indication or admission that such item is material to Seller or is required by the Agreement to be reflected therein (and such inclusion shall not be deemed to establish or be considered for purposes of establishing a standard of materiality or other disclosure threshold). Without limiting the foregoing, no such references to or disclosure of a possible breach or violation of any Contract or applicable Law shall be construed as an admission or indication that a breach or violation exists or has occurred. Disclosure of such information will not be used as a basis for interpreting the terms "material", "materially", "material adverse effect" or any similar qualification in the Agreement.

The inclusion of any information (including dollar amounts) in any section of this Disclosure Schedule shall not be deemed to be an admission or acknowledgment by the Seller that such information is required to be listed in such section or is material to or outside the ordinary course of the business of the Seller, nor shall such information be deemed to establish a standard of materiality (and the actual standard of materiality may be higher or lower than the matters disclosed by such information), as indicated above. In addition, matters reflected in this Disclosure Schedule are not necessarily limited to matters required by the Agreement to be reflected in Disclosure Schedule. Such additional matters are set forth for informational purposes only and do not necessarily include other matters of a similar nature. The information contained in this Disclosure Schedule is disclosed solely for purposes of the Agreement, and no information contained herein or therein shall be deemed to be an admission by any party hereto to any third party of any matter  whatsoever (including, without limitation, any violation of applicable Law or breach of contract).

The information provided in this Disclosure Schedule is being provided solely for the purpose of making the disclosures to Purchaser under the Agreement. Seller does not assume any responsibility to any person that is not a party to the Agreement for the accuracy of any information herein. The information was not prepared or disclosed with a view to its potential disclosure to others. Subject to applicable law, this information is disclosed in confidence for the purposes contemplated in the Agreement and is subject to the confidentiality provisions of any other agreements entered into by the parties. In disclosing this information, the Seller expressly does not waive any attorney-client privilege associated with such information or any protection afforded by the work-product doctrine with respect to any of the matters disclosed or discussed herein.

In no event will the disclosure of matters in this Disclosure Letter be deemed or interpreted to broaden the Seller's representations, warranties, obligations, covenants, conditions or agreements contained in the Agreement. The headings contained in this Disclosure Letter are solely for convenience of reference and shall not affect the meaning or interpretation of this Disclosure Letter, the Agreement or of any item, term or provision hereof or thereof.

DISCLOSURES:

General Disclosures:

By way of general disclosure, the following matters are disclosed or deemed to have been disclosed to the Purchaser:

1.the contents of the Agreement and all transactions referred to in, or contemplated by, the Agreement; and

2.all or any information described in the Financial Statements; and

3.any of the Due Diligence Information provided by Seller to Purchaser, or which Purchaser has been afforded access to prior to Closing, via the Due Diligence and/or Disclosure Letter Data Rooms, which the Seller represents as accurate and complete as of the date of uploading to the Due Diligence Data Room, and as of the date of signing as to the Disclosure Letter Data Room. The Due Diligence Data Room shall consist of those folders on the Arata, Swingle, Van Egmond & Heitlinger Cloud Drive.  The Disclosures Letter Data Room shall consist of those folders on the Arata, Swingle, Van Egmond & Heitlinger Cloud Drive title:https://arataslaw-my.sharepoint.com/:f:/g/personal/avalenzo arata-law  com/Eu014Tr- XmlK135wPd3OpvOBBxY2KGFINEj fk4tWGJvJOw; and

4.any matter or information contained in the constitutional documents and any books, registers or records of the Seller which have been provided to the Purchaser.

Specific Disclosures:

The following are the disclosures that are made in relation to the representations, warranties and agreements of Seller contained in the Agreement as given by the Seller to Purchaser.

s. No.	Section & Subject of Agreement	Representations, Warranties &/or Agreements of Seller:	Disclosure
1.	3.06(a)

3.06 Company Unaudited Financial Statements; No Undisclosed Liabilities.

(a) True and complete copies of the unaudited  balance sheets of the Company as at December 31, 2020 and 2021 (each, a "Balance Sheet"), and the related unaudited statements of income, retained earnings and shareholders' equity of the Company for the fiscal years ended December 31, 2021 and 2020 (collectively referred to as the "Company Unaudited Financial Statements") are set forth on Schedule 3.06(a) of the Company Disclosure Schedules. The Company Unaudited Financial Statements (i) are correct and complete in all material respects and have been prepared in accordance with the books and records of the Company, (ii) have been prepared on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and

(iii) fairly present, in all material respects, the financial position, results of operations and cash flows of the Company as at the respective dates thereof and for the respective periods indicated therein, except as otherwise noted therein.

See, Schedule 3.06(a), to include (1)  USS unaudited profit & loss statements January 2018-December 2020; (2) USS unaudited Trial Balance dated December 31, 2021; USS unaudited Balance Sheet dated December 31, 2021; and (4) USS unaudited Balance Sheet dated April 30, 2022.

s. No.	Section & Subject of Agreement	Representations, Warranties &/or Agreements of Seller:	Disclosure
2.	3.06(b)

(b) Except as and to the extent adequately accrued or reserved against in the Company Unaudited Financial Statements or as disclosed on Schedule 3.06(b) of the Company Disclosure Schedules, the Company and its consolidated Subsidiaries do not have any liability or obligation of any nature, whether accrued, absolute, contingent or otherwise, whether known or unknown, except for liabilities and obligations, incurred in the ordinary course of business consistent with past practice since the date of the most recent Balance Sheet included in the Company Unaudited Financial Statements, that are not, individually or in the aggregate, material to the Company.

See, Schedule 3.06(a), 3.09, 3.11, 3.13, 3.l 7(a)(iii), 3.l 7(a)(vi), 3.22 and 3.23.
3.	3.07(d)	3.07 Absence of Certain Changes or Events.	See, Schedule 3.07(d), listing settlement agreements and stock certificates issued related to employee stock purchases/issuance completed in January 2022.

Except as disclosed on Schedule 3.07 of the Company Disclosure Schedules, since the date of the most recent Company Balance Sheet included in the Company Unaudited Financial Statements, and other than in the ordinary course of business consistent with past practice, there has not been, with respect to the Company, any:

(d) issuance, sale or other disposition of any of its capital stock, or grant of any options, warrants or other rights to purchase or obtain (including upon conversion, exchange or exercise) any of its capital stock;

s. No.	Section & Subject of Agreement	Representations, Warranties &/or Agreements of Seller:	Disclosure

4.	3.07(h)	(h) entry into any Contract that would constitute a Material Contract;	See, Schedule 3.07(h), regarding contracts entered into since December 31, 2021 without regard to designation of materiality.
5.	3.07(g)	(i) transfer, assignment, sale or other disposition of any of the assets shown or reflected in the Balance Sheet or cancellation of any debts or entitlements;	See, Schedule 3.07G), regarding disposal of certain vehicles previously included on the Company financial statements as assets of the Company.
6.	3.09

3.09 Litigation.

Except as disclosed on Schedule 3.09 of the Company Disclosure Schedules, there is no Action pending or, to the Knowledge of the Company, threatened against the Company, any material property or asset of the Company, or any of the officers or directors of the Company regarding their actions as such, nor is there any basis for any such Action. There is no Action pending or, to the Knowledge of the Company, threatened seeking to prevent, hinder, modify, delay or challenge the Transactions contemplated by this Agreement. There is no outstanding order, writ, judgment, injunction, decree, determination or award of, or pending or, to the Knowledge of the Company, threatened investigation by, any Governmental Authority relating to the Company, any of its properties or assets, any of its officers or directors, or the Transactions contemplated by this Agreement. There is no

See, Schedule 3.09 regarding (1) Confidential Settlement & Release between USS and Alex Castro Reyes dated March 8, 2022 (not fully funded); (2) Confidential Settlement & Release between USS and First Factory, Inc. dated March 24, 2022 (not fully funded); (3) Settlement Agreement & Release between USS & YI 26, LLC dated May 6, 2022 (not fully funded); and (4) Complaint re: Carmichael v. USS dated October 21, 2021 (litigation pending).. See also, Schedule 3.11 regarding settled and pending employment litigation claims.

ASVH DRAFT 6.6.22

S. No.	Section & Subject of Agreement	Representations, Warranties &/or Agreements of Seller:	Disclosure
		Action by the Company pending, or which the Company has commenced preparations to initiate, against any other Person.
7.	3.11

3.11 Labor  and Employment Matters.

The Company is not a party to any contract or collective bargaining agreement with any labor organization. Except as set forth on Schedule 3.11 of the Company Disclosure Schedules, no organization or representation question, labor dispute or unfair labor practice or complaint is pending or has been threatened in the past five years. To the Knowledge of the Company, no current employee or officer of the Company intends, or is expected, to terminate his employment relationship with such entity following the consummation of the Transactions contemplated hereby. All employees working in the United States hired by the Company on or after its date of incorporation are authorized for employment by the Company in the United States in accordance with the Immigration and Naturalization Act, as amended, and the regulations promulgated thereunder.

			See, Schedule 3.11 regarding present and past (for the past 5 years) threatened and/or pending employment litigation claims.
8.	3.12

3.12 Title to, Sufficiency and Condition of Assets.

The Company has good and valid title to or a valid leasehold interest in all of its assets, including all of the assets reflected on the most recent Company Balance Sheet included in the

			See, Schedule 3.12, regarding disposal of certain vehicles previously included on the Company financial statements as assets of the Company.

6 OF 32

DISCLOSURE LETTER

S. No.	Section & Subject of Agreement	Representations, Warranties &/or Agreements of Seller:	Disclosure

Company Unaudited Financial Statements or acquired in the ordinary course of business since the date of the most recent Company Balance Sheet included in the Company Unaudited Financial Statements, except those sold or otherwise disposed of for fair value since the date of the most recent Company Balance Sheet included in the Company Unaudited Financial Statements in the ordinary course of business consistent with past practice. The assets owned or leased by the Company constitute all of the assets necessary for the Company to carry on its business as currently conducted. None of the assets owned or leased by the Company is subject to any Encumbrance. All tangible assets owned or leased by the Company have been maintained in all material respects in accordance with generally accepted industry practice,  are in  all material respects in good operating condition and repair, ordinary wear and tear excepted, and are adequate for the uses to which they are being put.

7 OF 32

DISCLOSURE LETTER

9.	3.13

Section 3.13 Real Property.

The Company does not own any real property. Schedule 3.13 of the Company Disclosure Letter sets forth a true and complete list of all Leased Real Property. The Company has good and marketable leasehold title to all Leased Real Property, in each case, free and clear of all Encumbrances except Permitted Encumbrances. All leases of Leased Real Property and all amendments and modifications thereto are in full force and effect, and there exists no default under any such lease by the Company or, to the Knowledge of the Company, any other party thereto, nor any event which, with notice or lapse of time or both, would constitute a default thereunder by the Company or, to the Knowledge of the Company, any other party thereto. All leases of Leased Real Property shall remain valid and binding in accordance with their terms following the Closing Date. There are no contractual or legal restrictions that preclude or restrict the ability to use any Leased Real Property by the Company for the current use of such real property. The Leased Real Property is adequately maintained and is in good operating condition and repair for the requirements of the business of the Company as currently conducted.

See, Schedule 3.13. Company has two current leases in place. The first is for the address located at 4633 Old Ironsides, where the Company previously operated its headquarters. That lease ends on July 31, 2022. The Company is currently headquartered at 275 Saratoga Ave, Suite #200. The Saratoga building is being torn down so the current lease will be ceasing in conjunction with same sometimes between 2023-2024, and a new lease has already been singed for a new headquarters. All three (3) leases are attached.

8 OF 32

DISCLOSURE LETTER

10.	3.14(a) & ( j)

3.14 Intellectual Property.

Schedule 3.14(a) of the Company Disclosure Letter sets forth a true and complete list of all registered and material unregistered Marks, Patents, registered Copyrights and Software, owned (in whole or in part) by or exclusively licensed to the Company, identifying for each (other than domain names), if applicable, whether it is owned by or exclusively licensed to the Company, the owner(s), jurisdiction, expiration date, registration number and/or application number, and, with respect to each domain name, the registrar, registrant and expiration date.

(j) The Company has not granted, directly or indirectly, any current or contingent rights, licenses or interests in, or otherwise provided to a third party, any source code of any Software owned by the Company, other than to consultants and contractors performing work on behalf of the Company who are bound by confidentiality obligations with respect to such source code. The Company has not disclosed or delivered to any escrow agent or any other Person any of the source code of any Software owned by the Company, and no other Person has the right, contingent or otherwise, to obtain access to or use any such source code. The Company has in its possession, or has  all necessary rights to obtain, the source code and all related technical and other information required to enable their appropriately skilled employees or those of a third party to maintain and support the Company’s proprietary Software.

United Security Specialists, Inc. does not hold title to any formally registered Marks, Patents, Copyrights or Software. See, Schedule 3.14 for (1) unregistered marks and licensures which are pertinent to this disclosure; and (2) November 11, 2020 First Factory Agreement regarding admin website management.

11.	3.14(i)

Schedule 3.l 4(i) Except as disclosed on Schedule 3.l 4(i) of the Company Disclosure Schedules, all directors, officers, management employees and technical and professional employees of the Company are under written obligation to the Company to maintain in confidence all confidential or proprietary information acquired by them in the course of their employment and to assign to the Company all inventions

Company does not have any written or verbal agreements with directors, officers, management employees and technical and professional employees to assign to the Company all inventions made by them within the scope of their employment during such employment. Company does routinely use employment agreements obligating employees to maintain in confidence all confidential and proprietary information acquired by them in the

9 OF 32

DISCLOSURE LETTER

S. No.	Section & Subject of Agreement	Representations, Warranties &/or Agreements of Seller:	Disclosure
		made by them within the scope of their employment during such employment.	course of their employment, but this agreement may not be executed by every employee in USS' employment at this time.
12.	3.15

3.15 Taxes.

(a)The Company has made available to Purchaser true and correct copies of all of its income Tax Returns for all taxable periods commencing on or after January 1, 2019. The Company has timely filed all income Tax Returns and all other material Tax Returns required to be filed, and all such Tax Returns are true, correct and complete in all material respects. All income Taxes and other material Taxes due and payable by the Company have been fully and timely paid. No claim has been made by any Governmental Authority in any jurisdiction where the Company does not file Tax Returns that the Company is, or may be, subject to Tax by that jurisdiction that has not been finally settled or otherwise resolved. The Company has not granted any extension or waiver of the limitation period for the assessment or collection of any Tax that remains in effect. To the Knowledge of Company, no Tax Return filed by the Company is under examination by any Governmental Authority or is the subject of any Action, and no written notice of assessment, proposed assessment or unpaid tax deficiency has been received by or asserted against the Company by any Governmental Authority.

(b)The Company has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid

10 OF 32

DISCLOSURE LETTER

S. No.	Section & Subject of Agreement	Representations, Warranties &/or Agreements of Seller:	Disclosure

or owing to any employee, creditor, shareholder, independent contractor or other third party. The Company has complied in all material respects with all information reporting and backup withholding provisions of applicable law.

(c)To the Knowledge of the Company, there are no liens for Taxes (other than statutory liens for Taxes not yet due and payable) upon any of the Company's assets. The Company is not a party to or is bound by any Tax sharing, allocation or indemnification agreement or arrangement (other than customary commercial agreements entered into in the ordinary course of business and not primarily related to Taxes that contain agreements or arrangements relating to the apportionment, sharing, assignment or allocation of Taxes (such as financing agreements with Tax gross-up obligations or leases with Tax escalation provisions)).

(d)The Company is not, nor has been, a party to any "reportable transaction," as defined in Code Section 6707A(c)(1) and Treasury Regulation Section 1.6011-4. The Company has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code Section 6662. The Company is not and has not been a "United States real property holding company" within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Code Section 897(c)(1)(A)(ii). The Company has not engaged in a trade or business, had a permanent establishment (within the meaning of an applicable

11 OF 32

DISCLOSURE LETTER

S. No.	Section & Subject of Agreement	Representations, Warranties &/or Agreements of Seller:	Disclosure

Tax treaty or convention between the United States and such foreign country), or otherwise been subject to taxation in any country other than the country of its formation.

(f)The Company will not be required to include any item of income in, or exclude any item of deduction from, taxable income or otherwise incur Taxes for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (i) change in, or use of an improper, method of accounting for a taxable period ending on or prior to the Closing Date; (ii) installment sale or open transaction occurring on or prior to the Closing Date; (iii) prepaid amount received or deferred revenue accrued on or prior to  the Closing Date; (iv) election under Code Section 108(i); (v) election under Code Section 965(h) (or any similar provision of any Law) or otherwise pursuant to Code Section 965; (vi) "subpart F income" within the meaning of Code Section 952 or "global intangible low-taxed income" within the meaning  of Code Section 95 lA, in each case, in a taxable period that begins or ends in the calendar year in which the Closing Date occurs and is attributable to a taxable period ending on or prior to the Closing Date; or (vii) "closing agreement" as described in Code Section 7121 (or any similar provision of state, local or foreign Law) executed on or prior to the Closing Date.

(g)The Company has not taken or agreed to take (or failed to take or agree to take) any action or knows of any facts or circumstances that would reasonably be expected to prevent

12 OF 32

DISCLOSURE LETTER

S. No.	Section & Subject of Agreement	Representations, Warranties &/or Agreements of Seller:	Disclosure

the share exchange from qualifying as a reorganization under Code Section 368(a).

(h)No written claim has been made by any Governmental Body in a jurisdiction where the Company does not file Tax Returns that the Company is or may be subject to taxation, or required to file any Tax Return, in that jurisdiction.

(i)The Company has not constituted a "distributing corporation" or a "controlled corporation" in a distribution of stock intended to qualify under Code Section 355(a) within  the two-year period prior to the date of this Agreement.

(j) The Company (i) has not been a member of an affiliated, consolidated, combined or unitary group, or (ii) has any Liability for Taxes of any Person under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Regulation), as a transferee or successor, or by Contract.

(k) The Company has not entered into any written agreement or arrangement with any Governmental Authority with respect to Taxes affecting any Tax period for which the applicable statute of limitations, after giving effect to extensions or waivers, has not expired. The Company has not deferred payment of the employer portion of FICA and Medicare Tax pursuant to Section 2302 of the CARES Act (or

13 OF 32

DISCLOSURE LETTER

s. No.	Section & Subject of Agreement	Representations, Warranties &/or Agreements of Seller:	Disclosure

the Payroll Tax Executive Order) or claimed the employee retention credit pursuant to Section 2301 of the CARES Act.

(1) The Company does not have any liability for the Taxes of any other Person under Treasury Regulations Section 1.1502- 6 (or any similar provision of state or local Law), pursuant to applicable Law, as a transferee or successor, by Contract or otherwise.

(m)The Company has never held any equity or debt security in another Person.

(n)Neither the Company nor any Seller is a "foreign person" within the meaning of Code Section 1445.

(o)The Company is not subject to Tax in any jurisdiction outside the United States by virtue of (i) having a permanent establishment or other place of business or (ii) having a source of income in that jurisdiction.

(p)The Company has not made any payments, is not obligated to make any payments, and is not a party to any agreement that under certain circumstances could obligate it to make payments that would result in a nondeductible expense under Code Section 280G.

14 OF 32

DISCLOSURE LETTER

S. No.	Section & Subject of Agreement	Representations, Warranties &/or Agreements of Seller:	Disclosure

(q)The Company uses the accrual method of accounting for income Tax purposes. ·

(r)The Company has since its formation been, and currently is, properly classified as an S corporation for U.S. federal income Tax purposes under Code Section 1361.

13.	3.l 7(a)(i)

3.17 Material Contracts.

(a)Except as set forth in Schedule 3.17(a) of the Company Disclosure Schedules, the Company is not a party to or is bound by any Contract of the following nature (such Contracts as are required to be set forth on Schedule 3.l 7(a) of the Company Disclosure Schedules being "Material Contracts"):

(i)any broker, distributor, dealer, agency, continuing sales or purchase, sales promotion, market research, marketing, consulting or advertising Contract;

See, Schedule 3.l 7(a)(i) re: Ophtek, LLC invoice for IT services.
14.	3.17(a)(ii)

(ii) any Contract relating to the design, development or testing of the Company's products, other than any Contract pursuant to which the Company licenses off-the-shelf, commercially available software;

15 OF 32

DISCLOSURE LETTER

S. No.	Section & Subject of Agreement	Representations, Warranties &/or Agreements of Seller:	Disclosure
15.	3.l 7(a)(iii)	(iii) any Contract relating to the incurrence of any Indebtedness or pursuant to which an Encumbrance has been imposed on any assets of the Company (other than a Permitted Encumbrance);	See, Schedule 3. l 7(a)(iii) for a list of Company Indebtedness; see also, Schedule 3.18, 3.22 and 3.23.
16.	3.l 7(a)(iv)

(iv) any Contract pursuant to which the Company has made any loan, capital contribution or other investment in, or assumed any liability or obligation of, any Person other than a Subsidiary of the Company;

17.	3.l 7(a)(v)	(v) any Contract with any Governmental Authority (each, a "Government Contract");	See, Schedule 3. l 7(a)(v).
18.	3.l 7(a)(vi)	(vi) any Contract with any Related Party of any Shareholder or the Company;	See, Schedule 3.17(a)(vi).
19.	3.17(a)(vii)	(vii) any Contract with any Major Customer or Major Supplier	See, Schedule 3.17(a)(vii).
20.	3.17(a)(viii)	(viii) any Contract relating to the settlement of any Action;	See, Schedule 3.l 7(a)(viii); see also, Schedule 3.09 & 3.11.

16 OF 32

DISCLOSURE LETTER

S. No.	Section & Subject of Agreement	Representations, Warranties &/or Agreements of Seller:	Disclosure

21.	3.17(a)(ix)	(ix) any employment or consulting Contract in which the Company is obligated to pay more than $10,000 per year;
22.	3.17(a)(x)

(x) any Contract that (A) limits, or purports to limit, the ability of the Company to compete in any line of business or with any Person or in any geographic area or during any period of time, (B) restricts the right of the Company to sell to or purchase from any Person or to hire any Person, (C) grants the other party or any third person "most favored nation" status or any type of special discount rights, (D) requires the Company to market or co-market any products or services  of a third party, (E) requires the Company to make a minimum payment for goods or services from third party suppliers irrespective of usage, including any "take-or-pay" Contract or keepwell arrangement, or (F) provides for fixed pricing for the Company's products or services for a period of longer than one year from the Closing Date;

23.	3.17(a)(xi)

(xi) any Contract that requires a consent to or otherwise contains a provision relating to a "change of control," or that could prohibit or delay the consummation of the Transactions contemplated by this Agreement;

24.	3.17(a)(xii)	(xii) any Contract pursuant to which the Company is the lessee or lessor of, or holds, uses, or makes available for use	See, Schedule 3.l 7(a)(xii); see also, Schedule 3.13.

17 OF 32

DISCLOSURE LETTER

s. No.	Section & Subject of Agreement	Representations, Warranties &/or Agreements of Seller:	Disclosure

to any Person, (A) any real property or (B) any tangible personal property and, in the case of clause (B), that involves an aggregate future or potential liability or receivable, as the case may be, in excess of $10,000;

25.	3.17(a)(xiii)	(xiii) any Contract for the sale or purchase of any real property, or for the sale or purchase of any tangible personal property in an amount in excess of $10,000;
26.	3.17(a)(xiv)

(xiv) any Contract providing for indemnification to or from any Person with respect to liabilities relating to any current or former business of the Company, or any predecessor Person, other than any Contract pursuant to which the Company licenses off-the-shelf, commercially available software;

See, Schedule 3.17(a)(xiv) for list of Customer contracts, all of which include reciprocal indemnification clauses.
27.	3.17(a)(xv)	(xv) any Contract relating in whole or in part to any Intellectual Property, other than any Contract pursuant to which the Company licenses off-the-shelf, commercially available software;
28.	3.l 7(a)(xvi)	(xvi) any joint venture or partnership, merger, asset or stock purchase or divestiture Contract relating to the Company;
29.	3.17(a)(xvii)	(xvii) any Contract with any labor union;

18 OF 32

DlSCLOSURE LETTER

s. No.	Section & Subject of Agreement	Representations, Warranties &/or Agreements of Seller:	Disclosure

30.	3.l 7(a)(xviii)

(xviii) any Contract for the purchase of any debt security or Equity Participation or other ownership interest of any Person, or for the issuance of any debt security or Equity Participation or other ownership interest, or the conversion of any obligation, instrument or security into debt securities or Equity Participations or other ownership interests of, the Company, in each case other than Contracts between the Company;

31.	3.l 7(a)(xix)

(xix) any Contract (A) relating to the voting, registration, sale or transfer of any Equity Participations of the Company, (B) providing any Person with any preemptive right, right of participation, right of maintenance or similar right with  respect to any Equity Participations of the Company, or (C) providing the Company with any right of first refusal with respect to, or right to repurchase or redeem, any Equity Participations;

32.	3.l 7(a)(xx)	(xx) any Contract containing any capital expenditure obligations after the date of this Agreement in excess of $10,000, individually; and

19 OF 32

DISCLOSURE LETTER

S. No.	Section & Subject of Agreement	Representations, Warranties &/or Agreements of Seller:	Disclosure
33.	3.18

3.18 Affiliate Interests and Transactions

Except as set forth on Schedule 3.18 of the Company Disclosure Schedules, there is no Contract, arrangement or understanding between a Related Party of any Shareholder, on the one hand, and the Company or any of its Affiliates, on the other hand, nor are there any advances or other amounts due and owing to or from the Company by or to any Related Party of any Shareholder. No Related Party of any Shareholder or  the Company: (a) owns or has owned, directly or indirectly, any equity or other financial or voting interest in any competitor, supplier, licensor, lessor, distributor, independent contractor or customer of the Company; (b) owns or has owned, directly or indirectly, or has or has had any interest in any property (real or personal, tangible or intangible) that the Company uses or has used in or pertaining to the business of the Company; or (c) has or has had any business dealings or a financial interest in any transaction with the Company or involving any assets or property of the Company, other than business dealings or transactions conducted in the ordinary course of business at prevailing market prices and on prevailing market terms.

			See, Schedule 3.18 for a full list of loans made from Kyle Madej, and his wife Monica Madej to USS from 2017 to the present. All loans have been paid in full as of May 9, 2022.
34.	3.20

3.20 Privacy and Security.

(a) The Company uses commercially reasonable efforts to comply (and monitor the compliance of applicable third parties) with all applicable U.S., state, foreign and multinational Laws relating to privacy or data security, and

			See, Schedule 3.20.

20 OF 32

DlSCLOSURE LETTER

S. No.	Section & Subject of Agreement	Representations, Warranties &/or Agreements of Seller:	Disclosure

reputable industry practice, standards, self-governing  rules  and policies and their own published, posted and internal agreements and policies (which are in conformance with reputable industry practice) (all of the foregoing collectively, "Privacy Laws") with respect to: (i) personally identifiable information (including name, address, telephone number, electronic mail address, social security number, bank account number or credit card number), sensitive personal information and any special categories of personal information regulated thereunder or covered thereby ("Personal Information") (including such Personal Information of visitors who use the Company's website, suppliers, clients and distributors), whether any of same is accessed or used by the Company, any of its Subsidiaries, or any of their respective business partners; (ii) non-personally identifiable information, whether any of same is accessed or used by the Company or any of its  business partners; (iii) spyware and adware; (iv) the procurement or placement of advertising from or with reputable Persons and websites; (v) the use of Internet searches associated with or using particular words or terms; and (vi) the sending of solicited or unsolicited electronic mail messages.

35.	3.21(a)

3.21 Customers and Suppliers.

(a) Schedule 3.2Ha) of the Company Disclosure Schedules sets forth a true and complete list of (i) the names of the top ten (10) customers, clients, purchasers and/or licensors (each, a "Major Customer") of the Company and (ii) the amount

See, Schedule 3.2l(a).

21 OF 32

DISCLOSURE LETTER

S. No.	Section & Subject of Agreement	Representations, Warranties &/or Agreements of Seller:	Disclosure

for which each such client has been invoiced by the Company during the year ended December 31, 2021. The Company has not received any notice or has any reason to believe that any Major Customer (A) has ceased or substantially reduced, or will cease or substantially reduce, use of products or services of the Company or (B) has sought, or is seeking, to reduce the price it will pay for the services of the Company.

36.	3.2l(b)

Schedule 3.21(b) of the Company Disclosure Schedules sets forth a true and complete list of (i) the top ten (10) suppliers and/or service providers (each, a "Major Supplier") of the Company and (ii) the amount for which each such supplier and/or service provider has invoiced the Company during the year ended December 31, 2021. The Company has not received any notice or has any reason to believe that there has been any material adverse change in the price of such supplies or services provided by any Major Supplier, or that any Major Supplier will not sell supplies or services to the Company at any time after the Closing Date on terms and conditions substantially the same as those used in its current sales to the Company, subject to general and customary price increases. No Major Supplier has otherwise threatened to take any action described in the preceding sentence as a result of the consummation of the Transactions contemplated by this Agreement.

			See, Schedule 3.2l(b).
37.	3.22	3.22 No Undisclosed Liabilities.	See, Schedule 3.22 listing a schedule of all outstanding debts of USS, all incurred within the ordinary course of business. The Littler, Philadelphia Insurance, Kaiser Medical, BSF, ASVH

22 OF 32

DISCLOSURE LETTER

S. No.	Section & Subject of Agreement	Representations, Warranties &/or Agreements of Seller:	Disclosure

The Company does not have any liabilities, obligations, claims or losses (whether liquidated or unliquidated, secured or unsecured, absolute, accrued, contingent or otherwise) other than those set forth on the balance sheet as of December 31, 2021 included in the Company Unaudited Financial Statements or incurred in the ordinary course of the Company's business since December 31, 2021.

			and CEO/CFO Salaries are not reflected on the Unaudited Financial Statements of December 31, 2021. See also, Schedule 3.06(a), 3.09, 3.11 & 3.18.
38.	3.23

3.23 Indebtedness

Schedule 3.23 of the Company Disclosure  Schedules  sets forth as of the date hereof all outstanding secured and unsecured Indebtedness of the Company, or for which the Company has commitments. Except as disclosed on Schedule 3.23 of the Company Disclosure Schedules, the Company is not in default with respect to any Indebtedness.

			See, Schedule 3.23.

23 OF 32

DISCLOSURE LETTER

39.	3.24	3.24 PPP Loan	See, Schedule 3.24 re: forgiveness of PPP loan. Loan application documents are not in Company's possession and were

(a) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement, are not in contravention with the PPP Loan Documents. All applications, documents and other information, including the PPP Loan Documents, submitted to the Company Lender, the SBA or any other Governmental Authority with respect to the application (including eligibility, necessity and loan amount), receipt, use or forgiveness (including eligibility and amount) of the PPP Loan or otherwise related to the PPP Loan were correct and unavailable to Company at the time of this disclosure.

24 OF 32

DISCLOSURE LETTER

S. No.	Section & Subject of Agreement	Representations, Warranties &/or Agreements of Seller:	Disclosure

complete in all material respects at the time such applications, documents or other information were submitted. Except for the PPP Loan, the Company has not applied for or accepted 3.15.1.1.l any other loan pursuant to the PPP, 3.15.1.1.2 any funds pursuant to the Economic Injury Disaster Loan program administered by the SBA, or 3.15.l.1.3 any loan or funds pursuant to any applicable Law enacted by any Governmental Authority in response to COVID-19.

(b)The Company has complied in all material respects with all Laws applicable to the PPP Loan and with the terms and provisions of the PPP Loan Documents, including the application (including eligibility, necessity and loan amount) for, receipt of, use of and application for forgiveness (including eligibility and amount) of the PPP Loan.

(c)The Company has fully used the proceeds of the PPP Loan and such proceeds were used solely for purposes expressly permitted under the PPP (i.e., payroll costs and non-payroll costs as defined in the PPP), any Law promulgated  thereunder, and any other applicable Law, and has not used any of the proceeds of the PPP Loan for any purpose prohibited under the PPP, any Law promulgated thereunder, or any other applicable Law, including the CARES Act. The Company has not comingled any of the proceeds of the PPP Loan with any other funds of the Company. The PPP Loan  has been forgiven in its entirety by the Company PPP Lender and the SBA, and the Company has, and shall have, no further liability with respect to the PPP Loan.

25 OF 32

DISCLOSURE LETTER

We acknowledge receipt and accept the contents of the Disclosure Letter, including all Schedules hereto, for and on behalf of the Purchaser.

Purchaser:

James Maritime Holdings, Inc.

Print: Kip Eardley Title: President

26 OF 32

DISCLOSURE LETTER

Schedule 3.06(a) to the Disclosure Letter

Company Unaudited Financial Statements, No Undisclosed Liabilities

May 25, 2021- United Security Specialists, Inc Profit and Loss by Month (January 2018- December 2020) (Attached)

December 31, 2021- United Security Specialists, Inc Trial Balance (Attached)

December 31, 2021- United Security Specialists, Inc Balance Sheet (Attached) April 30, 2022 - United Security Specialists, Inc. Balance Sheet (Attached)

United Security Specialists, Inc Profit and Loss by Month

January 2018 - December 2020

	Jan - Dec 2018	Jan - Dec 2019	Jan - Dec 2020
Income
Guard Services Sales	2,392,664	4,387,158	7,664,265
Payment Discounts	(13,928)	(125,238)	(118,822)
Payments Applied to Loans Balances		(11,523)
Refund		(3,832)
Unapplied Cash Payment Income			0
Total Income	$2,378,736	$4,246,565	$7,545,443
Cost of Goods Sold
COS - Car & Truck	48,769	75,449	101,443
COS - Duty Equipment		1,567	309
COS - Parking & Toll	121	784	982
COS - Payroll Compensation	1,198,770	2,575,866	5,231,264
COS - Payroll Tax	121,895	243,838	413,425
COS - Training			4,326
COS - Uniforms & Badges	13,588	15,422	39,182
COS Employee Recognition			1,198
COS Laundry & Cleaning Expense	4,868	7,968	12,427
COS- Job Supplies			16,801
COS- Merchant Service Fee		1,573	7,401
COS- Subcontractor Expense	21,925	81,169	95,662
Total Cost of Goods Sold	$1,409,935	$3,003,635	$5,924,419
Gross Profit	$968,801	$1,242,931	$1,621,024
Expenses
Bank Charges & Fees	2,324	62,012	40,862
Blue Vine Service Fees	42,527	15,478
Charitable Contributions	1,499	5,016	12,595
Client Retention Expenses		1,329	8,622
Communication Expense	14,060	16,469	24,076
Delivery & Freight	1,064	2,513	6,877
Dues and Subscriptions	3,431	15,393	2,844
Education Expense	304	204	1,283
Employee Benefits Expense	1,410	189,843	35,484
Equipment Rental	1,054		8,035
Insurance	28,715	51,815	40,564
Job Supplies	3,717	2,047
Licenses & Permits	594	2,801	2,044
Meals & Entertainment	2,601	17,844	27,095
Moving Expense			1,852
Occupancy Expenses	43,094	92,743	136,892
Office Expense	23,280	59,219	53,567
OpEx - Payroll Compensation			80,870

OpEx - Payroll Tax			11,629
Other Business Expenses Outside Services	8,400		15
Payroll Expenses	668,562	430,245	543,028
Professional Services	18,175	21,082	139,464
Repairs & Maintenance	6,776	2,592	1,307
Sales & Marketing Expenses	55,467	135,828	142,674
Storage Expense	1,148	1,676	3,831
Travel	2,748	24,984	25,657
Total Expenses	$ 930,950	$ 1,151,132	$ 1,351,167
NET OPERATING INCOME/(LOSS)	$ 37,850	$ 91,799	$ 269,858
Other Income/(Expense) Depreciation Expense	(18,000)	(61,443)	(183,580)
EIDL Grant			10,000
End of Year Adjustments			(350)
Financing Fee			(28,000)
Interest Expense	(17,573)	(180,712)	(242,073)
Interest Income	518	23	62
Lease Payments Received			1,600
Legal Settlement Expense Non Deductible Entertainment Other Financing Expense		(34)	(2,500) (7,000)
Penalties & Fees			(1,873)
PPP Income Rewards Income		2,306	540,676
State Tax Payment	(800)	(800)	(6,833)
Total Other Income/(Expense)	$ (35,855)	$ (240,660)	$ 80,130
NET OTHER INCOME/(LOSS)	$ (35,855)	$ (240,660)	$ 80,130
NET INCOME/(LOSS)	$ 1,995	$ (148,861)	$ 349,988

Tuesday, May 25, 2021 08:45:25 AM GMT-7 - Accrual Basis

	United Security Specialists, Inc
	Profit and Loss January - April, 2022
		TOTAL
Income
Guard Services Sales		2,630,418.13
Payment Discounts		-49,060.74
Total Income		$2,581,357.39
Cost of Goods Sold
COS - Car & Truck
COS - Car & Truck COVID-19 Cleaning		1,453.62
COS - Car & Truck Fuel		17,276.99
COS - Car & Truck GPS Monitoring		351.00
COS - Car & Truck Lease Payments		0.00
COS - Car & Truck Repairs & Maint.		2,685.11
COS - Other Car & Truck		1,863.46
Total COS - Car & Truck		23,630.18
COS - Duty Equipment		314.82
COS - Parking & Toll		656.64
COS - Payroll Compensation
COS - Guard Wages		1,602,586.83
COS - Payroll Tax		158,684.81
COS - Reimbursement		20,928.00
Total COS - Payroll Compensation		1,782,199.64
COS Job Supplies		1,013.93
COS Laundry & Cleaning Expense		239.75
COS Merchant Service Fee		9,829.03
COS Subcontractor Expense		40,446.50
COS Training		4,300.00
COS Uniforms & Badges		1,327.82
COS Workers Comp		26,794.83
Cost of Goods Sold		4,150.00
Total Cost of Goods Sold		$1,894,903.14
GROSS PROFIT		$686,454.25
Expenses
Bank Charges & Fees		9,974.47
Business Liability Insurance		24,627.46
Communication Expense		15,515.92
Delivery & Freight		1,149.13
Dues and Subscriptions		4,033.86
Education Expense		50.50
Employee Benefits Expense
Employee Fitness Expenses		55.41
Total Employee Benefits Expense		55.41
Employee Insurance
Dental Insurance		1,476.72
Health Insurance		32,548.82

Accrual Basis Monday, June 6, 2022 02:08 PM GMT-07:00

1/3

TOTAL
Total Employee Insurance	34,025.54
Equipment Rental	5,488.00
Licenses & Permits	62.00
Meals & Entertainment Staff Meals	4,110.81
Total Meals & Entertainment	4,110.81
Occupancy Expenses Rent Expense	39,089.40
Utilities	6,318.76
Total Occupancy Expenses	45,408.16
Office Expense Office Supplies	5,897.34
Other Office Expense	17.25
Total Office Expense	5,914.59
OpEx - Payroll Compensation OpEx - Admin Wages	125,515.28
OpEx - Payroll Tax	10,546.75
OpEx Reimbursement	307.56
Total OpEx - Payroll Compensation	136,369.59
Payroll Expenses Taxes	3,020.00
Wages	88,600.00
Total Payroll Expenses	91,620.00
Professional Services Finance and Accounting Fees	10,958.54
HR Services	25,269.87
Legal Services	24,854.50
Other Professional Services	10,650.00
Total Professional Services	71,732.91
Repairs & Maintenance	1,029.00
Sales & Marketing Expenses	800.00
Advertising & Marketing	12,979.30
Total Sales & Marketing Expenses	13,779.30
Travel	1,167.58
Total Expenses	$466,114.23
NET OPERATING INCOME/(LOSS)	$220,340.02
Other Income/(Expense) Ask My Accountant	6,782.33
Financing Fee	-7,560.88
Interest Expense Commercial Interest Expense	-87,577.23
Total Interest Expense	-87,577.23
Interest Income	42.55
Legal Settlement Expense	-30,000.00
Loss on Disposal of Assets	-15,584.08
Penalties & Fees	-3,321.98
Rewards Income	188.68
State Tax Payment	-800.00

Accrual Basis Monday, June 6, 2022 02:08 PM GMT-07:00

2/3

TOTAL
Total Other Income/(Expense)	$ -137,830.61
NET OTHER INCOME/(LOSS)	$ -137,830.61
NET INCOME/(LOSS)	$82,509.41

Accrual Basis Monday, June 6, 2022 02:08 PM GMT-07:00

3/3

United Security Specialists, Inc Trial Balance

As of December 31, 2021

	Debit	Credit
Bank of America Checking 4001	4,892.56
Bank of America Savings	1.00
BofA 1741		30,471.69
Accounts Receivable (A/R)	510,723.70
Employee Advance	0.00
Loan to Shareholder - Kyle	450,000.00
Payroll Deposit (Paychex)	70,000.00
Prepaid Expenses: Other Prepaid Expenses	0.00
Prepaid Expenses: Prepaid Software Development	0.00
Prepaid Expenses: Prepaid Travel	0.00
State Tax Refund		40.72
Uncategorized Asset	0.00
Undeposited Funds	0.00
Unreimbursed Fraudulent Charges	0.00
2003 Ford Explorer	1,500.00
2017 Ford C Max #3238	23,409.20
2017 Ford Escape #9088	23,079.76
2017 Ford Fusion #9505	15,584.08
2017 Ford Fusion Hybrid #5118	19,699.40
2017 Hybrid C Max #7293	11,133.65
2018 Ford Fusion #0894	24,716.48
2018 Ford Fusion Hybrid #4292	15,841.65
2018 Ford Fusion Hybrid #5305	23,851.23
2018 Ford Fusion Hybrid #7027	20,911.47
2018 Ford Fusion Hybrid #8312	20,875.70
2018 Ford Fusion Hybrid (Justin)	18,331.65
2018 Genesis G80 #3487	0.00
2019 Ford Explorer	0.00
2019 Ford F-150	84,412.00
2019 Ford Fusion #0277	17,910.00
Accumulated Depreciation		266,538.95
Furniture & Fixtures	37,271.10
Golf Cart	10,095.54
Machinery & Equipment	6,610.31
Accounts Payable (A/P)		2,500.00
Amex 01008		11,994.70
AMEX 21005		15,954.95
AMEX Plum 41008		20,748.41
BofA Biz credit 8889		19,519.81
BofA CC 9848		8,167.27
Accrued Payroll		0.00

Direct Deposit Payable		0.00
Loan from Shareholder - Kyle Madej		0.00
Loan Payable - Funding Republic		117,000.00
Payroll Liabilities: CA PIT / SDI		0.00
Payroll Liabilities: CA SUI / ETT		0.00
Payroll Liabilities: Federal Taxes (941/944)	6,825.35
Payroll Liabilities: Federal Unemployment (940)		0.00
Payroll Liabilities: Income Withholding For Support		0.00
Payroll Liabilities: Kaiser Bronze HMO		0.00
Related Party Loan - Monica A. Madej		11,675.00
Loan- NewTek		433,894.10
N/P - 2017 Ford C Max #3238		8,894.95
N/P - 2017 Ford C Max #7293		4,377.40
N/P - 2017 Ford Escape #9088		23,348.68
N/P - 2017 Ford Fusion Hybrid #5118		8,516.54
N/P - 2018 Ford Fusion #0894		16,222.20
N/P - 2018 Ford Fusion Hybrid #4292		8,479.40
N/P - 2018 Ford Fusion Hybrid #5305		12,580.58
N/P - 2018 Ford Fusion Hybrid #7027		7,743.08
N/P - 2018 Ford Fusion Hybrid #8312		7,755.94
N/P - 2018 Genesis G80 #3487		0.00
N/P - 2019 Ford F-150 #9337		59,134.11
N/P - 22 Capital		0.00
N/P - 22 Capital #2		111,166.59
N/P - Adar Funding		200,000.00
N/P - Cash Coin		0.00
N/P - Fundamental Capital		11,782.38
N/P - GHI Funding		158,933.37
N/P - Henry Sierra		222,289.98
N/P - Itria Ventures LLC #4		0.00
N/P - Itria Ventures LLC #5		0.00
N/P - Itria Ventures LLC #6		669,324.32
N/P - RDM Capital Funding		0.00
N/P - Rose Direct Funding		0.00
N/P - Westwood Funding #1		0.00
N/P - Westwood Funding #2		0.00
N/P - Westwood Funding #3		0.00
N/P - Westwood Funding #4		242,262.35
N/P - YI 26		276,925.06
PPP Loan		0.00
Common Stock - Henry Sierra		0.00
Common Stock - Kyle Madej		200.00
Common Stock - Monica Madej		0.00
Daniel Avictia - Equity: Contributions		6,592.67
Geraldine Bednar - Equity: Contributions		11,393.62
Henry Sierra - Equity: Contributions		0.00
Henry Sierra - Equity: Distributions		0.00

Justin Bradley - Equity: Contributions		11,393.62
Kyle Madej - Equity: Contributions		631,857.83
Kyle Madej - Equity: Distributions	660,412.01
Monica Madej - Equity: Contributions		0.00
Monica Madej - Equity: Distributions		0.00
Opening Balance Equity	0.49
Retained Earnings		171,141.36
Taylor Lyons - Equity: Contributions		6,592.86
Guard Services Sales		8,459,080.76
Payment Discounts	145,768.48
COS - Car & Truck: COS - Car & Truck COVID-19 Cleaning	7,203.40
COS - Car & Truck: COS - Car & Truck Fuel	37,413.39
COS - Car & Truck: COS - Car & Truck GPS Monitoring	4,080.08
COS - Car & Truck: COS - Car & Truck Insurance	22,012.36
COS - Car & Truck: COS - Car & Truck Lease Payments	9,191.63
COS - Car & Truck: COS - Car & Truck Repairs & Maint.	22,304.98
COS - Car & Truck: COS - Other Car & Truck	1,719.31
COS - Duty Equipment	751.96
COS - Parking & Toll	3,267.51
COS - Payroll Compensation: COS Bonus Pay	141,660.11
COS - Payroll Compensation: COS Deduction for Medical PT		70,627.81
COS - Payroll Compensation: COS DT Pay	10,345.97
COS - Payroll Compensation: COS Holiday Pay	116,731.15
COS - Payroll Compensation: COS Meal Break	15,690.13
COS - Payroll Compensation: COS Mobile Phone	61,899.29
COS - Payroll Compensation: COS OT Pay	412,619.70
COS - Payroll Compensation: COS Other Pay		1,801.59
COS - Payroll Compensation: COS Regular Pay	4,384,141.71
COS - Payroll Compensation: COS Reimbursement	4,005.30
COS - Payroll Compensation: COS Salary	43,237.48
COS - Payroll Compensation: COS Sick Pay	103,068.87
COS - Payroll Compensation: COS Vacation	37,917.80
COS - Payroll Compensation: COS WC/Admin	373,255.98
COS - Payroll Compensation: COS Workers Comp	12,789.35
COS - Payroll Compensation: Salary & Wages - BBSI/Paychex	0.00
COS - Payroll Tax: COS CA Employment Training Tax	1,698.53
COS - Payroll Tax: COS CA SUTA	53,362.20
COS - Payroll Tax: COS Federal Unemployment	10,191.53
COS - Payroll Tax: COS FICA - Medicare	75,696.93
COS - Payroll Tax: COS FICA - OASDI	322,129.40
COS Employee Recognition	1,703.26
COS Job Supplies	3,976.59
COS Laundry & Cleaning Expense	12,170.20
COS Merchant Service Fee	15,695.03
COS Subcontractor Expense	240,623.23
COS Training	33,124.28
COS Uniforms & Badges	17,240.96

Bank Charges & Fees	7,129.25
Business Liability Insurance	88,832.45
Charitable Contributions	242.00
Communication Expense	41,877.41
Delivery & Freight	6,555.49
Dues and Subscriptions	9,645.24
Employee Benefits Expense: Employee Fitness Expenses	5,646.13
Employee Benefits Expense: Other Employee Benefits	3,048.59
Employee Benefits Expense: Team Building	3,824.27
Employee Insurance	55.26
Employee Insurance: Dental Insurance	1,999.29
Employee Insurance: Health Insurance	172,308.29
Employee Insurance: Travel Insurance	761.78
Equipment Rental	13,548.81
Job Supplies	312.60
Licenses & Permits	5,716.56
Meals & Entertainment: Staff Meals	25,273.35
Occupancy Expenses: Other Occupancy Expense	652.00
Occupancy Expenses: Rent Expense	122,236.83
Occupancy Expenses: Utilities	29,180.18
Office Expense: Janitorial COVID-19 Cleaning	9,512.00
Office Expense: Office Supplies	19,741.37
Office Expense: Other Office Expense	5,912.86
Office Expense: Small Furniture	855.57
Office Expense: Small Machinery & Equipment	993.95
OpEx - Payroll Compensation: OpEx Bonus Pay	250.00
OpEx - Payroll Compensation: OpEx Deduction for Dental PT		639.38
OpEx - Payroll Compensation: OpEx Deduction for Medical PT		742.29
OpEx - Payroll Compensation: OpEx DT Pay	350.00
OpEx - Payroll Compensation: OpEx Holiday Pay	5,987.98
OpEx - Payroll Compensation: OpEx Meal Break	84.00
OpEx - Payroll Compensation: OpEx Mobile Phone	220.32
OpEx - Payroll Compensation: OpEx OT Pay	490.89
OpEx - Payroll Compensation: OpEx Regular Pay	58,702.32
OpEx - Payroll Compensation: OpEx Reimbursement	507.17
OpEx - Payroll Compensation: OpEx Salary	268,789.96
OpEx - Payroll Compensation: OpEx Sick Pay	1,807.08
OpEx - Payroll Compensation: OpEx Vacation	560.00
OpEx - Payroll Tax: OpEx CA Employment Training Tax	35.00
OpEx - Payroll Tax: OpEx CA SUTA	1,155.00
OpEx - Payroll Tax: OpEx Federal Unemployment	210.00
OpEx - Payroll Tax: OpEx FICA - Medicare	4,607.01
OpEx - Payroll Tax: OpEx FICA - OASDI	20,117.30
OpEx - Payroll Tax: OpEx WC/Admin	11,732.05
Payroll Expenses: Health Insurance	677.59
Payroll Expenses: Taxes	22,145.62
Payroll Expenses: Wages	352,781.22

Professional Services: Finance and Accounting Fees	48,955.50
Professional Services: HR Services	76,419.46
Professional Services: IT Services	16,207.69
Professional Services: Legal Services	32,662.39
Professional Services: Other Professional Services	11,515.00
R&D Software Development	110,733.00
Repairs & Maintenance	870.00
Sales & Marketing Expenses: Advertising & Marketing	85,141.36
Storage Expense	1,390.00
Travel	41,618.96
Ask My Accountant		0.00
Federal Tax Payment		3,157.70
Financing Fee	258,535.97
Interest Expense: Commercial Interest Expense	964,923.46
Interest Expense: Related Party Interest Expense	3,350.64
Interest Income		72.59
Owner Asset Removal	105,501.53
Owner Equity Settlement	441,863.20
TOTAL	$ 12,363,536.61	$ 12,363,536.61

Tuesday, Apr 12, 2022 11:13:52 AM GMT-7 - Accrual Basis

United Security Specialists, Inc

Balance Sheet

As of December 31, 2020

TOTAL

ASSETS

Current Assets

Bank Accounts BofA Checking 4001	33,315.24
BofA Savings 0084	100,862.42
Savings (deleted)	0.49
Total Bank Accounts	$134,178.15
Accounts Receivable Accounts Receivable (A/R)	568,306.94
Total Accounts Receivable	$568,306.94
Other Current Assets Employee Advance	0.00
Loan to Shareholder - Kyle	0.00
Prepaid Expenses Other Prepaid Expenses	3,500.00
Prepaid Software Development	49,999.99
Prepaid Travel	13,569.88
Total Prepaid Expenses	67,069.87
State Tax Refund	8,000.00
Uncategorized Asset	0.00
Undeposited Funds	0.00
Total Other Current Assets	$75,069.87
Total Current Assets	$777,554.96
Fixed Assets 2003 Ford Explorer	1,500.00
2017 Ford C Max #3238	23,409.20
2017 Ford Fusion #9505	15,584.08
2017 Ford Fusion Hybrid #5118	19,699.40
2017 Hybrid C Max #7293	11,133.65
2018 Ford Fusion Hybrid #5305	23,851.23
2018 Ford Fusion Hybrid #7027	20,911.47
2018 Ford Fusion Hybrid #8312	20,875.70
2018 Ford Fusion Hybrid (Justin)	18,331.65
2018 Genesis G80 #3487	55,790.63
2019 Ford Explorer	49,710.90
2019 Ford F-150	84,412.00
2019 Ford Fusion #0277	17,910.00
Accumulated Depreciation	-266,538.95
Furniture & Fixtures	37,271.10
Golf Cart	10,095.54
Machinery & Equipment	6,610.31
Total Fixed Assets	$150,557.91
TOTAL ASSETS	$928,112.87

Accrual Basis Friday, June 10, 2022 01:25 PM GMT-07:00

1/3

TOTAL

LIABILITIES AND EQUITY

Liabilities

Current Liabilities

Credit Cards Amex 01008	3,249.04
AMEX Plum 41008	2,093.69
BofA Biz credit 8889	863.05
BofA CC 9848	159.86
Total Credit Cards	$6,365.64
Other Current Liabilities Direct Deposit Payable	0.00
Payroll Liabilities CA PIT / SDI	0.00
CA SUI / ETT	0.00
Federal Taxes (941/944)	0.00
Federal Unemployment (940)	0.00
Total Payroll Liabilities	0.00
Related Party Loan - Monica A. Madej	0.00
Total Other Current Liabilities	$0.00
Total Current Liabilities	$6,365.64
Long-Term Liabilities Company Vehicle Loans N/P - 2017 Ford C Max #3238	13,306.75
N/P - 2017 Ford C Max #7293	7,154.23
N/P - 2017 Ford Fusion Hybrid #5118	12,763.05
N/P - 2018 Ford Fusion Hybrid #5305	16,983.85
N/P - 2018 Ford Fusion Hybrid #7027	14,673.85
N/P - 2018 Ford Fusion Hybrid #8312	14,698.90
N/P - 2018 Genesis G80 #3487	0.00
N/P - 2019 Ford F-150 #9337	70,960.98
Total Company Vehicle Loans	150,541.61
Loan- NewTek	456,757.36
Merchant Cash Advances (MCAs) N/P - Itria Ventures LLC #4	0.00
N/P - RDM Capital Funding	0.00
N/P - Westwood Funding #1	133,846.22
N/P - Westwood Funding #2	180,000.00
Total Merchant Cash Advances (MCAs)	313,846.22
PPP Loan	0.00
Total Long-Term Liabilities	$921,145.19
Total Liabilities	$927,510.83
Equity Common Stock - Henry Sierra	200.00
Common Stock - Kyle Madej	200.00
Common Stock - Monica Madej	0.00
Henry Sierra - Equity Contributions	70,777.29
Distributions	-156,019.23

Accrual Basis Friday, June 10, 2022 01:25 PM GMT-07:00

2/3

TOTAL
Total Henry Sierra - Equity	-85,241.94
Kyle Madej - Equity Contributions	114,022.81
Distributions	-199,720.19
Total Kyle Madej - Equity	-85,697.38
Monica Madej - Equity Contributions	5,230.86
Distributions	-5,230.86
Total Monica Madej - Equity	0.00
Retained Earnings	-183,109.04
Net Income	354,250.40
Total Equity	$602.04
TOTAL LIABILITIES AND EQUITY	$928,112.87

Accrual Basis Friday, June 10, 2022 01:25 PM GMT-07:00

3/3

United Security Specialists, Inc

Balance Sheet

As of December 31, 2021

TOTAL

ASSETS

Current Assets

Bank Accounts BofA 1741	-38,268.52
BofA Checking 4001	6,198.94
BofA Savings 0084	1.00
Total Bank Accounts	$ -32,068.58
Accounts Receivable Accounts Receivable (A/R)	496,805.63
Total Accounts Receivable	$496,805.63
Other Current Assets Employee Advance	0.00
Loan to Shareholder - Kyle	450,000.00
Payroll Deposit (Paychex)	70,000.00
Prepaid Expenses Other Prepaid Expenses	0.00
Prepaid Software Development	0.00
Prepaid Travel	0.00
Total Prepaid Expenses	0.00
State Tax Refund	0.00
Uncategorized Asset	0.00
Undeposited Funds	0.00
Unreimbursed Fraudulent Charges	0.00
Total Other Current Assets	$520,000.00
Total Current Assets	$984,737.05
Fixed Assets 2003 Ford Explorer	1,500.00
2017 Ford C Max #3238	23,409.20
2017 Ford Escape #9088	23,079.76
2017 Ford Fusion #9505	15,584.08
2017 Ford Fusion Hybrid #5118	19,699.40
2017 Hybrid C Max #7293	11,133.65
2018 Ford Fusion #0894	24,716.48
2018 Ford Fusion Hybrid #4292	15,841.65
2018 Ford Fusion Hybrid #5305	23,851.23
2018 Ford Fusion Hybrid #7027	20,911.47
2018 Ford Fusion Hybrid #8312	20,875.70
2018 Ford Fusion Hybrid (Justin)	18,331.65
2018 Genesis G80 #3487	0.00
2019 Ford Explorer	0.00
2019 Ford F-150	84,412.00
2019 Ford Fusion #0277	17,910.00
Accumulated Depreciation	-248,438.95

Accrual Basis Friday, June 10, 2022 01:25 PM GMT-07:00

4/3

TOTAL
Furniture & Fixtures	37,271.10
Golf Cart	10,095.54
Machinery & Equipment	6,610.31
Total Fixed Assets	$126,794.27
Other Assets Software Development Costs	110,733.00
Total Other Assets	$110,733.00
TOTAL ASSETS	$1,222,264.32
LIABILITIES AND EQUITY Liabilities Current Liabilities
Accounts Payable Accounts Payable (A/P)	2,500.00
Total Accounts Payable	$2,500.00
Credit Cards Amex 01008	11,994.70
AMEX 21005	15,954.95
AMEX Plum 41008	20,748.41
BofA Biz credit 8889	19,519.81
BofA CC 9848	8,167.27
Total Credit Cards	$76,385.14
Other Current Liabilities Accrued Payroll	102,000.00
Direct Deposit Payable	0.00
Loan Payable - Funding Republic	117,000.00
Non Direct Deposit Payable	-22,200.05
Payroll Liabilities CA PIT / SDI	0.00
CA SUI / ETT	0.00
Federal Taxes (941/944)	-4,464.70
Federal Unemployment (940)	0.00
Total Payroll Liabilities	-4,464.70
Related Party Loan - Monica A. Madej	11,675.00
Total Other Current Liabilities	$204,010.25
Total Current Liabilities	$282,895.39
Long-Term Liabilities Company Vehicle Loans N/P - 2017 Ford C Max #3238	8,894.95
N/P - 2017 Ford C Max #7293	4,377.40
N/P - 2017 Ford Escape #9088	23,348.68
N/P - 2017 Ford Fusion Hybrid #5118	8,516.54
N/P - 2018 Ford Fusion #0894	16,222.20
N/P - 2018 Ford Fusion Hybrid #4292	8,479.40
N/P - 2018 Ford Fusion Hybrid #5305	12,580.58
N/P - 2018 Ford Fusion Hybrid #7027	7,743.08
N/P - 2018 Ford Fusion Hybrid #8312	7,755.94
N/P - 2018 Genesis G80 #3487	0.00
N/P - 2019 Ford F-150 #9337	59,134.11

Accrual Basis Friday, June 10, 2022 01:24 PM GMT-07:00

2/4

TOTAL
Total Company Vehicle Loans	157,052.88
Loan- NewTek	436,078.61
Merchant Cash Advances (MCAs) N/P - 22 Capital	0.00
N/P - 22 Capital #2	111,166.59
N/P - Adar Funding	200,000.00
N/P - Cash Coin	0.00
N/P - Fundamental Capital	11,782.38
N/P - GHI Funding	158,933.37
N/P - Itria Ventures LLC #4	0.00
N/P - Itria Ventures LLC #5	0.00
N/P - Itria Ventures LLC #6	669,324.32
N/P - RDM Capital Funding	0.00
N/P - Rose Direct Funding	0.00
N/P - Westwood Funding #1	0.00
N/P - Westwood Funding #2	0.00
N/P - Westwood Funding #3	0.00
N/P - Westwood Funding #4	242,262.35
N/P - YI 26	276,925.06
Total Merchant Cash Advances (MCAs)	1,670,394.07
N/P - Henry Sierra	222,289.98
PPP Loan	0.00
Total Long-Term Liabilities	$2,485,815.54
Total Liabilities	$2,768,710.93
Equity Common Stock - Henry Sierra	0.00
Common Stock - Kyle Madej	200.00
Common Stock - Monica Madej	0.00
Daniel Avictia - Equity Contributions	6,592.67
Total Daniel Avictia - Equity	6,592.67
Geraldine Bednar - Equity Contributions	11,393.62
Total Geraldine Bednar - Equity	11,393.62
Henry Sierra - Equity Contributions	0.00
Distributions	0.00
Total Henry Sierra - Equity	0.00
Justin Bradley - Equity Contributions	11,393.62
Total Justin Bradley - Equity	11,393.62
Kyle Madej - Equity Contributions	631,857.83
Distributions	-660,412.01
Total Kyle Madej - Equity	-28,554.18
Monica Madej - Equity Contributions	0.00
Distributions	0.00

Accrual Basis Friday, June 10, 2022 01:24 PM GMT-07:00

3/4

TOTAL
Total Monica Madej - Equity	0.00
Opening Balance Equity	-0.49
Retained Earnings	171,141.36
Taylor Lyons - Equity Contributions	6,592.86
Total Taylor Lyons - Equity	6,592.86
Net Income	-1,725,206.07
Total Equity	$ -1,546,446.61
TOTAL LIABILITIES AND EQUITY	$1,222,264.32

Accrual Basis Friday, June 10, 2022 01:24 PM GMT-07:00

4/4

United Security Specialists, Inc

Balance Sheet

As of April 30, 2022

TOTAL

ASSETS

Current Assets

Bank Accounts BofA 1741	-26,706.54
BofA Checking 4001	86,152.69
BofA Savings 0084	1,749.52
Total Bank Accounts	$61,195.67
Accounts Receivable Accounts Receivable (A/R)	442,996.47
Total Accounts Receivable	$442,996.47
Other Current Assets Employee Advance	0.00
Loan to Shareholder - Kyle	452,000.00
Payroll Deposit (Paychex)	0.00
Prepaid Expenses Other Prepaid Expenses	0.00
Prepaid Software Development	0.00
Prepaid Travel	0.00
Total Prepaid Expenses	0.00
State Tax Refund	0.00
Uncategorized Asset	1,500.00
Undeposited Funds	450.00
Unreimbursed Fraudulent Charges	89.00
Total Other Current Assets	$454,039.00
Total Current Assets	$958,231.14
Fixed Assets 2003 Ford Explorer	1,500.00
2017 Ford C Max #3238	23,409.20
2017 Ford Escape #9088	23,079.76
2017 Ford Fusion #9505	0.00
2017 Ford Fusion Hybrid #5118	19,699.40
2017 Hybrid C Max #7293	11,133.65
2018 Ford Fusion #0894	24,716.48
2018 Ford Fusion Hybrid #4292	15,841.65
2018 Ford Fusion Hybrid #5305	23,851.23
2018 Ford Fusion Hybrid #7027	20,911.47
2018 Ford Fusion Hybrid #8312	20,875.70
2018 Ford Fusion Hybrid (Justin)	18,331.65
2018 Genesis G80 #3487	0.00
2019 Ford Explorer	0.00
2019 Ford F-150	84,412.00
2019 Ford Fusion #0277	17,910.00
Accumulated Depreciation	-248,438.95

Accrual Basis Monday, June 6, 2022 02:05 PM GMT-07:00

1/4

TOTAL
Furniture & Fixtures	37,271.10
Golf Cart	10,095.54
Machinery & Equipment	6,610.31
Total Fixed Assets	$111,210.19
Other Assets Software Development Costs	332,200.00
Underwriting Deposit	0.00
Total Other Assets	$332,200.00
TOTAL ASSETS	$1,401,641.33
LIABILITIES AND EQUITY Liabilities Current Liabilities
Accounts Payable Accounts Payable (A/P)	154,859.64
Total Accounts Payable	$154,859.64
Credit Cards Amex 01008	9,990.46
AMEX 21005	15,189.94
AMEX Plum 41008	27,366.64
BofA Biz credit 8889	21,524.85
BofA CC 9848	14,808.34
Total Credit Cards	$88,880.23
Other Current Liabilities Accrued Legal Settlements	20,000.00
Accrued Payroll	102,000.00
Direct Deposit Payable	3,028.20
Loan Payable - Funding Republic	125,687.47
Non Direct Deposit Payable	116,920.89
Payroll Liabilities	-5,631.38
CA PIT / SDI	289.42
CA SUI / ETT	0.00
Federal Taxes (941/944)	-4,504.56
Federal Unemployment (940)	42.00
Total Payroll Liabilities	-9,804.52
Related Party Loan - Monica A. Madej	19,999.84
Total Other Current Liabilities	$377,831.88
Total Current Liabilities	$621,571.75
Long-Term Liabilities Company Vehicle Loans N/P - 2017 Ford C Max #3238	7,790.12
N/P - 2017 Ford C Max #7293	4,137.44
N/P - 2017 Ford Escape #9088	21,458.41
N/P - 2017 Ford Fusion Hybrid #5118	7,454.02
N/P - 2018 Ford Fusion #0894	13,538.99
N/P - 2018 Ford Fusion Hybrid #4292	6,670.89
N/P - 2018 Ford Fusion Hybrid #5305	11,485.10
N/P - 2018 Ford Fusion Hybrid #7027	5,996.44
N/P - 2018 Ford Fusion Hybrid #8312	6,005.88

Accrual Basis Monday, June 6, 2022 02:05 PM GMT-07:00

2/4

TOTAL
N/P - 2018 Genesis G80 #3487	0.00
N/P - 2019 Ford F-150 #9337	54,833.43
Total Company Vehicle Loans	139,370.72
Loan- NewTek	426,980.80
Merchant Cash Advances (MCAs) N/P - 22 Capital	0.00
N/P - 22 Capital #2	62,613.03
N/P - Adar Funding	170,666.71
N/P - Cash Coin	0.00
N/P - Fundamental Capital	0.00
N/P - GHI Funding	117,213.45
N/P - Itria Ventures LLC #4	0.00
N/P - Itria Ventures LLC #5	0.00
N/P - Itria Ventures LLC #6	562,836.22
N/P - RDM Capital Funding	0.00
N/P - Rose Direct Funding	0.00
N/P - Westwood Funding #1	0.00
N/P - Westwood Funding #2	0.00
N/P - Westwood Funding #3	0.00
N/P - Westwood Funding #4	237,462.35
N/P - YI 26	275,073.21
Total Merchant Cash Advances (MCAs)	1,425,864.97
N/P - Henry Sierra	203,773.30
PPP Loan	0.00
Total Long-Term Liabilities	$2,195,989.79
Total Liabilities	$2,817,561.54
Equity Common Stock - Henry Sierra	0.00
Common Stock - Kyle Madej	200.00
Common Stock - Monica Madej	0.00
Daniel Avictia - Equity Contributions	6,592.67
Total Daniel Avictia - Equity	6,592.67
Geraldine Bednar - Equity Contributions	11,393.62
Total Geraldine Bednar - Equity	11,393.62
Henry Sierra - Equity Contributions	0.00
Distributions	0.00
Total Henry Sierra - Equity	0.00
Justin Bradley - Equity Contributions	11,393.62
Total Justin Bradley - Equity	11,393.62
Kyle Madej - Equity Contributions	718,795.80
Distributions	-674,795.60
Total Kyle Madej - Equity	44,000.20
Monica Madej - Equity

Accrual Basis Monday, June 6, 2022 02:05 PM GMT-07:00

3/4

TOTAL
Contributions	0.00
Distributions	0.00
Total Monica Madej - Equity	0.00
Opening Balance Equity	-0.49
Retained Earnings	-1,578,602.10
Taylor Lyons - Equity Contributions	6,592.86
Total Taylor Lyons - Equity	6,592.86
Net Income	82,509.41
Total Equity	$ -1,415,920.21
TOTAL LIABILITIES AND EQUITY	$1,401,641.33

Accrual Basis Monday, June 6, 2022 02:05 PM GMT-07:00

4/4

Schedule 3.07(d) to the Disclosure Letter Absence of Certain Changes or Events

1.Settlement, Waiver, and General Release Agreement, dated January 1, 2022, by and between United Security Specialists, Inc and Daniel Avictia.

2.Settlement, Waiver, and General Release Agreement, dated January 1, 2022, by and between United Security Specialists, Inc and Geraldine Bednar.

3.Settlement, Waiver, and General Release Agreement, dated January 1, 2022, by and between United Security Specialists, Inc and Justin Bradley

4.Settlement, Waiver, and General Release Agreement, dated January 2, 2022, by and between United Security Specialists, Inc and Taylor Marie Ann Lyons.

5.2 Shares of Common Stock issued to Justin D. Bradley represented by Stock Certificate No. 11

6.1 Share of Common Stock issued to Taylor Marie Ann Lyons represented by Stock Certificate No. 12

7.1 Share of Common Stock issued to Daniel Avictia represented by Stock Certificate No. 9

8.2 Shares of Common Stock issued to Geraldine Bednar represented by Stock Certificate No. 10

Schedule 3.07(h) to the Disclosure Letter Absence of Certain Changes or Events

1.Independent Contractor Security Services Agreement, dated September 7, 2021, by and between United Security Specialists, Inc. and Westlake Christian Terrance East, LP.

2.Independent Contractor Security Services Agreement, dated December 23, 2021, by and between United Security Specialists, Inc. and Lakeside Senior Apartments.

3.Independent Contractor Security Services Agreement, dated January 1, 2022, by and between United Security Specialists, Inc. and Chamberlain's Youth Services.

4.Independent Contractor Security Services Agreement, dated February 11, 2022, by and between United Security Specialists, Inc. and On-View Integrated Solutions.

5.Agreement for Recurring Services, dated February 23, 2022, by and between United Security Specialists, Inc. and FF Properties L.P., as agent for Fairfield Warm Springs Affordable LP d/b/a GEO Apartments.

6.Independent Contractor Security Services Agreement, dated March 4, 2022, by and between United Security Specialists, Inc. and Zanker Road Partners, LLC c/o Verity Properties, Inc.

7.Independent Contractor Security Services Agreement dated March 7, 2022, by and between United Security Specialists, Inc. and Highbridge Turbine LLC.

8.Independent Contractor Security Services Agreement dated March 8, 2022, by and between United Security Specialists, Inc. and South City Lights.

9.Independent Contractor Security Services Agreement dated March 15, 2022, by and between United Security Specialists, Inc. and Anton Building Company.

10.Agreement For Recurring Services dated March 15, 2022, by and between United Security Specialists, Inc. and FF Properties L.P., agent for Fairfield Marshall Squares LP d/b/a The James.

11.Independent Contractor Security Services Agreement dated March 16, 2022, by and between United Security Specialists, Inc. and Onview Solutions.

12.Independent Contractor Security Services Agreement dated April 15, 2022, by and between United Security Specialists, Inc. and Shelter Creek Condominium Owners Association (COA).

13.Independent Contractor Security Services Agreement dated March 22, 2022 by and between United Security Specialists, Inc. and Portfolio Realty Management, Inc.

Schedule 3.07(j) to the Disclosure Letter Absence of Certain Changes or Events

United Security Specialists, Inc. has sold two vehicles since the date of the Company's most recent balance sheet included in the Company's Unaudited Financial Statements.

United Security Specialists, Inc. received an amount of $9,175.12 from Philadelphia Insurance for the vehicle with VIN number ending in 7293. Also, the vehicle with VIN number ending in 9505 was sold for $500.

Since 2022, United Security Specialists, Inc. has not purchased any new vehicles.

Schedule 3.09 to the Disclosure Letter Litigation

1.Confidential Settlement Agreement & General Release dated March 8, 2022 between United Security Specialists & Alex Castro Reyes. Payment of the settlement is pending and this matter is not yet closed. This Settlement Agreement calls for a series of 5 payments. USS has made three payments. The 4th payment is due by June 18, 2022 and the 5th payment is due by July 18, 2022. It is anticipated JMTM will fund any payments which remain due and owing post-Closing.

2.Payment and Conditional Settlement Agreement, dated March 24, 2022 by and between First Factory, Inc. and United Security Specialists, Inc. for non-payment of invoices. Payment of the settlement is pending and this matter is not yet closed. This Settlement Agreement calls for a series of 6 payments to be made. Three of the six payments have been funded by USS. The fourth payment will be made on Monday, June 6, 2022. It is anticipated that JMTM will fund any payments which remain due and owing post-Closing.

3.Settlement Agreement and Release, dated May 6, 2022 by and between United Security Specialists, Inc., Kyle Anthony Madej, and YI 26; Kings County, New York Index No. 510219/2022. Payment of the settlement is pending and this matter is not yet closed. Negotiation of the settlement between USS and YI 26 was coordinated between USS' and JMTM's principals.

4.Currently, USS is paying YI 26 $4500 per week toward the full settlement sum. JMTM's principal represented to YI 26 that within 90 days of Closing of the JMTM/USS SEA transaction, the settlement will be funded by JMTM in full.

5.Complaint, dated October 21, 2021 Chantal Carmichael  v  United  Security Specialists, Inc., et al., County of Santa Clara, County of Santa Clara, Case Number: 21CV390426 The Complaint for this matter has been uploaded to the Data Room at #7. Counsel for USS is working to negotiate a settlement not to exceed $10,000. The response to the Complaint will  be filed within the week if no settlement is reached. If/when a response is filed, USS will upload the response to the Data Room upon receiving a conformed copy from litigation counsel.

Schedule 3.11 to the Disclosure Letter Labor and Employment Matters

1.Complaint, dated October 21, 2021 Chantal Carmichael  v  United  Security Specialists, Inc., et al., County of Santa Clara, Case Number: 21CV390426. The Complaint for this matter has been uploaded to the Data Room at #7. Counsel for USS is working to negotiate a settlement not to exceed $10,000. The response to the Complaint is due June 3, 2022. If no compromise is reached, and a response is filed, USS will upload the response to the Data Room upon receiving a confirmed copy from litigation counsel.

2.Settlement Agreement and General Release, entered into in August 2020 by and between Sam Karmizadeh and United Security Specialists, Inc. The settlement of this matter has been funded and this matter is closed.

3.Confidential Settlement Agreement and General Release, dated March 1, 2021, by and between Christopher J. Fomby and United Security Specialists, Inc.

4.Confidential Settlement Agreement and Release of All Claims, dated May 23, 2022, by and between Mohammad Jafri and United Security Specialists. Payment of the settlement is pending and this matter is not yet closed. The Settlement Agreement calls for five payments of $10,000 each, with the first payment due by June 10, 2022. USS will  make all payments due prior to Closing as they become due. It is anticipated JMTM will fund any payments which remain due and owing post Closing.

5.Confidential Settlement Agreement and General Release of  Individual Claims, dated March 8, 2022, by and between Alex Castro Reyes and United Security Specialists, Inc.

6.Yam Hernandez v. United Security Specialists. This worker's compensation claim is pending. It is being handled by USS' former Worker's Compensation carrier's TPA Corvel. Mr. Hernandez has a QME scheduled for June  23, 2022, after which they will create a plan of action to move the claim towards settlement.

Schedule 3.12 to the Disclosure Letter Title to, Sufficiency and Condition of Assets

12/14/2021- Vehicle with VIN number ending 7293 was totaled in an accident. The vehicle has been disposed.

4/22/2022- Vehicle with VIN number ending 9505 became nonfunctional. The vehicle has been disposed.

Schedule 3.13 to the Disclosure Letter Real Property

1.AIRCRE Standard Multi-Tenant Office Lease, dated May 8, 2019, by and between Pearlman Him I LP, Corporation and United Security Specialists, Inc.

2.AIRCRE Standard Multi-Tenant Office Lease, dated July 6, 2020, between Saratoga Office Center, Inc and United Security Specialists, Inc.

3.Lease, dated April 18, 2022 between MKM Ventures, LLC and United Security Specialists, Inc.

Schedule 3.14 to the Disclosure Letter Intellectual Property

3.14(a):

August 17, 2017- Bureau of Security and Investigative Services License September 8, 2017- Badge Patch Approval

May 31, 2021- United Security Specialists, Inc. Registry Domain Information United Security Specialists, Inc Logo

3.14(j):

Master Services Agreement and Statement of Work, dated November 11, 2020 by and between First Factory, Inc. and United Security Specialists, Inc.

Schedule 3.17 (a)(i) to the Disclosure Letter Material Contracts

1.Ophtek, LLC Invoice attached. Ophtek handles USS' IT services. There is no written contract, and this is a month-to-month obligation which can be terminated on 30-day notice.

Schedule 3.17 (a)(iii) to the Disclosure Letter Material Contracts

November 22, 2019- Future Receivables Sales Agreement- Itria Ventures LLC

November 19, 2020- U.S. Small Business Administration Authorization SBA 7(a) Loan

December 30, 2020- Newtek Small Business Finance LLC Loan Agreement

December 30, 2020- U.S. Small Business Administration Note

July 09, 2021- Westwood Funding Purchase Agreement

October 19, 2021- Future Receivables Sales Agreement-Itria Ventures LLC

October 27, 2021- YI 26 Standard Merchant Cash Advance Agreement

October 29, 2021 - 22 Capital Standard Merchant Cash Advance Agreement

November 18,2021-Addendum to Standard Merchant Cash Advance Agreement for Payment

November 18, 2021- YI 26 Standard Merchant Cash Advance Agreement

December 28, 2021- GHI Funding Standard Merchant Cash Advance Agreement

Schedule 3.17 (a)(v) to the Disclosure Letter Material Contracts

U.S. General Services Administration Contract Summary Document, dated May 5, 2021.

Schedule 3.l 7(a)(vi) to the Disclosure Letter Material Contracts

1.*Loan Agreement, dated August 1, 2017 by and between Kyle Madej and United Security Specialists, Inc. for $70,000. This loan was for start up capital for the company.

2.*March 6, 2019 - Monica Madej loan to United Security Specialists, Inc for $20,000. This loan was made to cover payroll.

3.*March 22, 2019 - Monica Madej loan to United Security Specialists, Inc for $16,000. This loan was made to cover payroll.

4.*April 18, 2019 - Monica Madej loan to United Security Specialists, Inc for $11,000. This loan was made to cover payroll.

5.*August 22, 2019 - Monica Madej loan to United Security Specialists, Inc for $5,000. This loan was made to cover payroll.

6.*September 5, 2019 - Monica Madej loan to United Security Specialists, Inc for $5,000. This loan was made to cover payroll.

7.*September 20, 2019 - Monica Madej loan to United Security Specialists, Inc for $30,000. This loan was made to cover payroll.

8.*October 31, 2019 - Monica Madej loan to United Security Specialists, Inc for $20,000. This loan was made to cover payroll.

9.*November 1, 2019 - Monica Madej loan to United Security Specialists, Inc for $50,000. This loan was made to cover payroll.

10.Lease, dated April 18, 2022 between MKM Ventures, LLC and United Security Specialists, Inc

*All loans marked with(*) have been paid in full.

Customers:

Schedule 3.17 (a)(vii) to the Disclosure Letter Material Contracts

1.Independent Contractor Security Services Agreement, dated September 20, 2017, by and between Home First (Gilroy) and United Security Specialists, Inc.

2.Independent Contractor Security Services Agreement, dated September 20, 2017, by and between Home First (Sunnyvale) and United Security Specialists, Inc.

3.Independent Contractor Security Services Agreement, dated September 25, 2017, by and between Home First (Mountain View) and United Security Specialists, Inc.

4.Independent Contractor Security Services Agreement, dated July 16, 2018, by and between Indian Health Center of Santa Clara Valley and United Security Specialists, Inc.

5.Independent Contractor Security Services Agreement, dated September 16, 2019, by and between Home First (Santa Clara County) and United Security Specialists, Inc.

6.Independent Contractor Security Services Agreement, dated June 21, 2020, by and between Home First (Felipe) and United Security Specialists, Inc.

7.Independent Contractor Security Services Agreement, dated August 24, 2020, by and between Home First and United Security Specialists, Inc.

8.Independent Contractor Security Services Agreement, dated December 15, 2020, by and between Home First and United Security Specialists, Inc.

9.On-Site Services Agreement, dated January 4, 2021, by and between West Gate San Leandro and United Security Specialists, Inc.

10.Independent Contractor Security Services Agreement, dated August 23, 2021, by and between Home First (Santa Clara County) and United Security Specialists, Inc.

11.Independent Contractor Security Services Agreement, dated February 1, 2022, by and between and SAK Hospitality Inc United Security Specialists, Inc.

Suppliers:

1.Company Vitals, LLC

2.Trackforce

3.Exaktime

4.Ophtek, LLC

5.Celayix

6.BambooHR

7.Alpha B Group

8.Certifix Live Scan

(There are no written agreements with any of the top IO suppliers except for Company Vitals, LLC)

Schedule 3.17 (a)(viii) to the Disclosure Letter

Material Contracts

1.Settlement Agreement and General Release, entered into in August 2020, by and between Sam Karmizadeh and United Security Specialists, Inc.

2.Confidential Settlement Agreement and General Release, dated March 1, 2021, by and between Christopher J. Fomby and United Security Specialists, Inc.

3.Request for Dismissal of Entire Action Without Prejudice; Declaration of Alexander I. Dychter, dated March 8, 2021, in re: Alex Castro Reyes and United Security Specialists, Inc.

4.Confidential Settlement Agreement and General Release of Individual Claims, dated March 8, 2022, by and between Alex Castro Reyes and United Security Specialists, Inc.

5.Settlement Agreement and Release, dated May 6, 2022 by and between United Security Specialists, Inc., Kyle Anthony Madej, and YI 26; Kings County, New York Index No. 510219/2022.

Schedule 3.17(a)(xii) to the Disclosure Letter Material Contracts

1.AIRCRE Standard Multi-Tenant Office Lease, dated May 8, 2019, by and between Pearlman Him I LP, Corporation and United Security Specialists, Inc.

2.AIRCRE Standard Multi-Tenant Office Lease, dated July 6, 2020, between Saratoga Office Center, Inc and United Security Specialists, Inc.

3.Lease, dated April 18, 2022 between MKM Ventures, LLC and United Security Specialists, Inc.

Schedule 3.l 7(a)(xiv) to the Disclosure Letter Material Contracts

ACCOUNT NAME	START DATE
84 West Santa Clara	5/31/22
*100 Moffett Apartments	6/24/2019
300 Grant Ave	2/15/2021
3151 Zanker aka Zanker Road Partners	3/7/2022
428 Front/100 Laurel St-Santa Cruz	3/15/2022
*550 Moreland Apartments	6/23/2020
*Alderwood Apartments	9/1/2017
Amalfi Apartments	9/1/2019
*Amber Circle Shopping Plaza	1/1/2021
Audi of Oakland	9/3/2021
Aviare Apartments	2/19/2021
Bascom Shopping Center	9/1/2017
*Beach Park	1/1/2021
Bella Villagio Apartments	9/1/2017
*Biltmore Apartments	Jun-20
*Boardwalk Apartments	9/1/2017
Camden Shopping Cent r	9/1/2017
Capitol Shopping Center	9/1/2017
Casa Verde Apartments	10/1/2020
Chamberlain's Youth Services	1/3/2022
Charleston Plaza	12/1/2021

*Chesapeake Point Apartments	1/1/2021
City Center Plaza	10/2/2020
*Cobalt Apartments	1/1/2021
Coliseum Place Apartments	2/17/2022
*Cupertino City Center	1/1/2021
*Cupertino Park Center	1/1/2021
Edge Apartments	4/1/2019
Embark Apartments	7/15/2021
Emergency Shelter Morgan Hill	2/2/2020
Franklin 299	2/1/2021
*Gardens of Fontainbleu	1/1/2021
Geo Apartments	4/1/2022
Hampton Inn	2/1/2022
Harborside San Jose	3/21/2020
*Hearth	Jun-20
*Hearth South	Jun-20
*Heatherstone	Jun-20
Highbridge Tribune	3/7/2022
Hiro Apartments	5/1/2022
*Holloway Apartments	Jul-21
HomeFirst Bernal	8/24/2020
HomeFirst BRCC	9/1/2017
HomeFirst Casa Linda	8/23/2021
HomeFirst Felipe	6/22/2020
HomeFirst Gilroy	10/16/2017
HomeFirst Mabury	Oct-19
HomeFirst Sunnyvale	10/16/2017

*Icon at Doyle Apartments	1/1/2021
*Icon at Park Apartments	1/1/2021
Indian Health Center Capitol	9/1/2018
Indian Health Center Forest	9/1/2018
Indian Health Center Meridian	9/1/2018
Indian Health Center O'Connor	3/11/2020
Indian Health Center Santa Clara	9/1/2018
*Ironworks/ Iron Circle	1/1/2021
*Kensington Place Apartments	1/4/2021
Lakeside Apartments (aka 1250 Lakeside)	7/29/2021
La Terraza Apartments	6/2/2022
*Madera Apartments	6/24/2019
*Madrone Apartments/ North Park	1/1/2021
*Mansion Grove Apartments	9/1/2017
*Markham Apartments	1/1/2021
*Metropolitan Apartments	1/1/2021
*Miramar Apartments	1/1/2021
*Montecito Apartments	9/1/2017
Monterey Grove Apartments	9/18/2019
*Montrose Apartments	3/3/2020
Mosso Apartments	2/12/2022
Northridge Apartments	9/1/2021 — 5/2/2022
*Orchard Glen	Jun-20
Orchard Town & Country Shopping Center	12/1/2020
*Parallel Apartments	1/1/2021

*Park Central Apartments	9/1/2017
*Park Place Apartments	3/1/2020
*Park Place South Apartments	3/1/2020
*Parker Palo Alto (East & West)	Jun-20
Peninsula Park Apartments	5/27/2022
Prologis Business Park	9/20/2021
Prologis Maritime	4/1/2022
Rebekah Children's Services	11/29/2021
San Mateo Woods Clearview Townhomes	3/1/2022
Seneca Family of Agencies	1/1/2020
*Shadowbrook	6/1/2020 — 1/1/2021
Sierrabrook Apartments	10/1/2020
South City Lights	3/15/2022
*Spruce Apartments	Jun-20
*St. Francis Arms (including Willow Pond Apartments)	1/1/2021
Stevens Creek Business Center	11/9/2020
Stonegate Apartments	11/1/2021
Summerwind Apartments	Sep-17
Sunrise Plaza	Mat·-22
*The Benton Apartments	10/28/2021
*The Boulders Apartments	1/1/2021
The Carlyle - SJ	8/30/2021
*The Dean Apartments	9/13/2018
The James Apartments	3/17/2022
*The Lagoons Apartments	1/1/2021

The Village Residences	4/2/2020
The Welcoming Center	1/13/2021, 3/1/2021
*Timberleaf Apartments	8/29/2019
*Trestle Apartments I Trestle South	Mar-21
Tuscany Apartments	2/19/2021
Villa Savannah Apartments	11/1/2021
West Gate San Leandro	1/4/2021
Westlake Christian Terrace East	9/6/2021; restarted 2/28/2022
Woodcreek Apartments	5/1/2022
Zuora HQ	Jan-20

*These properties are all part of a master agreement with Prometheus Real Estate Group which is in the data room at Section 6.7. There are not separate contracts for the various properties.

Schedule 3.18 to the Disclosure Letter Affiliate Interests and Transactions

1.*Loan Agreement, dated August 1, 2017 by and between Kyle Madej and United Security Specialists, Inc. for $70,000. This loan was for start up capital.

2.*March 6, 2019 - Monica Madej loan to United Security Specialists, Inc for $20,000. This loan was made to cover payroll expenses.

3.*March 22, 2019 - Monica Madej loan to United Security Specialists, Inc for $16,000. This loan was made to cover payroll expenses.

4.*April 18, 2019 - Monica Madej loan to United Security Specialists, Inc for $11,000. This loan was made to cover payroll expenses.

5.*August 22, 2019 - Monica Madej loan to United Security Specialists, Inc for $5,000. This loan was made to cover payroll expenses.

6.*September 5, 2019 - Monica Madej loan to United Security Specialists, Inc for $5,000. This loan was made to cover payroll expenses.

7.*September 20, 2019 - Monica Madej loan to United Security Specialists, Inc for $30,000. This loan was made to cover payroll expenses.

8.*October 31, 2019 - Monica Madej loan to United Security Specialists, Inc for $20,000. This loan was made to cover payroll expenses.

9.*November 1, 2019 - Monica Madej loan to United Security Specialists, Inc for $50,000. This loan was made to cover payroll expenses.

10.Lease, dated April 18, 2022 between MKM Ventures, LLC and United Security Specialists, Inc.

*All loans marked with an (*) have been paid in full.

Schedule 3.20 to the Disclosure Letter Privacy and Security

United Security Specialists makes every effort to guard against unauthorized access to data that contains private or sensitive info1mation. All electronic data is stored in yct party software that all have robust access controls. USS contracts with Ophtek, an Office IT Services company to facilitate data security.

No data breach has occurred in any of those systems, to the knowledge of USS. USS does not currently publish its privacy policy on its website.

Schedule 3.21(a) to the Disclosure Letter Customers and Suppliers

	Top 10 Major Customers	Amount the Company invoiced during year ended December 31, 2021
1.	Homefirst	$1,522,693.13
2.	SAK Hospitality Inc-Kalpesh Patel	$807,460.93
3.	Rue Ferrari	$474,045.80
4.	Indian Health Center	$465,327.13
5.	Bernal	$411,758.99
6.	West Gate San Leandro	$311,017.76
7.	Felipe Townhomes	$299,675.09
8.	Avery Lane	$234,728.51
9.	Mabury Bridge Housing Community	$229,926.95
10.	MB360	$169,943.34

Schedule 3.21 (b) to the Disclosure Letter Customers and Suppliers

	Top 10 Major Suppliers	Amount each supplier/service provider invoiced during year ended December 31, 2021
1.	Company Vitals, LLC	$48,900
2.	Trackforce	$30,288
3.	Exaktime	$22,095
4.	Ophtek, LLC	$16,208
5.	Celayix	$10,692
6.	BambooHR	$10,408
7.	Excel Management Systems, Inc	$7,500
8.	Alpha B Group	$4,234
9.	Steven Safak	$3,500
10.	Certifix Live Scan	$1,774

Schedule 3.22 to the Disclosure Letter No Undisclosed Liabilities

Payee	Balance as of 6/8		Ongoing Payments

Newtek	$ 423,000.00	sba 7a
YI26	$ 424,000.00	settlement	4500/wk
Itria	$ 637,000.00	modified	10000/wk
Westwood	$ 328,072.29	default
22 capital	$ 93,000.00	modified	750/day
IOU Capital	$ 436,000.00	current	5132/wk
Adar	$ 140,000.00	default
Saratoga office	$ 30,454.00
Kaiser	$ 113,000.00
Philadelphia Insurance	$ 134,000.00
Littler	$ 60,499.00
BSF	$ 30,000.00
CEO - owed salary	$ 72,000.00
CFO - owed salary	$ 29,500.00

$ 2,950,525.29

Schedule 3.23 to the Disclosure Letter Indebtedness

Payee	Balance as of 6/8		Ongoing Payments

Newtek	$ 423,000.00	sba 7a
YI26	$ 424,000.00	settlement	4500/wk
Itria	$ 637,000.00	modified	10000/wk
Westwood	$ 328,072.29	default
22 capital	$ 93,000.00	modified	750/day
IOU Capital	$ 436,000.00	current	5132/wk
Adar	$ 140,000.00	default
Saratoga office	$ 30,454.00
Kaiser	$ 113,000.00
Philadelphia Insurance	$ 134,000.00
Littler	$ 60,499.00
BSF	$ 30,000.00
CEO - owed salary	$ 72,000.00
CFO - owed salary	$ 29,500.00

$ 2,950,525.29

Schedule 3.24 to the Disclosure Letter

PPP Loan

Notice of Paycheck Protection Program Reconciliation Payment, dated February 12, 2021.